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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SPIRIT FINANCE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies: 114,085,085 shares of Common Stock 1,260,000 shares of Common Stock issuable upon exercise of stock options
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        In accordance with Section 14(g) of the Securities Exchange Act of 1934, the filing fee was determined by multiplying $0.0000307 by the sum of (A) 114,085,085 outstanding shares of Common Stock multiplied by $14.50 per share, and (B) outstanding options to purchase 1,260,000 shares of Common Stock multiplied by $4.50 per share (which is the difference between $14.50 and $10.00, the exercise price per share of all outstanding stock options).

	(4)	Proposed maximum aggregate value of transaction: $1,659,903,732.50
	(5)	Total fee paid: $50,959.04
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:

        On behalf of the board of directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Spirit Finance Corporation to be held at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262, on Friday, June 15, 2007, at 9:00 a.m. local time.

        The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

        Whether you own a few or many shares of stock of Spirit Finance Corporation, it is important that your shares be represented. The 2007 Annual Meeting of Stockholders will include a proposal regarding the acquisition of Spirit through the merger of a newly formed corporation owned by a consortium of equity investors with Spirit, as well as the election of directors and the ratification of the appointment of our independent registered public accounting firm. If the merger is completed, you will be entitled to receive $14.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own at the effective time of the merger.

        The acquisition of Spirit will take place through the merger of an entity named Redford Merger Co. with Spirit. Redford Merger Co. is a subsidiary of Redford Holdco, LLC, which is a Delaware limited liability company that was recently organized to facilitate the acquisition of Spirit and is owned directly or indirectly by a group of equity investors including an affiliate of Macquarie Bank Limited, Kaupthing Bank hf. and other independent equity participants. If the merger is approved by our stockholders, Spirit will become a subsidiary of Redford Holdco, LLC and our common stock will no longer be listed for trading on the New York Stock Exchange.

        At a meeting of our board of directors, the board unanimously: (a) approved the merger and the related merger agreement; (b) determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of, Spirit and our stockholders; and (c) directed that the merger be submitted for approval at a meeting of our stockholders. In reaching this determination, our board of directors considered a variety of factors, which are discussed in the attached proxy statement. Our board of directors unanimously recommends that you vote "FOR" the approval of the merger. Our board of directors also unanimously recommends that you vote "FOR" approval of adjournment of the annual meeting, if deemed necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger.

        If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

, 2007	Morton H. Fleischer, Chairman of the Board of Directors

        This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

SPIRIT FINANCE CORPORATION
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 15, 2007

        NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Spirit Finance Corporation, a Maryland corporation (the "Company"), will be held on June 15, 2007, at 9:00 a.m. local time, at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the merger of Redford Merger Co. with the Company on substantially the terms and conditions set forth in the Agreement and Plan of Merger dated as of March 12, 2007, by and among Redford Holdco, LLC, Redford Merger Co. and the Company, as described in the accompanying proxy statement, which we refer to as Proposal 1.

  2.
  To elect ten directors to the board of directors, which we refer to as Proposal 2.

  3.
  To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007, which we refer to as Proposal 3.

  4.
  To consider and vote upon a proposal to approve any adjournments of the annual meeting for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the annual meeting to approve the merger, which we refer to as Proposal 4.

  5.
  To transact such other business as may properly come before the meeting and at any postponements or adjournments thereof.

        Only stockholders of record at the close of business on April 23, 2007 are entitled to notice of and to vote at the meeting or at any postponements or adjournments thereof.

        You are cordially invited to attend the meeting. All stockholders, whether or not you expect to attend the meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your proxy promptly, you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.

        THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors
Scottsdale, Arizona	Michael T. Bennett,
Dated: , 2007	Secretary

GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MEETING
What is being voted on at the meeting?
Who can vote at the meeting?
How many votes do I have?
What constitutes a quorum for the meeting?
How do I authorize my vote?
Can I authorize my vote by telephone or electronically?
Can I change my vote after I return my proxy card?
What vote is required to approve each item?
What does it mean if I receive more than one proxy card?
Who will bear the cost of this solicitation?
Whom should I call with questions?
QUESTIONS AND ANSWERS ABOUT THE MERGER
How does Spirit's board of directors recommend that I vote on the merger?
What effect will the merger have on our Company?
What will I receive in the merger?
Who will own our Company after the merger?
Who is Redford?
What do I need to do now?
What vote is needed to approve the merger?
Should I send in my stock certificates now?
Will the merger be a taxable transaction for me?
What about payment of dividends through closing?
Will I have dissenters' rights in connection with the merger?
When do you expect to complete the merger?
What if the proposed merger is not completed?
SUMMARY
The Annual Meeting of Stockholders
Our Directors and Executive Officers Own Shares Which May Be Voted at the Annual Meeting
Parties to the Proposed Merger
Structure of the Merger
Pursuant to the Merger, Spirit Stockholders Will Receive $14.50 in Cash for Each Share of Spirit Common Stock Outstanding
Procedures for the Exchange of Spirit Common Stock Certificates
Market Price Information
Material United States Federal Income Tax Consequences of the Merger
Opinion of Wachovia Securities
Recommendation of Our Board of Directors
Spirit and Redford Must Meet Several Conditions to Complete the Merger
Redford and Spirit May Terminate the Merger Agreement
Termination Fee
Redford and Spirit May Amend and Extend the Merger Agreement
Some of Our Directors and Executive Officers Have Interests in the Merger that are in Addition to or Different from the Interests of Our Stockholders
We are Prohibited from Soliciting Other Offers
Our Stockholders Do Not Have Dissenters' Rights
Contact for our Stockholders Regarding Questions and Requests

THE ANNUAL MEETING
Date, Time and Place
Purpose of the Annual Meeting
Record Date; Stock Entitled to Vote
Quorum
How to Vote Your Shares
Voting of Proxies
Votes Required
Solicitation of Proxies
Stock Certificates
Recommendation of Our Board of Directors
Contact for Our Stockholders Regarding Questions and Requests
PROPOSAL 1 APPROVAL OF THE MERGER
Description of the Merger
Background of the Merger
Reasons for the Merger
Opinion of Wachovia Securities
Structure of the Merger and Merger Consideration
Procedures for Submitting Certificates
Treatment of Restricted Stock and Stock Options
Conditions to the Merger
Regulatory Approvals
Business Pending the Merger
No Solicitation
Covenant to Hold a Stockholders' Meeting and to Recommend the Merger
Commercially Reasonable Efforts Covenant
Certain Other Covenants
Representations and Warranties of the Parties
Effective Time of the Merger
Amendment of the Merger Agreement
Termination of the Merger Agreement
Effect of Termination
Termination Fees
Other Fees, Expenses and Damages; Limitations on Liability
Specific Performance
Interests of Our Directors and Executive Officers in the Merger
Certain Employee Matters
Material United States Federal Income Tax Consequences of the Merger
Litigation Related to the Merger
No Dissenters' Rights
Delisting and Deregistration of Our Common Stock
MARKET PRICE AND DIVIDEND DATA
Market Information
Stockholder Information
Distribution Information
PROPOSAL 2 ELECTION OF DIRECTORS
Directors
Governance Policies
Policy Regarding Directors' Attendance at Annual Meeting
Board of Directors Meetings

ii

Committees of the Board of Directors
Director Nominations
Director Independence Determination
Compensation Committee Interlocks and Insider Participation
Director Compensation
Communication with the Board of Directors
Executive Officers
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Pre-Approval Policies and Procedures
Report of the Audit Committee
Audit Fees
PROPOSAL 4 ADJOURNMENT OF THE ANNUAL MEETING
The Adjournment Proposal
Vote Required and Recommendation of Our Board of Directors
Postponement of the Annual Meeting
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards in 2006
Outstanding Equity Awards at 2006 Fiscal Year-End
Option Exercises and Stock Vested in 2006
Employment Agreements
2003 Stock Option and Incentive Plan
401(k) Plan
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS
NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES
ATTENDANCE AT THE MEETING
APPENDIX A—AGREEMENT AND PLAN OF MERGER
APPENDIX B—OPINION OF WACHOVIA SECURITIES

iii

SPIRIT FINANCE CORPORATION
14631 N. Scottsdale Road, Suite 200
Scottsdale, AZ 85254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held June 15, 2007

GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors of Spirit Finance Corporation, a Maryland corporation, which we refer to as Spirit or the Company, for exercise at the 2007 Annual Meeting of Stockholders of the Company to be held at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262, on June 15, 2007, at 9:00 a.m. local time, and at any and all postponements or adjournments thereof. This proxy statement dated                        , 2007, the accompanying form of proxy and the Notice of Annual Meeting will be first mailed or given to the Company's stockholders on or about                        , 2007.

        Because many of the Company's stockholders may be unable to attend the meeting in person, the board of directors solicits proxies to give each stockholder an opportunity to vote on all matters presented at the meeting. Stockholders are urged to:

  (1)
  read this proxy statement carefully;

  (2)
  specify their choice in each matter by marking the appropriate box on the enclosed proxy card; and

  (3)
  sign, date and return the proxy card by mail in the postage paid, return-addressed envelope provided for that purpose.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is being voted on at the meeting?

        The board of directors is asking stockholders to consider four proposals at this year's meeting:

  (1)
  the merger of Redford Merger Co., which we refer to as MergerCo, with the Company on substantially the terms and conditions set forth in the Agreement and Plan of Merger, dated as of March 12, 2007, by and among Redford Holdco, LLC, which we refer to as Redford, MergerCo and the Company, which we refer to as the merger agreement, as described in this proxy statement;

  (2)
  the election of ten directors to the board of directors;

  (3)
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007; and

  (4)
  the approval of any adjournments of the annual meeting for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the annual meeting to approve the merger.

Who can vote at the meeting?

        The board of directors has set the close of business on April 23, 2007 as the record date for the meeting. Only persons holding shares of record at the close of business on April 23, 2007 will be entitled to receive notice of and to vote at the meeting.

How many votes do I have?

        Each share of the Company's common stock you own as of the close of business on the record date, April 23, 2007, will entitle you to one vote on each matter properly submitted for vote at the meeting.

What constitutes a quorum for the meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to establish a quorum at the meeting. On April 23, 2007, the record date, there were 114,085,085 shares of the Company's common stock outstanding. The presence, in person or by proxy, of 57,042,543 shares is necessary to establish a quorum at the meeting. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer's shares on a proposal) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

How do I authorize my vote?

        If you complete and properly sign the accompanying proxy card and return it to the tabulation agent, American Stock Transfer & Trust Company, it will be voted as you direct, unless you later revoke the proxy. If no instructions are specified, shares of common stock represented by a proxy will be voted for the proposals set forth on the proxy and in the discretion of the persons named as proxies on such other matters as may properly come before the meeting. Your proxy must be received by the tabulation agent by 5:00 p.m., New York City time, on Thursday, June 14, 2007 to be valid. If you are a registered stockholder (that is, if you hold your shares of common stock in certificate form) and you attend the meeting, you may deliver your completed proxy in person. If you hold your shares of common stock in "street name" (that is, if you hold your shares of common stock through a broker or other nominee) and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares.

Can I authorize my vote by telephone or electronically?

        If you hold your shares in "street name," you may be able to grant your proxy by telephone, or electronically over the Internet, by following the instructions included with your proxy card. Please check your proxy card or contact your broker or nominee to determine whether you will be able to grant your proxy by telephone or electronically. The deadline for granting your proxy by telephone or electronically is 5:00 p.m., New York City time, on Thursday, June 14, 2007.

        If you are a registered stockholder, then you may not grant your proxy by telephone or over the Internet. For your proxy to be valid, you must complete the enclosed proxy card and return it in the enclosed envelope so that it reaches the tabulation agent, American Stock Transfer & Trust Company, by 5:00 p.m., New York City time, on Thursday, June 14, 2007 or attend and deliver your proxy card in person at the annual meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, at the principal office address of the Company, a written notice of revocation. You may also change your vote by executing a duly executed proxy bearing a later date and delivering that proxy to the tabulation agent, or by attending the meeting and voting in person. The powers of the proxy holders will be suspended if you attend the meeting in person and so request. However, attendance at the meeting will not by itself revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares of common stock in "street name," contact your broker or the nominee that holds your shares.

        Any written notice of revocation sent to the Company must include the stockholder's name and must be received prior to the meeting to be effective.

What vote is required to approve each item?

        Merger.    The proposed merger of MergerCo with the Company in accordance with the merger agreement, as described in this proxy statement (Proposal 1), requires the affirmative vote of holders of a majority of the shares of the Company's outstanding common stock entitled to vote at the meeting.

        Election of Directors.    The election of each director nominee (Proposal 2) requires the affirmative vote of a plurality of the votes cast at the meeting (which means the ten nominees receiving the most votes). The Company's stockholders are not entitled to cumulate votes with respect to the election of directors.

        Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal 3).

        Proposal to Adjourn the Annual Meeting and Other Business.    The affirmative vote of a majority of the votes cast at the meeting is required for the approval of the proposal to adjourn the annual meeting, if necessary, for the purpose, among others, of soliciting additional proxies (Proposal 4) and all other business not described in this proxy statement and properly submitted to the stockholders for their consideration at the meeting.

        If you hold your shares in "street name," your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of common stock represented by "broker non-votes" will, however, be counted in determining whether there is a quorum.

        Abstentions and broker non-votes will have the effect of a "No" vote against Proposal 1 and will have no effect on all other proposals at the meeting.

        Votes cast in person at the meeting or by proxy will be tabulated by the Company's transfer agent, American Stock Transfer & Trust Company.

What does it mean if I receive more than one proxy card?

        If you have shares of our common stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Who will bear the cost of this solicitation?

        The Company will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile, Internet or similar means, or by our directors, officers or employees without additional compensation. We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. We have retained Georgeson Inc. to assist us in soliciting proxies. We will pay the fees of Georgeson Inc., which we expect to be approximately $11,000 plus the reimbursement of expenses.

Whom should I call with questions?

        If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact Georgeson Inc., our proxy solicitor, by telephone, toll free, at (866) 574-4075.

QUESTIONS AND ANSWERS ABOUT THE MERGER

How does Spirit's board of directors recommend that I vote on the merger?

        At a meeting of our board of directors on March 11, 2007, the board unanimously: (a) approved the merger and the merger agreement; (b) determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of our Company and our stockholders; and (c) directed that the merger be submitted for approval at a meeting of our stockholders. In reaching this determination, our board of directors considered a variety of factors, which are discussed in this proxy statement. Our board of directors unanimously recommends that you vote "FOR" the approval of the merger. Our board of directors also unanimously recommends that you vote "FOR" approval of adjournment of the annual meeting, if deemed necessary, for the purpose, among others, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger.

What effect will the merger have on our Company?

        If the merger is completed, your shares of common stock will be converted into the right to receive $14.50 per share in cash, you will no longer have an equity interest in us and Redford will own all of our common stock. In addition, our charter will be amended and restated to contain only the provisions of the charter of MergerCo.

What will I receive in the merger?

        If the merger is completed, you will be entitled to receive $14.50 in cash, referred to as the merger consideration, without interest and less any applicable withholding taxes, for each share of our common stock that you own at the effective time of the merger. For example, if you own 100 shares of our common stock, you will be entitled to receive $1,450.00 in cash, less any applicable withholding taxes, in exchange for those shares.

Who will own our Company after the merger?

        If the merger is completed, we will be a subsidiary of Redford.

Who is Redford?

        Redford is a Delaware limited liability company recently organized and owned directly or indirectly by a group of equity investors including an affiliate of Macquarie Bank Limited, Kaupthing Bank hf. and other independent equity participants. Redford was formed to facilitate the acquisition of the Company by these equity investors.

What do I need to do now?

        We urge you to read this proxy statement carefully, including its appendices, and to consider how the merger affects you. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the annual meeting. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the approval of the merger and "FOR" all other proposals including the adjournment of the annual meeting, if necessary, for the purpose, among others, of soliciting additional proxies.

What vote is needed to approve the merger?

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be cast at the annual meeting is required to approve the merger. Each holder of our common stock is entitled to one vote per share.

Should I send in my stock certificates now?

        No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $14.50 in cash, without interest and less applicable withholding taxes, for each share of our common stock that you own at the effective time of the merger.

Will the merger be a taxable transaction for me?

        For U.S. federal income tax purposes, your receipt of the merger consideration will generally be treated as a taxable sale of our common stock held by you. In general, for each share of our common stock owned by you, you will realize gain or loss as a result of your receipt of the merger consideration equal to the difference between (a) the merger consideration per share of our common stock exchanged in the merger and (b) your adjusted tax basis in that share. Under certain circumstances, we may be required to withhold a portion of the merger consideration payable to stockholders under applicable U.S. tax laws. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you. You should read "Material U.S. Federal Income Tax Consequences of the Merger" for a more complete discussion of such consequences.

What about payment of dividends through closing?

        The merger agreement permits us to pay regular quarterly dividends for any calendar quarters prior to the quarter during which the merger is completed and a prorated dividend for the quarter in which the merger is completed. However, we may not pay any quarterly dividend in excess of $0.22 per share without the written consent of Redford. We expect to complete the merger shortly after the annual meeting. Immediately before the completion of the merger, we intend to declare a cash dividend covering (1) the quarterly dividend for any full calendar quarter that is completed before the completion of the merger and has not yet been declared at the time of the merger, if any, and (2) a quarterly prorated divided for the period from the first date of the quarter in which the merger is completed through the date of completion of the merger.

Will I have dissenters' rights in connection with the merger?

        No. Under Maryland law, which is the jurisdiction of our incorporation, holders of our common stock do not have rights to dissent from the merger and obtain an appraisal of the fair value of their shares.

When do you expect to complete the merger?

        We are working toward completing the merger as quickly as possible. We hope to complete the merger as soon as possible following the annual meeting, and the receipt of all required lender and other approvals. Although we cannot assure you when or if the merger will be completed, we are working toward completing the merger promptly after the annual meeting. In addition to receipt of stockholder, lender and other approvals, the other closing conditions contained in the merger agreement must be satisfied or waived.

What if the proposed merger is not completed?

        If the merger is not completed, we will continue our current operations and will remain a publicly held company, our charter will not be amended and you will not receive any of the merger consideration. Furthermore, the merger agreement provides that, in the event the merger agreement is terminated under specified circumstances, we may be required to pay Redford a $31 million termination fee plus the reimbursement of certain expenses up to $2.25 million, or Redford may be required to reimburse certain of our expenses up to $2.25 million.

SUMMARY

        This summary highlights selected information regarding the merger from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, which is the legal document that governs the merger and is attached to this proxy statement as Appendix A, and the other documents to which we have referred you. Page references are included in this summary to direct you to a more complete description of the topics.

        Throughout this document, "Redford" refers to Redford Holdco, LLC, a Delaware limited liability company, "MergerCo" refers to Redford Merger Co., a Maryland corporation and wholly-owned subsidiary of Redford, and references to "we," "us," "our," the "Company" or "Spirit" refer to Spirit Finance Corporation. Also, we refer to our merger with MergerCo as the "merger," and the Agreement and Plan of Merger, dated as of March 12, 2007, by and among Redford, MergerCo and Spirit as the "merger agreement."

The Annual Meeting of Stockholders (Page 12)

        Date, Time and Place.    The annual meeting of stockholders will be held on Friday, June 15, 2007, at 9:00 a.m. local time, at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262.

        Purpose of the Annual Meeting.    At the annual meeting, we will ask you to approve the merger. We will also ask you to approve a proposal to adjourn the annual meeting, if necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger. We will also ask you to elect ten directors to our board of directors and ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2007.

        Record Date; Stock Entitled to Vote.    You are entitled to vote at the annual meeting if you owned shares of our common stock at the close of business on April 23, 2007, the record date for the annual meeting. You will have one vote at the annual meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were 114,085,085 shares of our common stock entitled to be voted at the annual meeting.

        Quorum.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to establish a quorum for the meeting. On April 23, 2007, the record date, there were 114,085,085 shares of the Company's common stock outstanding. The presence, in person or by proxy, of 57,042,543 shares is necessary to establish a quorum for the meeting. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer's shares on a proposal) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the meeting. Each of these categories will be tabulated separately.

        Vote Required.    Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of our common stock is required to approve the merger. A plurality of the votes cast (the ten directors receiving the most votes) is required to elect each director. The affirmative vote of the majority of the votes cast at the meeting is required to ratify the selection of Ernst & Young

LLP as our independent registered public accountants and to adjourn the meeting to solicit additional votes to approve the merger.

Our Directors and Executive Officers Own Shares Which May Be Voted at the Annual Meeting (Page 70)

        As of the record date, our directors and executive officers beneficially owned approximately 3.3% of the outstanding shares of our common stock entitled to vote at the annual meeting.

Parties to the Proposed Merger

        Spirit.    Spirit Finance Corporation is a self-managed and self-advised real estate investment trust, or REIT. We were formed primarily to acquire single tenant, operationally essential real estate to be leased on a long-term, triple-net basis to retail, distribution and service-oriented companies. Single tenant, operationally essential real estate consists of properties that are free-standing real estate facilities that contain our customers' retail, distribution or service activities that are vital to the generation of their sales and profits. We target real estate of established companies in various industries located throughout the United States. The Company is located at 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254. For additional information, please visit our website at www.spiritfinance.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other document we file with or furnish to the Securities and Exchange Commission, or SEC. The Company's telephone number is (480) 606-0820.

        Redford.    Redford is a newly formed Delaware limited liability company owned directly or indirectly by a group of equity investors including an affiliate of Macquarie Bank Limited, Kaupthing Bank hf. and other independent equity participants to facilitate the acquisition of Spirit. Redford's address is c/o Macquarie Holdings (USA) Inc., 125 West 55th Street, New York, New York 10019. Redford's telephone number is (212) 231-1716.

        MergerCo.    MergerCo is a wholly owned subsidiary of Redford organized under the laws of Maryland. It was formed solely to facilitate the merger with Spirit and is engaged in no other business. MergerCo's address is c/o Macquarie Holdings (USA) Inc., 125 West 55th Street, New York, New York 10019. MergerCo's telephone number is (212) 231-1716.

Structure of the Merger (Page 30)

        We are proposing a merger whereby we will become a subsidiary of Redford. If the merger is approved, MergerCo will merge with Spirit, with Spirit as the surviving company. If approved by the stockholders, we expect to complete the proposed merger shortly after the annual meeting.

Pursuant to the Merger, Spirit Stockholders Will Receive $14.50 in Cash for Each Share of Spirit Common Stock Outstanding (Page 30)

        If the merger of MergerCo with Spirit is completed, each outstanding share of our common stock will be converted into the right to receive $14.50 in cash, without interest and less any applicable withholding taxes. Outstanding shares of Spirit's restricted common stock will vest in accordance with the terms of the applicable restricted stock agreements and the holders of shares that vest in connection with the merger will receive $14.50 per share in cash, without interest and less any applicable withholding taxes. Immediately before the completion of the merger, all unvested options to purchase common stock granted to our employees under our stock option plan will vest in full. Holders of outstanding options to purchase Spirit common stock granted by us will receive a cash payment equal to $14.50, less the exercise price of the option, multiplied by the number of shares of common stock covered by the option, without interest and less any applicable withholding taxes.

Procedures for the Exchange of Spirit Common Stock Certificates (Page 30)

        You will need to surrender your common stock certificates representing your ownership of our common stock in order to receive the $14.50 in cash per share, less any applicable withholding taxes, after the completion of the merger, but you should not send in any certificates now. As soon as reasonably practicable after the effective time of the merger, MergerCo will cause a paying agent to send to our stockholders a letter of transmittal and instructions for surrendering certificates representing shares of our common stock in exchange for the merger consideration. The letter of transmittal should be completed and returned to the designated paying agent along with the stock certificates evidencing shares of our common stock. After the letter of transmittal has been received and processed, our stockholders will be sent the portion of the merger consideration, without interest and less applicable withholding taxes, to which they are entitled.

Market Price Information (Page 50)

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "SFC." On March 12, 2007, the last trading day preceding public announcement of the proposed merger, the closing share price of our common stock was $13.05. On                , 2007, the last practicable trading date before the printing of this proxy statement, the closing share price of our common stock was $    .    .

Material United States Federal Income Tax Consequences of the Merger (Page 45)

        In general, the merger will be a taxable transaction for U.S. federal income tax purposes that will be treated as a sale or exchange of shares of our common stock for the merger consideration. In general, with respect to each share of our common stock owned, a stockholder will realize gain or loss as a result of the stockholder's receipt of the merger consideration equal to the difference between the merger consideration per share of our common stock exchanged in the merger and the stockholder's adjusted tax basis in that share. Such gain or loss will be capital gain or loss if such share is a capital asset in the hands of the stockholder and will be long-term gain or loss if the stockholder has held such share for more than 12 months as of the effective time of the merger. Under certain circumstances, we may be required to withhold a portion of the merger consideration payable to stockholders under applicable U.S. tax laws.

        Tax matters can be complicated, and the tax consequences of the merger to you, including the application and effect of any state, local or foreign income and other tax laws, will depend on the facts of your own situation. You are encouraged to consult your own tax advisor to understand fully the tax consequences of the merger to you. You should read "Material United States Federal Income Tax Consequences of the Merger" for a more complete discussion of such consequences.

Opinion of Wachovia Securities (Page 25)

        On March 11, 2007, Wachovia Capital Markets, LLC, one of our financial advisors whom we refer to as Wachovia Securities, rendered its opinion to our board of directors to the effect that, as of March 11, 2007, the merger consideration to be received by the holders of our common stock (other than Redford and its affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders of our common stock.

        Wachovia Securities' opinion was directed to the Company's board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of the Company's common stock (other than Redford and its affiliates) under the merger agreement and not any other aspect or implication of the merger. The summary of Wachovia Securities' opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion which is included as Appendix B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wachovia Securities in preparing its opinion. We encourage you to carefully read the full text of Wachovia Securities' written opinion. However, neither Wachovia Securities' opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to you as to how you should vote or act on any matter relating to the merger.

Recommendation of Our Board of Directors (Page 14)

        Our board of directors has unanimously determined that the merger and the terms of the merger agreement are fair to, advisable and in the best interests of, our Company and our stockholders. Our board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that you vote "FOR" the approval of the merger.

Spirit and Redford Must Meet Several Conditions to Complete the Merger (Page 31)

        Completion of the merger depends on meeting a number of conditions, including satisfaction or waiver of the following before the closing date of the merger:

  (a)
  our stockholders must have approved the merger;

  (b)
  all material regulatory approvals, authorizations and consents must have been obtained; and

  (c)
  no preliminary or permanent injunction or other order issued by a court or other governmental entity may be in effect prohibiting the completion of the merger.

        In addition to the conditions above, our obligation to complete the merger under the merger agreement is subject to the following conditions, which may be waived by us:

  (a)
  the representations and warranties of Redford and MergerCo in the merger agreement must be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) on the closing date, except as to any representation or warranty which specifically relates to another date, in which case such representation or warranty shall be true and correct as of such other date, and except where the failure of such representations and warranties to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect (as defined in the merger agreement) on Redford or MergerCo; and

  (b)
  Redford and MergerCo must have performed or complied in all material respects with all of their obligations under the merger agreement.

        In addition, the obligations of Redford and MergerCo to complete the merger are subject to the following conditions, which may be waived by Redford and MergerCo:

  (a)
  our representations and warranties (except as set forth in clause (b) below) in the merger agreement must be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) on the closing date of the merger, except as to any representation or warranty which specifically relates to another date, in which case such representation or warranty must be true and correct as of such other date, and except where the failure of such representations and warranties to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on us;

  (b)
  our representations and warranties in the merger agreement relating to our capital stock, our due organization, our authority to enter into the merger agreement and complete the merger, the existence of certain types of contracts, our status as a well-known seasoned issuer with the SEC and certain banking regulatory matters must be true and correct on the closing date of the merger except as to any representation or warranty which specifically relates to another date, in which case such representation or warranty must be true and correct as of such other date;

  (c)
  we must have performed or complied in all material respects with all of our obligations under the merger agreement;

  (d)
  there must not have occurred any event, change, effect, development, condition or occurrence that has had or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Spirit;

  (e)
  we must have delivered a payoff letter to Redford related to our revolving secured credit facility;

  (f)
  Redford must have received a tax opinion related to our status as a REIT dated as of the closing date of the merger; and

  (g)
  we must have received the consent to the merger of certain lenders and other parties that have made secured real estate loans to specified subsidiaries of the Company and the consent of the insurer for the net lease mortgage notes issued by certain of the Company's subsidiaries.

        The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

Redford and Spirit May Terminate the Merger Agreement (Page 41)

        Redford, MergerCo and Spirit can mutually agree at any time to terminate the merger agreement before completing the merger, even if our stockholders have already voted to approve the merger.

        The merger agreement may also be terminated by:

  (a)
  either the Company or Redford (subject to exceptions in the merger agreement):

  (i)
  if our stockholders fail to approve the merger at the annual meeting;

  (ii)
  if any governmental entity shall have issued an order, decree, judgment, injunction or taken any other action which permanently restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger; or

  (iii)
  if the completion of the merger does not occur by September 8, 2007, which we refer to as the outside date; provided, however, that in the event that this proxy statement has not been cleared by the SEC for dissemination to our stockholders by July 10, 2007, the outside date may be extended to December 7, 2007;

  (b)
  written notice from Redford to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to completion of the merger and such condition is incapable of being satisfied by the outside date;

  (c)
  written notice from the Company to Redford, if Redford or MergerCo breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to completion of the merger and such condition is incapable of being satisfied by the outside date;

  (d)
  written notice from the Company to Redford prior to receipt of the approval of the stockholders, in connection with effecting a change of recommendation (described below) in compliance with the merger agreement; or

  (e)
  written notice from Redford or MergerCo to the Company, if (i) our board of directors (A) withdraws or modifies, in a manner material and adverse to Redford or MergerCo, its recommendation set forth in this proxy statement that the Company's stockholders approve the merger, (B) adopts, approves or recommends that the Company's stockholders accept or approve a superior proposal, or (C) enters into or allows any of the Company's subsidiaries to enter into a letter of intent, agreement in principle or a definitive agreement for an alternative proposal, (ii) the Company materially breaches its covenants and agreements regarding soliciting alternative proposals, (iii) the Company or the board of directors authorizes or publicly proposes any of the foregoing, or (iv) after April 9, 2007 (the last day of our active solicitation period) and prior to obtaining the approval of the merger by the Company's stockholders, an alternative proposal is publicly announced and the Company fails to issue a press release at Redford's written request no later than five business days prior to the annual meeting recommending the merger.

Termination Fee (Page 42)

        The merger agreement provides that in the event the merger agreement is terminated under specified circumstances, the Company may be required to pay a termination fee of $31 million to Redford plus reimburse Redford for certain of its expenses up to $2.25 million.

Redford and Spirit May Amend and Extend the Merger Agreement (Page 41)

        The parties may amend the merger agreement at any time before the merger is completed, and may agree to extend the time within which any action required by the merger agreement is to take place. However, if our stockholders approve the merger at the annual meeting, no amendment may thereafter be made that requires further approval of our stockholders without obtaining such approval.

Some of Our Directors and Executive Officers Have Interests in the Merger that are in Addition to or Different from the Interests of Our Stockholders (Page 43)

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of the members of our senior management, two of whom are also our directors, have interests in the merger that are in addition to, or different from, your interests in the merger. These various interests are set forth in the section "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 43.

        Our board of directors was aware of these interests and considered them, among other matters, in approving the merger and the transactions contemplated by the merger agreement.

We are Prohibited from Soliciting Other Offers (Page 37)

        We have agreed that, after April 9, 2007 and while the merger is pending, we will not initiate or, subject to some limited exceptions, engage in discussions with any third party regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or stock.

Our Stockholders Do Not Have Dissenters' Rights (Page 49)

        The holders of our common stock do not have rights under Maryland law, our jurisdiction of incorporation, to dissent from the merger and obtain an appraisal of the fair value of their shares.

Contact for our Stockholders Regarding Questions and Requests

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact Georgeson Inc., our proxy solicitor, at (866) 574-4075.

THE ANNUAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the annual meeting, and at any adjournment or postponement of the annual meeting.

Date, Time and Place

        The annual meeting of stockholders will be held on Friday, June 15, 2007, at 9:00 a.m. local time, at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262.

Purpose of the Annual Meeting

        At the annual meeting, we will ask you to approve the merger. We will also ask you to approve a proposal to grant discretionary authority to adjourn the annual meeting, if necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger. We will also ask you to elect ten directors to our board of directors and ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2007.

Record Date; Stock Entitled to Vote

        You are entitled to vote at the annual meeting if you owned shares of our common stock at the close of business on April 23, 2007, the record date for the annual meeting. You will have one vote at the annual meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were 114,085,085 shares of our common stock entitled to be voted at the annual meeting.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, which is 57,042,543 shares, is necessary to establish a quorum at the meeting. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on a proposal) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the meeting. Each of these categories will be tabulated separately. If at the time for the convening of the annual meeting less than a quorum is present, it is expected that the annual meeting will be adjourned until a time and place to be announced at the time of the adjournment.

How to Vote Your Shares

        Our stockholders of record may vote by mail or by attending the annual meeting and voting in person. To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid, return-addressed envelope.

        If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

  (a)
  delivering, prior to the annual meeting, a written notice of revocation addressed to Corporate Secretary, Spirit Finance Corporation, 14631 N. Scottsdale Road, Suite 200, Scottsdale, AZ 85254;

  (b)
  submitting, prior to the annual meeting, a properly executed proxy with a later date; or

  (c)
  attending the annual meeting and voting in person; however, attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

        If you have instructed your bank, broker or other nominee to vote your shares, you must follow directions received from your bank, broker or other nominee to change or revoke your proxy.

Voting of Proxies

        All shares represented by properly executed proxies received prior to the annual meeting (and not revoked) will be voted at the annual meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted "FOR" all matters on the ballot including the approval of the merger and "FOR" approval of adjournment of the annual meeting, if deemed necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger. No proxy that is specifically marked "AGAINST" approval of the merger will be voted in favor of the adjournment proposal, unless it is specifically marked "FOR" the proposal to adjourn the annual meeting to a later date.

Votes Required

        A quorum, consisting of the holders of a majority of the shares of our outstanding common stock entitled to vote as of the record date, must be present in person or by proxy before any action may be taken at the annual meeting. Shares of our common stock represented at the annual meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the annual meeting for purpose of determining the presence or absence of a quorum for the annual meeting but will not be counted as votes cast. Holders of record of our common stock on the record date are entitled to one vote per share on each matter to be considered at the annual meeting.

        The proposal to approve the merger requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date and entitled to be cast at the annual meeting. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the approval of the merger. If you hold your shares in "street name" through a broker, bank or other nominee, you must direct your broker, bank or other nominee to vote in accordance with their instructions. Brokers, banks or other nominees who hold shares of our common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against approval of the merger.

        The proposal to approve adjournments of the annual meeting, if deemed necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger requires the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and not voting at the annual meeting will have no effect on the outcome of this proposal.

        The election of each director nominee requires the affirmative vote of a plurality of the votes cast at the meeting (which means the ten nominees receiving the most votes). The Company's stockholders are not entitled to cumulate votes with respect to the election of directors. Accordingly, withheld votes and not voting at the annual meeting will have no effect on the outcome of this proposal and all other matters not described in this proxy statement and properly submitted to the stockholders at the annual meeting.

        The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and all other business not described in this proxy statement and properly submitted to the stockholders for their consideration at the meeting. Accordingly, abstentions and not voting at the annual meeting will have no effect on the outcome of this proposal and all other matters not described in this proxy statement and properly submitted to the stockholders at the annual meeting.

        As of the record date, our directors and executive officers beneficially owned and had the right to vote approximately 3.3% of the outstanding shares of common stock entitled to vote at the annual meeting. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page 70.

Solicitation of Proxies

        We will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile, Internet or similar means, by our directors, officers or employees without additional compensation. We have retained Georgeson Inc. to assist us in soliciting proxies. We will pay the fees of Georgeson Inc., which we expect to be approximately $11,000 plus the reimbursement of expenses.

        We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. Arrangements also will be made with custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with these arrangements.

Stock Certificates

        You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of the common stock certificates you own will be mailed to you as soon as practicable after completion of the merger.

Recommendation of Our Board of Directors

        At a meeting of our board of directors on March 11, 2007, the board unanimously (a) approved the merger and the merger agreement; (b) determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of, the Company and our stockholders; and (c) directed that the merger be submitted for approval at a meeting of our stockholders. Our board of directors unanimously recommends that you vote "FOR" all proposals on the ballot, including the approval of the merger and approval of adjournment of the annual meeting, if deemed necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger. See "The Merger—Reasons for the Merger" beginning on page 23.

        You should be aware that certain members of our board of directors and our officers have interests in the merger that are different from, or in addition to, yours. See "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 43.

Contact for Our Stockholders Regarding Questions and Requests

        If you have more questions about the merger agreement or the merger or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact Georgeson Inc. by telephone at (866) 574-4075.

PROPOSAL 1
APPROVAL OF THE MERGER

        The following information describes the material aspects of the merger and the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this document, including the merger agreement. You are urged to carefully read the appendices in their entirety.

Description of the Merger

        Our board of directors has approved the merger whereby our Company will become a subsidiary of Redford. If the merger is approved and completed, MergerCo will merge with Spirit, with Spirit as the surviving company in the merger. If the merger is completed, you will be entitled to receive the merger consideration of $14.50 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock that you own at the effective time of the merger. In addition, our charter will be amended and restated in its entirety to contain only the provisions of the charter of MergerCo except that the name of the Company will remain Spirit Finance Corporation. We encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement, because it is the legal document that governs the merger.

        After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of Spirit. You will receive your portion of the merger consideration after exchanging your stock certificates representing our common stock or grants representing shares of restricted common stock in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

        Our common stock is currently registered under the Securities Exchange Act of 1934 and is listed on the NYSE under the symbol "SFC." Following the merger, our common stock will no longer be listed on the NYSE and will no longer be publicly traded, and the registration of our common stock under the Exchange Act will be terminated.

Background of the Merger

        Beginning in late 2005, the Company began exploring options for more efficient sources of capital and other possible strategic alternatives for the Company to increase its competitive position in the market for single-tenant, operationally essential real estate. The Company's management believed that in order to compete with other financing sources at that time and in the future, the Company would need greater access to capital at lower costs. In connection with this effort, the Company's senior management consulted with over ten investment banks regarding the funding challenges the Company faced. The investment banks were encouraged to introduce the Company to parties with access to efficient capital that could offer the potential for a strategic relationship. Subsequently, the Company's senior management also had discussions with nearly 20 different entities regarding strategic alternatives for the Company in order to better address its markets and create greater stockholder value. Many of these meetings were arranged by the investment bankers with whom the Company consulted. These entities with whom the Company met included institutional investors, private equity funds, strategic investors and several public real estate and finance companies that had access to large amounts of capital to invest in real estate. Many of these discussions led to entering into confidentiality agreements and sharing limited information about the Company with these parties, but no formal transaction was proposed by any of these parties except as described below.

        Throughout 2006, the Company's board of directors reviewed and discussed the results of senior management's efforts to identify more efficient and extensive sources of capital and possible strategic alternatives for the Company. During these discussions, the board focused on the challenges facing the Company, including the divergence between the value of the Company and the trading price of its common stock, which in management's opinion, did not fully reflect its value. Some of the factors inhibiting a higher trading price for the Company's common stock cited by the Company's management included the Company's frequent stock offerings that were made to provide capital to fund the Company's growth in its real estate portfolio and the lack of other comparable public companies for analysts to benchmark Spirit's performance and growth. These discussions highlighted the challenges facing the Company in its efforts to achieve its strategic short- and long-term objectives. The board was also aware of new competitors entering the market for net lease real estate with lower borrowing costs and greater access to capital than the Company. The board did not take any formal action regarding these issues at these meetings, but instead agreed to carefully monitor these events and consider potential actions at future meetings.

        On September 14, 2006, the Company held an introductory meeting with Bidder A in New York, New York to discuss the Company's business plan and Bidder A's real estate investment strategy. Bidder A contacted the Company through prior contacts Bidder A had with one of the Company's consultants. In advance of this meeting, on September 13, 2006, the Company and Bidder A entered into a confidentiality agreement regarding the review of limited non-public information. Subsequent to this meeting, Bidder A received limited non-public information about the Company for Bidder A's preliminary diligence review.

        On September 21, 2006, representatives of Wachovia Securities met with the Company's senior management to discuss potential financing alternatives for the Company. Among other things, the representatives of Wachovia Securities and the Company's management discussed potential strategic capital solutions, including joint venture equity investors and a partnership with an institutional investor. At the conclusion of the meeting, the Company's senior management authorized Wachovia Securities to approach selected specialty finance and foreign real estate investors on a no-name basis to assess their interest in commencing a dialogue regarding forming a strategic business relationship with a company like Spirit.

        Over the next two weeks, Wachovia Securities held preliminary discussions on a no name basis with select specialty finance companies and foreign real estate investors.

        On October 16, 2006, Wachovia Securities provided the Company with an overview of the various parties contacted, including Macquarie Securities (USA) Inc., or Macquarie, an affiliate of an investor in Redford, and their initial levels of interest in engaging in strategic discussions with a company like Spirit. After the meeting, the Company requested that Wachovia Securities arrange an initial meeting between the Company and Macquarie.

        On October 26, 2006, the Company and Macquarie held an introductory meeting in New York, New York to discuss the Company's business plan and Macquarie's U.S. real estate investment strategy. The parties subsequently entered into a confidentiality agreement regarding the review of limited non-public information, which was similar in nature to the materials previously provided to Bidder A. The Company and Macquarie agreed to meet at a later date to further discuss the Company's business plan.

        On November 3, 2006, Spirit's board of directors received an unsolicited letter of interest from Bidder A contemplating an all-cash offer to purchase all of the outstanding common stock of the Company at a price of $13.00 per share. Bidder A's letter requested a 30-day exclusivity period in which to conduct additional diligence and negotiate definitive agreements for the transaction. The letter stated that the transaction would be funded through a combination of a sale of equity by Bidder A and debt financing to be secured by the Company's assets.

        On November 9, 2006, Spirit's board of directors held a special meeting to discuss the letter of interest received from Bidder A. The board discussed challenges facing the Company, including the Company's continual need to raise equity capital to fund the Company's planned growth, and the negative effect of continual issuances of the Company's common stock on its market price. The board determined at this meeting to interview financial advisors to assist the board in evaluating all strategic alternatives available to the Company, including the transaction described in the letter of interest from Bidder A.

        On November 16 and 17, 2006, Spirit's board of directors held its regular quarterly meeting. At this meeting, the board invited Citigroup Global Markets Inc., which we refer to as Citi, and another nationally recognized financial advisor that had previous experience with the Company to attend the meeting. The financial advisors discussed strategic alternatives available to the Company as well as the letter of interest from Bidder A. These discussions included a preliminary valuation of the Company based on publicly available information, an overview of current market conditions and a review of selected potential strategic partners. After the discussion with the two financial advisors and management, the board determined not to formally respond to Bidder A at that time. The board also reviewed the qualifications of two additional financial advisors at this meeting. Subsequent to this meeting, the Company informed Bidder A of the board's decision not to take formal action with respect to Bidder A's offer at that time and that the board had determined to interview financial advisors to assist the board in evaluation strategic alternatives, including Bidder A's proposal. In addition, the board also discussed the Company's then current immediate need for additional equity capital to help fund the Company's planned real estate acquisitions through the first quarter of 2007. The board authorized the Company's senior management to commence an offering of the Company's common stock to meet such needs. A meeting of the independent directors was also held in connection with this meeting, at which the independent directors discussed the process for selection of a financial advisor, as well as the respective roles of the financial advisor, management and the directors.

        On November 20 and 21, 2006, the Company and representatives of Macquarie held a meeting in Scottsdale, Arizona to discuss the Company's business plan. Representatives of Wachovia Securities were also present at the meeting. In addition to discussing the Company's business plan, the Company inquired whether Macquarie would be interested in participating in the Company's future common stock offering, along with other potential investors the Company had identified, to fund additional real estate investments by the Company.

        On November 28, 2006, the Company had a follow-up telephone conference with Macquarie and continued to discuss the Company's desire to have Macquarie participate in a future common stock offering of the Company.

        On December 7, 2006, as part of the Company's ongoing efforts to raise capital to fund real estate investments, the Company completed a $100 million public offering of common stock underwritten by Wachovia Securities. An affiliate of Macquarie purchased approximately $56 million of common stock in this offering, which equaled approximately 4.4% of the Company's outstanding common stock following the offering.

        On December 15, 2006, the Company received a draft Memorandum of Understanding, or MOU, from Macquarie stating its interest in acquiring all of the outstanding shares of common stock of the Company for $14.16 per share in cash, which represented a 15.0% premium to the Company's closing stock price on December 13, 2006 and a 17.1% premium to the Company's 30-day average closing stock price. The letter requested a 30-day period, which could be extended to 60 days with the Company's consent if negotiations were continuing in a commercially reasonable manner, during which the Company and its advisors would not solicit or continue discussions with other potential buyers of the Company in order for Macquarie to conduct diligence and negotiate a definitive merger agreement. The MOU requested that the Company agree to reimburse Macquarie, under specified circumstances, an amount not to exceed $2.25 million for Macquarie's expenses incurred while pursuing the merger. After consulting with legal counsel and discussions with representatives of Citi and Wachovia Securities, the Company advised Macquarie that the offer price would likely be viewed by its board of directors to be insufficient to grant Macquarie the requested exclusive negotiation period and other terms requested and suggested that a price of $15.00 per share would be more likely to be acceptable to the Company's board of directors.

        On December 18, 2006, Macquarie submitted a revised draft MOU to the Company indicating its interest in acquiring all of the outstanding common stock of the Company at a price of $14.50 per share. Macquarie informed the Company that $14.50 was the highest price that Macquarie would be willing to pay for the Company. The offer represented an 18.5% premium to the Company's closing stock price on December 15, 2006, and a 19.7% premium to the Company's 30-day average stock price.

        On December 22, 2006, Spirit's board of directors held a special meeting at which Macquarie's MOU was discussed. At this meeting, Wachovia Securities discussed with the board its preliminary views with respect to certain strategic alternatives available to the Company. The discussions included a review of preliminary financial analyses with respect to the Company using publicly available information and selected information previously provided to Bidder A and Macquarie by the Company; an overview of certain strategic alternatives including a joint venture, the transformation of the Company to a finance company, a merger with other public companies and a sale to a strategic buyer; an overview of current market conditions; and a discussion of potential strategic and financial buyers. Wachovia Securities also discussed the terms of the transaction proposed by Macquarie in the December 18, 2006, MOU in light of recent comparable transactions.

        At the conclusion of the meeting, the board determined to engage Citi and Wachovia Securities as joint financial advisors to the Company because each had significant experience in providing financial advisory services for similarly situated companies, including REITs, and because of their knowledge of the Company and its business. The board requested that the financial advisors assist the board in evaluating all of the strategic alternatives available to the Company, including a possible sale. In addition, the board held a discussion with Wachovia Securities and legal counsel about entering into the MOU with Macquarie. The board considered the previous discussions the Company had held with other parties, the $13.00 per share offer received from Bidder A, the attractiveness of the $14.50 offer of Macquarie, the fact that Macquarie had told the financial advisors and the Company that it was not willing to participate in an auction for the Company and the potential ability of the Company to actively solicit alternative proposals following the public announcement of a definitive transaction, if any. Based on these factors, the board unanimously authorized the Company to negotiate the terms of the MOU with Macquarie based on the revised December 18, 2006 draft; provided that the MOU specify that if the Company did enter into a definitive merger agreement with Macquarie, such agreement would contain a relatively low termination fee and permit the Company to actively solicit alternative offers from third parties for a reasonable period following the execution of any definitive merger agreement.

        Subsequent to December 22, 2006, the Company's senior management continued to negotiate the terms of the MOU with Macquarie. The parties agreed that the MOU would provide a non-solicitation period of 30 days, extendable to 60 days with the consent of the Company if negotiations were continuing in a commercially reasonable manner, to conduct diligence and negotiate the terms of a definitive merger agreement. The Company also agreed in the MOU to reimburse Macquarie, under specified circumstances, in an amount not to exceed $2.25 million for expenses Macquarie incurred in pursuing the merger. The MOU provided that the Company would not reimburse Macquarie for its expenses if Macquarie elected not to pursue the transaction or could not obtain adequate financing for the transaction. In exchange for granting the Company an active solicitation period following execution of the merger agreement, Macquarie proposed a termination fee equal to 3% of the equity value of the transaction if the Company terminated the merger agreement. The Company informed Macquarie that it was not prepared to accept Macquarie's proposal that any definitive merger agreement have a 3% termination fee. After negotiation, the parties agreed in the MOU that any definitive merger agreement entered into by the parties would have a termination fee of 2% of the equity value of the transaction and would allow the Company to actively solicit parties interested in making alternative proposals for 28 days following execution of the merger agreement. The Company discussed the amount of the termination fee and the length of the active solicitation period with its financial advisors and compared those terms with other recent transactions in the market. Based on these discussions, the Company concluded that the termination fee and length of the active solicitation period would not deter another interested party from making an alternative proposal to the merger.

        On January 3, 2007, the eight independent members of Spirit's board of directors held a meeting to discuss the final terms of the MOU with Macquarie. The board of directors requested that the financial advisors continue to assist the board in evaluating other strategic alternatives available to the Company. Subsequent to the meeting and based on previous authority granted by the board of directors, the Company entered into the MOU and began providing diligence information to the Company's financial advisors to forward to Macquarie and its advisors.

        On January 16, 2007, our legal counsel, Kutak Rock LLP, provided an initial draft of a merger agreement to Macquarie and its counsel, Latham & Watkins LLP. The Company and Macquarie thereafter until March 12, 2007, negotiated the terms of the merger agreement.

        On January 29, 2007, Spirit's board of directors held a special meeting at which Citi and Wachovia Securities reviewed and discussed their preliminary financial analysis regarding the Company and strategic alternatives available to the Company. The strategic alternatives discussed included continuing under the current business plan, joint venture opportunities, a strategic acquisition of another company by Spirit, the transformation of the Company into a finance company, and a change of control transaction including an analysis of certain other potential strategic and financial buyers of the Company. The discussion also reviewed the potential benefits and challenges faced with each of the strategic alternatives discussed. The board also discussed with its legal counsel and financial advisors Macquarie's financing strategy for the proposed merger, the progress of Macquarie's diligence and the proposed terms of the merger agreement, including termination provisions and the proposed 28-day active solicitation period to follow signing a definitive merger agreement. A meeting of the independent directors was also held in connection with this meeting, at which the independent directors discussed the process for reviewing strategic alternatives and the proposed Macquarie transaction.

        On February 1, 2007, the Company and Macquarie agreed to extend the exclusivity period under the MOU to February 20, 2007 to allow Macquarie additional time to conduct diligence on the Company.

        During negotiation of the merger agreement, the Company requested that it have the ability to specifically enforce the merger agreement if Redford were to breach its terms, with such obligation fully guaranteed by Redford's investors. The Company also requested that Macquarie provide funding for the Company's real estate acquisitions following execution of the merger agreement until the completion of the transaction to avoid any disruption in the Company's real estate acquisition activities.

        On February 16, 2007, Spirit's board of directors held its regular quarterly meeting. Citi and Wachovia Securities updated the board of directors regarding the current status of negotiations related to the merger agreement, Macquarie's expressed desire to reach mutually agreeable terms for the merger and the status of Macquarie's proposed sources of equity and debt financing for the merger.

        On February 20, 2007, the Company and Macquarie agreed to extend the exclusivity period under the MOU to March 3, 2007 to allow Macquarie additional time to conduct diligence on the Company and arrange its proposed equity and debt financing for the merger.

        On February 28, 2007, the Company and Macquarie held a meeting in New York, New York to discuss certain terms of the merger agreement. Based on Macquarie's diligence review conducted up to that meeting, Macquarie proposed to reduce the per share merger consideration from $14.50 to $14.00 per share. Subsequent to this meeting and after negotiations with the Company and further exchange of diligence information supplied by the Company, the parties agreed to keep the merger consideration at $14.50 per share. The parties also agreed that Redford would enter into a stock purchase agreement concurrently with execution of the merger agreement to purchase common stock from the Company to provide equity capital to partially fund the Company's real estate acquisitions until the merger was completed. The parties also agreed that Redford's obligations under the merger agreement would generally not be specifically enforceable by the Company against Redford, but the Company could seek damages against Redford if Redford failed to perform its obligations under the merger agreement, which obligations would be severally guaranteed by Redford's investors, up to $312 million in the aggregate.

        On March 4, 2007, Spirit's board of directors held a special meeting to discuss the proposed terms of the merger agreement. The board of directors reviewed the material terms of the merger agreement with the Company's legal counsel and financial advisors. The financial advisors also discussed the status of Macquarie's sources of equity and debt financing for the merger. The board determined at this meeting to extend the exclusivity period under the MOU to March 11, 2007, at the request of Macquarie. This extension effectively extended the MOU beyond the 60 day period allowed under the terms of the initial MOU. The board of directors elected to allow this extension based on the amount of work performed by Macquarie to date and the perceived likelihood of Macquarie organizing its equity consortium of investors. In exchange for this concession, the board of directors required the removal of any expense reimbursement obligations of the Company to Macquarie under the MOU.

        During the period of time when Macquarie was arranging the equity consortium of investors for Redford, certain members of the equity consortium recognized the importance of the continued involvement of certain key members of the Company's management team in the surviving entity and insisted on a condition that the Company's senior management agree to continue with the surviving entity in the merger in order for those members of the consortium to proceed with the transaction. On March 7, 2007, Macquarie informed the Company of this requirement and that Macquarie would require members of the Company's senior management to exchange all of the Spirit common stock they held for equity units in Redford on the same terms and conditions as the other equity investors in Redford. Macquarie also indicated that it would require members of the Company's senior management to waive any provision in their employment agreements that could have been triggered by the merger or any transaction contemplated by the merger that would have permitted them to terminate their employment with good reason and receive cash severance payments. Macquarie also presented Morton Fleischer and Christopher Volk with a summary of proposed terms pertaining to the equity investment requirement and proposed Redford equity incentive plan that set aside up to 10% of the outstanding equity interests in Redford for incentive awards, with 6% initially allocated to such awards. In delivering the summary proposed equity incentive terms, Macquarie requested that the Company's senior management team engage in discussions regarding their future employment arrangements, but the Company declined to engage in any discussions related to an equity incentive plan or employment arrangements at that time. The Company proposed that it would be acceptable for the equity investment and employment agreement waiver requirements to apply solely to Morton Fleischer and Christopher Volk, but not the other members of the Company's management team.

Macquarie agreed with this proposal and informed the Company that the execution of commitment letters by Morton Fleischer and Christopher Volk reflecting these investment and waiver requirements would be required before Macquarie would execute a definitive merger agreement, but that the performance by Morton Fleischer and Christopher Volk of those commitments would not be a condition to completion of the merger.

        On March 9, 2007, the eight independent members of Spirit's board held a special meeting to discuss the requirement by Macquarie that Morton Fleischer and Christopher Volk make an equity investment in Redford immediately before completion of the merger and waive certain provisions in their employment agreements with the Company. Additionally, Citi and Wachovia Securities provided the independent directors with an overview of the process to be conducted during the active solicitation period as well as an update on the negotiation of the merger agreement. The independent members of the board again had a discussion with legal counsel and financial advisors as to whether or not independent legal counsel or financial advisors for the independent directors was warranted. The independent members of the board of directors concluded that independent counsel or advisors were not warranted noting that the value of the merger consideration and the material terms of the merger agreement had already been fully negotiated before Macquarie notified the Company of the requirement for the equity investment and employment agreement waivers by members of the Company's management. They also agreed to permit Morton Fleischer and Christopher Volk to negotiate the amount of the required equity investment, which they expected would range between 50 and 100 percent of the common stock owned by Morton Fleischer and Christopher Volk, and the waivers under their employment agreements on the condition they report back to the independent directors the outcome of such discussions. The independent directors, after consulting with the Company's legal counsel and financial advisers, also requested that Morton Fleischer, Christopher Volk and other members of senior management delay commencement of negotiation of any employment agreements until after the conclusion of the active solicitation period. The independent directors resolved to have the lead independent director preside over and be actively involved in the 28-day solicitation period and in any discussions or negotiations with any other potential bidder. During the active solicitation period, the independent directors received periodic status reports directly from the financial advisors as well as from the lead independent director.

        On March 10 and 11, 2007, Morton Fleischer and Christopher Volk continued to negotiate the terms of the equity investment and employment agreement waiver requirement. Macquarie agreed to Morton Fleischer and Christopher Volk investing less than all of their common stock in the Company that Macquarie had originally requested and agreed with each of Morton Fleischer and Christopher Volk that it would require Morton Fleischer to exchange 1,075,270 of the shares of Spirit common stock he owned and Christopher Volk to exchange 626,306 of the shares of Spirit common stock he owned for equity units in Redford. Morton Fleischer and Christopher Volk also agreed to waive certain provisions of their employment agreement that would have allowed them to terminate their employment for good reason because the surviving company in the merger was not a public company and potentially would not be an internally managed REIT.

        On March 11, 2007, Spirit's board of directors held a special meeting to consider the proposed merger. At this meeting, the Company's legal counsel reviewed and discussed the material terms of the merger agreement and the stock purchase agreement. Wachovia Securities reviewed and discussed with the board its financial analyses with respect to the Company and the proposed merger and rendered its opinion, as of March 11, 2007, with respect to the fairness from a financial point of view to the holders of Spirit common stock other than Redford and its affiliates of the merger consideration to be received by such holders pursuant to the merger agreement. The board also discussed the risks and perceived benefits of entering into the merger agreement. The independent members of the board held an executive session during this meeting without the presence of management. During this executive session, the independent directors discussed the matters presented and the final terms of the requirement by the Redford investors to have Morton Fleischer and Christopher Volk exchange shares of Spirit common stock they owned for equity units in Redford and to waive certain provisions under their existing employment agreements with the Company. The independent directors took note of the fact that Morton Fleischer and Christopher Volk had previously indicated that they would be willing to make similar arrangements with any other entity that submits a superior proposal to the merger. The independent directors also discussed the process for the active solicitation period following the execution of the merger agreement, including a discussion with the Company's legal counsel and financial advisors about the practical willingness and legal ability under the terms of the merger agreement of other potential bidders to participate in the active solicitation period following execution of the merger agreement.

        Following consideration of the merger agreement, the discussion of risks and benefits of the merger and the rendering of the fairness opinion, the board unanimously voted to enter into the merger agreement with Redford provided that Macquarie finalize Redford's equity consortium by March 12, 2007. In addition, the board reviewed and approved a stock purchase agreement between the Company and Redford, where the Company would issue 6,150,000 shares of its common stock to Redford at $12.99 per share, the last closing price of the Company's common stock before the board meeting, to provide funds for the Company's near-term real estate acquisitions, provided that the merger agreement and stock purchase agreement were executed no later than March 12, 2007. The board determined that it was advisable to raise additional capital through this stock sale so that the Company would have adequate resources to continue its regular business following the execution of the merger agreement and until the merger was completed. The board wanted to take appropriate action to minimize any interruption of the Company's business due to inadequate funds to complete real estate acquisitions, which could result in the Company being less valuable to another acquiror or if the merger is not completed.

        On March 11 and 12, 2007, Redford continued to finalize the terms of its equity financing with its consortium of investors and its debt financing with its lender to arrange proceeds to fund the merger consideration at the completion of the merger.

        On the evening of March 12, 2007, the Company and Redford entered into the merger agreement and the stock purchase agreement and Messrs. Morton Fleischer and Volk entered into commitments with Redford to make an equity investment in Redford and waive certain provisions of their employment agreements. The Company and Redford issued a press release announcing the merger on the morning of March 13, 2007, prior to the opening of trading on the NYSE.

        Following the announcement of the merger on March 13, 2007, and through April 9, 2007, the Company's financial advisors contacted 37 potential strategic and financial buyers soliciting their interest in reviewing diligence materials in connection with submitting an alternative proposal to the merger. April 9, 2007 was the last day the Company and its advisors were permitted to actively solicit parties potentially interested in making an alternative proposal under the merger agreement. Following April 9, 2007, the Company can not actively solicit additional bids, but may have discussions with potential bidders, regardless of whether those bidders were contacted before April 9, 2007, under the limited conditions specified in the merger agreement as described in this proxy statement under the heading "No Solicitation." The list of contacted parties included Bidder A, other parties with whom the Company had conducted previous discussions and additional parties that the Company had not had discussions with previously. Additionally, the financial advisors received one unsolicited inquiry. The Company entered into five confidentiality agreements with parties potentially interested in making an alternative proposal. After reviewing diligence materials, each of the parties who had signed confidentiality agreements declined to make an alternative proposal. The materials made available during the active solicitation period were substantially similar and of the same scope and nature as those previously provided to both Bidder A and to Macquarie prior to entering into the MOU.

        Subsequent to the execution of the merger agreement, Macquarie renewed its request to have discussions with the Company's senior management (in addition to Morton Fleischer and Christopher Volk) regarding future employment arrangements with the Company and exchange of Spirit shares of common stock held by management for equity units in Redford. The Company's senior management informed Macquarie that they would not participate in any such discussions until the conclusion of the active solicitation period and any negotiations with a party that was contemplating submitting an alternative proposal to the merger.

        On March 21, 2007, the Company issued to Redford 6,150,000 shares of the Company's common stock at $12.99 per share in accordance with the stock purchase agreement.

        On April 10, 2007, after conclusion of the active solicitation period, Spirit's board of directors held a special meeting to review the results of the solicitation performed at the Company's request by its financial advisors. Following a review and discussion with its legal counsel and financial advisors regarding the communications between its financial advisors and potential strategic and financial buyers, the board concluded that it had not received any alternative proposals as defined in the merger agreement and that there were no entities that were reasonably expected to submit a superior proposal known to the board of directors at that time. A meeting of the independent directors was also held in connection with this meeting, at which these issues were discussed.

        On April 16, 2007, the Company's senior management received consent from Redford to engage a compensation advisor to consult with Spirit's senior management in the negotiation of the terms of employment arrangements with Redford.

        On April 23, 2007, upon request, the Company's senior management received a term sheet detailing the investment terms of Redford's equity units. As of the date of this proxy statement, the Company's senior management had not agreed to make any additional equity investment in Redford or agreed to any future employment arrangements with Redford.

Reasons for the Merger

        Our board of directors, at its meeting on March 11, 2007, considered the merger agreement and determined it to be fair to, advisable and in the best interests of the Company and our stockholders. In evaluating the merger, our board of directors consulted with management, as well as our legal counsel and financial advisors, and considered a number of factors. Listed below are the material factors that our board of directors considered in its decision:

          (a)   the financial terms of the merger, including the fact that, based on the closing price of our common stock on the NYSE on March 9, 2007 (the last trading day before the board of directors' approval of the merger), the $14.50 per share merger consideration represented an approximate 11.6% premium as of that date and a 16.9% premium over the 90-day average of Spirit's closing stock prices;

          (b)   its review of our business, operations, financial condition and earnings on a historical and a prospective basis;

          (c)   the divergence of the value of the Company from the trading price of our common stock with such stock price not reflecting management's perceived value of the Company;

          (d)   the possible alternatives to the proposed merger, including continuing to operate the Company on a stand-alone basis, seeking to continue to grow through acquisitions, seeking to be acquired by a competitor or other strategic transactions and the risks associated with such alternatives;

          (e)   access to capital and resources to grow our business, including the negative effect of continual equity issuances on the market price of the Company's common stock and the

  Company's need to raise equity on a regular basis to fund the planned growth in the Company's real estate portfolio;

          (f)    the process through which our senior management engaged in or sought to engage in discussions with nearly 20 parties deemed to be likely candidates to pursue strategic alternatives before entering into the MOU with Macquarie;

          (g)   the ability of the Company, with the assistance of its financial advisors, to actively solicit alternative proposals for a period of 28 days following execution of the merger agreement and have discussions until the annual meeting with any party that submits a written alternative proposal which the board continually believes is reasonably likely to result in a superior proposal;

          (h)   the evaluation by our board of directors of our business plan and the risks and uncertainties associated with its implementation compared to the risks and perceived benefits of the proposed merger;

          (i)    real estate investment industry trends, competition and challenges affecting us, including the likelihood of the entrance of additional competitors with access to large amounts of capital at a lower cost than that of Spirit;

          (j)    the financial analyses reviewed and discussed with our board by Citi and Wachovia Securities, as well as the opinion of Wachovia Securities, as of March 11, 2007, with respect to the fairness from a financial point of view to the holders of Spirit common stock other than Redford and its affiliates of the merger consideration to be received by such holders pursuant to the merger agreement;

          (k)   the fact that the merger consideration will provide the Company's stockholders with certainty of value for their shares since the merger consideration is all cash, allowing our stockholders to immediately realize a fair value for their investment;

          (l)    the terms of the merger agreement, including the absence of a financing condition to Redford's obligation to complete the merger, the number and nature of other conditions to Redford's obligation to consummate the merger and the risk that such conditions would not be satisfied;

          (m)  the expected ability of Redford to be able to complete the merger, evidenced in part by the equity and debt commitments received by Redford;

          (n)   the ability of Spirit to recover damages up to $312 million if Redford breaches or fails to perform a representation, warranty or covenant in such a manner that causes or results in the failure of the merger to be completed, which recovery against Redford is severally guaranteed on a pro-rata basis under the limited guaranties received by the Company from the equity investors in Redford;

          (o)   the limited regulatory and other approvals required in connection with the merger and the likelihood that such approvals would be received without unacceptable conditions; and

          (p)   the fact that some of our directors and executive officers have other financial interests in the merger that are in addition to their interests as stockholders, including as a result of employment and compensation arrangements with us. See "Interests of Our Directors and Executive Officers in the Merger" beginning on page 43.

        The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive but, rather, includes the material factors considered by our board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Our board of directors considered all these factors as a whole and, overall, considered the factors to be favorable to, and supportive of, its determination to approve the merger.

        For the reasons set forth above, our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of, the Company and our stockholders, and approved the merger and the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the approval of the merger. Our board of directors also unanimously recommends that you vote "FOR" approval of adjournment of the annual meeting, if deemed necessary, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the merger.

Opinion of Wachovia Securities

        On March 11, 2007, Wachovia Securities rendered its opinion to the Spirit board of directors to the effect that, as of March 11, 2007, the merger consideration to be received by the holders of Spirit common stock other than Redford and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such holders of Spirit common stock.

        Wachovia Securities' opinion was directed to the Spirit board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of Spirit common stock (other than Redford and its affiliates) under the merger agreement and not any other aspect or implication of the merger. The summary of Wachovia Securities' opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion which is included as Appendix B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wachovia Securities in preparing its opinion. Spirit encourages its stockholders to carefully read the full text of Wachovia Securities' written opinion. However, neither Wachovia Securities' opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not, constitute advice or a recommendation to any Spirit stockholder as to how such stockholder should vote or act with respect to any matter relating to the merger.

        Procedures Followed.    In connection with the preparation of its opinion, Wachovia Securities made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Wachovia Securities:

  •
  Reviewed a draft, dated as of March 11, 2007, of the merger agreement, including the form of guaranty from the members of the equity consortium attached as Exhibit A thereto.

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  Reviewed a draft, dated as of March 11, 2007, of the stock purchase agreement, pursuant to which Redford agreed to purchase 6,150,000 shares of Spirit common stock promptly following execution of the merger agreement.

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  Reviewed, and discussed with the management of Spirit, certain business, financial and other information, including financial forecasts, regarding Spirit that were furnished to Wachovia Securities by the management of Spirit.

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  Reviewed certain periodic reports and other publicly available information regarding Spirit.

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  Reviewed the stock price and trading history of Spirit common stock.

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  Considered certain business, financial and other information regarding Spirit and compared that information with corresponding information for certain other publicly traded companies that Wachovia Securities deemed relevant.

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  Considered the proposed financial terms of the merger and compared them with the financial terms of certain other business combinations and other transactions that Wachovia Securities deemed relevant.

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  Performed a discounted cash flow analysis based upon financial forecasts and other estimates provided by management of Spirit, and other assumptions discussed with and confirmed as reasonable by the management of Spirit.

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  Performed an analysis of the net asset value of Spirit based upon forecasts of net operating income provided by the management of Spirit and market capitalization rates derived from industry sources, which rates were discussed with and confirmed as reasonable by management of Spirit.

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  Considered other information, such as financial studies, analyses and investigations, as well as financial and economic and market criteria that Wachovia Securities deemed relevant.

        Material Assumptions Made and Qualifications and Limitations on the Review Undertaken.    In connection with its review, Wachovia Securities assumed and relied upon the accuracy and completeness of the financial and other information described above, including all information, analyses and assumptions relating to accounting, legal and tax matters, and Wachovia Securities did not assume any responsibility for, nor independently verify, such information. Wachovia Securities relied upon the assurances of the management of Spirit that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Wachovia Securities relied upon financial forecasts regarding Spirit that were furnished to Wachovia Securities by the management of Spirit and Wachovia Securities was advised and assumed that such financial forecasts, as well as the estimates, judgments, allocations and assumptions upon which such financial forecasts were based were reasonably formulated and reflected the best currently available estimates, judgments, allocations and assumptions of the management of Spirit regarding the future financial performance of Spirit. Wachovia Securities assumed no responsibility for, and expressed no view as to, any such financial forecasts or the estimates, judgments, allocations or assumptions upon which they were based. In arriving at its opinion, Wachovia Securities did not prepare or obtain any independent evaluations or appraisals of the assets or liabilities of Spirit, including any contingent liabilities, nor was Wachovia Securities provided with any such evaluations or appraisals.

        In rendering its opinion, Wachovia Securities assumed that the merger would be consummated on the terms set forth in the merger agreement, without waiver of any material terms or conditions, and that in the course of obtaining any legal, regulatory or third-party consents and/or approvals, no restrictions would be imposed or other actions taken that would adversely effect the merger in any manner material to its analysis. Wachovia Securities also assumed that the merger agreement and the stock purchase agreement, when executed and delivered by the parties thereto, would conform to the drafts reviewed by it in all respects material to its analyses. Wachovia Securities' opinion was necessarily based upon economic, market, financial and other conditions and information available to it as of the date of its opinion. Although subsequent developments may affect its opinion, Wachovia Securities does not have any obligation to update, revise or reaffirm its opinion. Wachovia Securities' opinion only addresses the fairness, from a financial point of view of the consideration to be received by the holders of shares of Spirit common stock other than Redford and its affiliates under the merger agreement and does not address any other terms of the merger or any other agreements, arrangements or understandings entered into in connection with the merger or otherwise. In addition, Wachovia Securities' opinion does not address the relative merits of the merger as compared with other business strategies or transactions that may be available to or may have been considered by Spirit's management, its board of directors or any committee thereof. Other than with respect to the preliminary discussions on a no-name basis with parties that might be interested in discussing a strategic business relationship with a company like Spirit prior to the Company entering into the MOU with Macquarie, Wachovia Securities was not requested to, and did not, solicit the interest of third parties in acquiring all of the outstanding common stock of Spirit before the execution of the merger agreement.

        Wachovia Securities' opinion was provided for the information and use of the board of directors of Spirit in connection with the board's consideration of the merger. Wachovia Securities' opinion does not address the merits of the underlying decision by Spirit to enter into the merger agreement or any related transaction and does not and shall not be deemed to constitute a recommendation to any holder of Spirit common stock as to how such holder should vote or act on any matter relating to the merger.

        Summary of Analyses.    In preparing its opinion to the Spirit board of directors, Wachovia Securities performed a variety of analyses, including those described below. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. Wachovia Securities arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Wachovia Securities made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Wachovia Securities believes that its analyses must be considered as a whole and selecting portions of Wachovia Securities' analyses, analytic methods and factors or focusing on information presented in tabular format, without considering the narrative description of the analyses, the underlying methodologies and the assumptions, qualifications and limitations affecting each analysis could create a misleading or incomplete view of the processes underlying its opinion. Wachovia Securities did not assign specific weights to any particular analyses.

        No company or business used in Wachovia Securities' analyses for comparative purposes is identical to Spirit and no transaction used in Wachovia Securities' analyses for comparative purposes is identical to the merger. The estimates contained in Wachovia Securities' analyses and the reference valuation ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, the analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be purchased or sold, which may depend on a variety of factors, many of which are beyond Spirit's control and the control of Wachovia Securities. Much of the information used in, and accordingly the results of, Wachovia Securities' analyses are inherently subject to substantial uncertainty and, therefore, none of Spirit, Wachovia Securities or any other person assumes any responsibility if future results are materially different from those estimated or indicated.

        Wachovia Securities' opinion was provided to the Spirit board of directors in connection with the board's consideration of the merger and was only one of many factors considered by the Spirit board of directors in evaluating the merger. The merger consideration was determined through negotiations between the Company and Redford.

        The following is a summary of the material valuation analyses prepared in connection with Wachovia Securities' opinion rendered on March 11, 2007.

        For purposes of its analyses, Wachovia Securities reviewed a number of financial metrics including funds from operations, or FFO, which generally is the amount of the relevant company's net earnings after taxes adjusted to include real estate depreciation and amortization for a specified period of time.

        Unless the context indicates otherwise, equity values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected real estate companies listed below as of March 9, 2007 and the equity values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Estimates of 2007 FFO for Spirit were based on estimates provided by Spirit's management. Estimates of 2007 FFO for the selected real estate companies listed below were based on publicly available research analyst estimates for those real estate companies.

  Selected Companies Analysis

        Wachovia Securities calculated equity value as a multiple of FFO for selected real estate companies.

        The calculated percentages and multiples included:

  •
  Equity value as a multiple of 2006 FFO; and

  •
  Equity value as a multiple of estimated 2007 FFO.

        The selected real estate companies were:

  •
  American Financial Realty Trust,

  •
  Capital Lease Funding, Inc.,

  •
  Entertainment Properties Trust,

  •
  Getty Realty Corp.,

  •
  National Retail Properties, Inc.,

  •
  Lexington Realty Trust, and

  •
  Realty Income Corporation.

        The selected companies analysis indicated the following:

Metric Description	Low		High		Mean		Median
Equity Value as a Multiple of:
2006 FFO	11.6	x	16.7	x	13.8	x	12.8	x
2007E FFO	10.6	x	15.2	x	13.5	x	14.3	x

        Wachovia Securities applied multiple ranges based on the selected companies analysis to corresponding financial data for Spirit, including estimates with respect to Spirit's future financial performance provided by Spirit's management. The selected companies analysis indicated an implied reference range value per share of Spirit common stock of $11.76 to $16.86 based on 2006 FFO multiples and $12.25 to $17.52 based on 2007E FFO multiples, as compared to the merger consideration of $14.50 per share of Spirit common stock.

  Selected Transactions Analysis

        Wachovia Securities calculated equity value as a multiple of FFO based on the purchase prices paid in selected transactions involving net lease real estate companies. The multiples were based on current year FFO estimates if the transaction had been announced in the first half of the year and estimates of next year's FFO if the transaction had been announced in the second half of the year and were based on publicly available research analyst estimates for those real estate companies.

        The selected net lease real estate company transactions were:

Target	Acquiror
Trustreet Properties, Inc.	General Electric Company
Government Properties Trust, Inc.	Record Realty (US) LLC
CentraCore Properties Trust	The GEO Group, Inc.
Newkirk Realty Trust, Inc.	Lexington Realty Trust
Capital Automotive REIT	DRA Advisors, LLC

        The selected transactions analysis indicated the following:

Metric Description	Low		High		Mean		Median
Equity Value as a multiple of:
FFO	7.9	x	15.3	x	12.8	x	13.2	x

        Wachovia Securities applied multiple ranges based on the selected transactions analysis to 2007E FFO for Spirit. The selected transactions analysis indicated an implied reference range value per share of Spirit common stock of $9.10 to $17.63, as compared to the merger consideration of $14.50 per share of Spirit common stock.

  Discounted Cash Flow Analysis

        Wachovia Securities also calculated the net present value of Spirit's un-levered, after-tax debt-free cash flows based on estimates with respect to Spirit's future financial performance provided by Spirit's management. In performing this analysis, Wachovia Securities used discount rates ranging from 8.20% to 8.60% based on Spirit's estimated weighted average cost of capital and exit capitalization rates of 8.25% to 8.75% based on current market conditions and property characteristics. The discounted cash flow analysis indicated an implied reference range value per share of Spirit common stock of $12.22 to $16.04 as compared to the merger consideration of $14.50 per share of Spirit common stock.

  Discounted Dividend Analysis

        Wachovia Securities also calculated the net present value of Spirit's projected future dividends based on estimates of Spirit's FFO and dividends per share of Spirit common stock for 2007 through 2011 provided by Spirit's management and a compound annual FFO growth rate of 7.4% and a compound annual dividend growth rate of 7.7% thereafter based on discussions with Spirit management who confirmed such growth rates were reasonable. The discounted dividend analysis indicated an implied reference range value per share of Spirit common stock of $12.94 to $15.31 as compared to the merger consideration of $14.50 per share of Spirit common stock.

  Net Asset Value Analysis

        Using information provided by the Company, Wachovia Securities calculated the implied net asset value per share of the Company's common stock by applying a range of blended capitalization rates from 7.75% to 8.25% to Spirit's existing asset portfolio and assets under contract to be acquired and scheduled to close prior to the end of the second quarter of 2007. These capitalization rates were based on, among other things, industry sources, a review of real estate transactions Wachovia Securities deemed relevant, current property characteristics and conditions in the market and Spirit's projected 12-month forward cash net operating income. The net asset valuation analysis indicated an implied reference range value per share of $10.44 to $12.45 as compared to the merger consideration of $14.50 per share of Spirit common stock.

        Other Matters.    Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We engaged Wachovia Securities pursuant to a letter agreement dated December 22, 2006, to act as our financial advisor with respect to certain transactions including a possible sale of Spirit. We selected Wachovia Securities as our financial advisor based on its qualifications, experience and reputation, and its familiarity with us and our business. Wachovia Securities is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Wachovia Securities will receive a fee of $8.5 million for its services, payable upon consummation of the merger. Wachovia Securities also became entitled to receive a fee of $1.0 million upon delivery of its opinion, a portion of which will be credited against the fee payable upon consummation of the merger. In addition, Spirit has agreed to reimburse Wachovia Securities' expenses and to indemnify Wachovia Securities and certain related parties against certain liabilities arising out of its engagement.

        Wachovia Securities and its affiliates provide a full range of investment and commercial banking advice and services, including financial advisory services; securities underwritings and placements; securities sales and trading; brokerage advice and services; and commercial loans. In that regard, Wachovia Securities and/or its affiliates served as a joint-lead manager of Spirit's $185 million follow-on common equity offering in June 2006 and served as the underwriter in connection with Spirit's offering of $100 million of common stock in December 2006, for which services Wachovia Securities received compensation. In the future, Wachovia Securities and its affiliates may provide investment and commercial banking advice and services to, and otherwise seek to expand or maintain its business and commercial relationships with Spirit, Redford, and/or certain of their affiliates, for which they would expect to receive compensation. In the ordinary course of their business, Wachovia Securities and its affiliates may trade in the securities and other financial instruments, including bank loans, of Spirit, Redford and/or certain of their affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities and financial instruments.

Structure of the Merger and Merger Consideration

        We encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement, because it is the legal document that governs the merger.

        Structure.    We are proposing a merger whereby MergerCo will merge with Spirit, with Spirit as the surviving entity. As a result of the transactions, Spirit will become a direct subsidiary of Redford and will continue to operate its business under the name Spirit Finance Corporation.

        Merger Consideration.    The merger agreement provides that each share of our common stock will be converted into the right to receive $14.50 in cash, without interest and less applicable withholding taxes.

        You should not return your stock certificates with the enclosed proxy, and stock certificates should not be forwarded to us, Redford or any other party until you have received the letter of transmittal, which will be sent to you after we complete the merger.

Procedures for Submitting Certificates

        As soon as possible after the completion of the merger, but in no event more than three business days after the merger, the paying agent, selected by Redford, will mail to each holder of record of shares of our common stock a letter of transmittal and instructions for surrendering certificates representing shares of our common stock in exchange for the merger consideration. Upon surrender of a stock certificate of our common stock for cancellation to the paying agent in accordance with terms of the letter of transmittal and instructions provided, together with a duly executed letter of transmittal, the holder of such stock certificate will be entitled to receive the merger consideration and the stock certificate for our common stock so surrendered will be canceled.

        After completion of the merger, no transfers of our common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Any stock certificates representing shares of our common stock that are presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration, without interest and less applicable withholding taxes.

Treatment of Restricted Stock and Stock Options

        Certain shares of our restricted common stock that we issued pursuant to our stock option and incentive plan will become fully vested and will be cancelled in exchange for a cash payment equal to $14.50 per share, less any applicable withholding taxes. Holders of options to purchase our common stock granted under our stock option and incentive plan will become fully vested and each holder thereof will receive a cash payment equal to $14.50, less the exercise price of the option, multiplied by the number of shares of common stock covered by the option, without interest and less any applicable withholding taxes.

Conditions to the Merger

        Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each of the parties' obligations to consummate the merger under the merger agreement is subject to the following conditions:

          (a)   the requisite holders of the shares of our common stock must have approved the merger;

          (b)   all material regulatory approvals, authorizations and consents required to consummate the merger by any governmental authority must have been obtained and must remain in full force and effect, and all statutory waiting periods in respect thereof must have expired or been terminated; and

          (c)   no preliminary or permanent injunction or other order issued by a court or other governmental entity shall be in effect, and no law shall have been enacted or promulgated, which would (i) make the consummation of the merger illegal, or (ii) otherwise prohibit the consummation of the merger; provided, however, that the party asserting this condition will have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        In addition to the conditions set forth above, our obligation to complete the merger under the merger agreement is subject to the following conditions, which may be waived by us:

          (a)   the representations and warranties of Redford and MergerCo in the merger agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the closing date, except as to any representation or warranty which specifically relates to another date, in which case such representation or warranty shall be true and correct at and as of such date, and except where the failure of such representations and warranties to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect (as defined in the merger agreement) on Redford or MergerCo;

          (b)   Redford and MergerCo must have performed or complied in all material respects with all obligations under the merger agreement required to be performed or complied with by them at or prior to the closing date of the merger; and

          (c)   we must have received certificates signed on behalf of Redford and MergerCo with respect to their compliance with the conditions set forth in clauses (a) and (b) above.

        In addition to the foregoing conditions, the obligations of Redford and MergerCo to complete the merger under the merger agreement are subject to the following conditions, which may be waived by Redford and MergerCo:

          (a)   our representations and warranties (except as set forth in clause (b) below) in the merger agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the closing date of the merger, except as to any representation or warranty which specifically relates to another date, in which case such representation or warranty shall be true and correct at and as of such date, and except where the failure of such representations and warranties to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on us;

          (b)   our representations and warranties in the merger agreement relating to our capital stock, our due organization, our authority to enter into the merger agreement and complete the merger, the existence of certain types of contracts, our status as a well-known seasoned issuer with the SEC and certain banking regulatory matters shall be true and correct at and as of the closing date of the merger except as to any representation or warranty which specifically relates to another date, in which case such representation or warranty shall be true and correct at and as of such date, in all respects;

          (c)   we must have performed or complied in all material respects with all obligations required to be performed or complied with by us at or prior to the closing date of the merger;

          (d)   Redford must have received a certificate signed on behalf of Spirit with respect to compliance with the conditions set forth in clauses (a) through (c) above;

          (e)   there must not have occurred any event, change, effect, development, condition or occurrence that has had or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Spirit;

          (f)    we must have delivered a payoff letter to Redford related to our revolving secured credit facility containing certain terms specified in the merger agreement;

          (g)   Redford must have received a tax opinion from Kutak Rock LLP related to our status as a REIT dated as of the closing date of the merger; and

          (h)   the Company shall have received the consent to the merger of certain lenders and other parties that have made secured real estate loans to specified subsidiaries of the Company and the consent of the insurer for the net lease mortgage notes issued by certain of the Company's subsidiaries.

        Under the merger agreement, the term "material adverse effect" means, for us, a material adverse effect on (1) the assets, liabilities, condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, (2) the ability of the Company to complete the transactions contemplated by, or to perform its obligations under, the merger agreement before the outside date, or (3) the ability of (i) the Company to qualify as a REIT prior to the effective time of the merger, or (ii) the Company to qualify as a REIT after the effective time of the merger, assuming solely for this purpose that the merger was not consummated; provided, however, that none of the following, in and of itself or themselves, shall be considered in determining whether a material adverse effect shall have occurred under clause (1) of this definition:

          (a)   changes arising out of or resulting from the announcement of the merger agreement;

          (b)   changes in the economy or financial markets, including, without limitation, prevailing interest rates and market conditions, generally in the United States or globally or that are the result of acts of war or terrorism, except to the extent any of the same disproportionately affects the Company or any of its subsidiaries as compared to other companies in the industry in which the Company and its subsidiaries operate;

          (c)   changes that are proximately caused by factors generally affecting the industry in which the Company operates, except to the extent any of the same disproportionately affects the Company or any of its subsidiaries;

          (d)   changes in, or in the application of, generally accepted accounting principals, or GAAP;

          (e)   changes in applicable laws, except to the extent any of the same disproportionately affects the Company or any of its subsidiaries as compared to other companies in the industry in which the Company and its subsidiaries operate;

          (f)    any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of the merger agreement and prior to the completion of the merger; provided that the exception in this clause will not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure or that such reduced revenues or earnings constitutes, has resulted in, or contributed to, a material adverse effect; and

          (g)   a decline in the per share stock price of the Company's common stock on the NYSE; provided that the exception in this clause will not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline constitutes, or has resulted in, or contributed to, a material adverse effect.

Regulatory Approvals

        The merger agreement provides that the merger cannot be completed until the period of time for any applicable review process by the Committee on Foreign Investment in the United States, or CFIUS, under Section 721 of the Defense Production Act of 1950 shall have expired or CFIUS (or a related governmental authority) has provided written notice to the effect that review (if any) of the proposed merger has been concluded. The parties to the merger agreement do not believe there is any review process by CFIUS applicable to the merger.

        No other regulatory approvals are required for consummation of the merger.

Business Pending the Merger

        The merger agreement contains certain covenants of Spirit regarding the conduct of its business pending consummation of the merger. These covenants, which are contained in Article V of the merger agreement included as Appendix A hereto, are briefly described below.

        Except for certain actions provided for in the merger agreement, until the merger is consummated or the merger agreement is terminated, we will use our commercially reasonable efforts to carry on our business in the usual, regular and ordinary course consistent with past practice and will use our commercially reasonable efforts to preserve intact our present business organizations, the services of our present officers and employees consistent with past practice and our goodwill and relationships with tenants and others with whom we have business dealings. We will also comply in all material respects with all applicable laws, including the timely filing of reports, forms or other documents with the Securities and Exchange Commission required pursuant to the Securities Act of 1933 and the Exchange Act.

        Unless previously agreed to by Redford or otherwise expressly contemplated or permitted by the merger agreement, pending consummation of the merger, we may not, and will cause each of our subsidiaries not to take the following actions without the prior written consent of Redford:

          (a)   (i) split, combine or reclassify any stock of the Company or any Company subsidiary or (ii) declare, set aside or pay any dividend or other distribution in respect of any stock or other interests of the Company or any Company subsidiary, except for (A) regular, cash dividends at a rate not in excess of $0.22 per share, declared and paid quarterly, with record and payment dates in accordance with past practice; (B) a pro-rated dividend for the period from the last day of the quarter before the quarter in which the merger is completed through and including the closing date of the merger at a quarterly rate of $0.22 per share; (C) dividends or distributions, declared, set aside or paid by any wholly-owned Company subsidiary to the Company or any Company subsidiary that is, directly or indirectly, wholly owned by the Company; and (D) the minimum distributions required for the Company to maintain its status as a REIT (for purposes of this clause (D), "minimum distribution" shall mean, taking into account other distributions made during the interim period or otherwise during the year, a distribution with respect to the taxable year ended December 31 immediately prior to the taxable year that includes the effective time of the merger and the taxable period ending on the effective time of the merger which is sufficient to allow the Company to (i) satisfy the distribution requirements set forth in Section 857(a) of the Internal Revenue Code of 1986, referred to as the Code, (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code, and (iii) avoid the imposition of excise tax under Section 4981 of the Code, determined, in each case, if applicable, as if the taxable period that includes the Closing Date had ended on the closing date of the merger);

          (b)   except as permitted by the merger agreement (i) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock (or similar interest) of any class or any other securities or equity equivalents (including, without limitation, share appreciation rights, "phantom" stock or stock equivalents), other than the issuance of shares of the Company's common stock upon the exercise of stock options and vesting of restricted stock that are outstanding on the date of the merger agreement under the terms of the Company's stock option and incentive plan or through dividend equivalent rights in accordance with their present terms or (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents except in connection with the lapse of restrictions on, or the failure to vest of, stock options or restricted stock pursuant to the terms thereof in effect on the date of the merger agreement;

          (c)   except as permitted by the merger agreement or in the ordinary course of business consistent with past practice and the criteria set forth in the merger agreement in amounts less than $50,000,000 individually, (A) acquire or enter into any option, commitment or agreement to acquire or finance construction or improvements with respect to, (B) make any loans, advances or capital contributions with respect to, (C) sell or enter into any option, commitment or agreement to sell, substitute, encumber, purchase or originate any portfolio of mortgages with respect to, or (D) transfer or dispose of, any assets which are material to the Company and the Company subsidiaries taken as a whole;

          (d)   except as permitted in the merger agreement and except in the ordinary course of business consistent with past practice pursuant to credit facilities or other arrangements including, without limitation, borrowings made to pay regular quarterly dividends pursuant to the merger agreement, or in connection with capital expenditures consistent with the criteria set forth in the merger agreement (or to the extent Redford otherwise consents), incur any amount of indebtedness, assume, guarantee, indemnify or endorse or otherwise become directly or indirectly responsible or liable for any indebtedness of a third party, issue or sell debt securities, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien other than permitted liens thereupon or make any loans, advances or capital contributions to, or any investments in, any other persons, except in an amount equal to $1,000,000 in the aggregate;

          (e)   except pursuant to any mandatory payments under any credit facilities, notes, mortgages, debt arrangements or other similar arrangements in existence on the date of the merger agreement, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) reserved against in the most recent consolidated financial statements (or specifically disclosed in the notes thereto) included in the Company's SEC reports (ii) that would be a voluntary prepayment under any revolving credit or repurchase facility, (iii) using the proceeds from the sale of real estate assets otherwise permitted by the merger agreement, (iv) that does not exceed $2,500,000, individually, or $5,000,000 in the aggregate, or (v) of fees, costs and expenses incurred in connection with the preparation, execution and performance of the merger agreement and the transactions contemplated thereby, including, without limitation, all fees, costs and expenses of agents, representatives, counsel and accountants, which shall be paid by the party incurring such fees, costs or expenses;

          (f)    except as required pursuant to a Company lease or in accordance with the merger agreement, (i) incur, authorize, or enter into any commitment for, any capital or other expenditure in excess of $5,000,000, individually, or $15,000,000, in the aggregate, relating to the Company's properties except as permitted by the merger agreement, (ii) incur, authorize, or enter into any commitment for, any capital or other expenditure in excess of $1,000,000, individually, or $3,000,000, in the aggregate, not relating to the Company's properties except as permitted by the merger agreement, or (iii) incur, authorize, or enter into, any material commitment, contract or agreement that has a duration of greater than one year and that may not be terminated (without termination fee or penalty) by the Company or any Company subsidiary, as the case may be, by notice of 90 days or less;

          (g)   change in any material respect any of the accounting principles or practices used by it (except as required by GAAP or law);

          (h)   except as required by law or as otherwise expressly contemplated by the merger agreement, (i) enter into, adopt, amend or terminate any employee program, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company subsidiaries and one or more of its directors or executive officers, or (iii) except for normal increases or payments in the ordinary course of business consistent with past practice for non-executive officer employees and retention bonuses subject to specified limits, increase in any manner the compensation or fringe benefits of any officer, director or employee or pay to any officer, director or employee any benefit not required by any employee program or arrangement as in effect as of the date of the merger agreement;

          (i)    except as permitted or contemplated in the merger agreement, and except in the ordinary course of business consistent with past practice for non-executive officer employees, grant to any officer, director or employee the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new loan, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee other than (A) the grant of compensation and fringe benefits to any non-executive officer or employee hired after the date of the merger agreement, or (B) in circumstances where the failure to enter into such agreement or to pay such benefits could result in the Company's loss of a key employee or significant employee subject to specified limits;

          (j)    except to the extent required to comply with its obligations under the merger agreement or with applicable law, amend the Company's charter or bylaws or similar organizational or governance documents;

          (k)   adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the merger agreement and the merger);

          (l)    settle or compromise any litigation (i) for an amount (after giving effect to insurance proceeds actually received) in excess of $1,000,000 in the aggregate or any obligation or liability of the Company or any Company subsidiary in excess of such amount in the aggregate, (ii) on a basis that would result in (A) the imposition of any order, writ, judgment, injunction, subpoena, indictment, demand, decree, stipulation, determination or award entered by or with any governmental entity that would restrict the future activity or conduct of the Company or any Company subsidiary (or, after the effective time, Redford or any of its affiliates) or (B) a finding or admission of a violation of law or violation of the rights of any person by the Company or any Company subsidiary (or, after the effective time, Redford or any of its affiliates), or (iii) that would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company;

          (m)  except as permitted by the merger agreement, amend any term of any outstanding security of the Company or any of the Company subsidiaries;

          (n)   other than in the ordinary course of business consistent with past practice, as otherwise permitted by the merger agreement or with the consent of Redford, enter into, modify, amend or terminate any material contract (as defined in the merger agreement) or waive, release or assign any material rights or claims under any such material contract or other contract other than such modifications, amendments, waivers, releases or assignments which would not result in a material increase in cost, liability or obligation for the Company or any Company subsidiary, other than immaterial obligations;

          (o)   permit any material insurance policy issued to the Company or any Company subsidiary naming the Company or any Company subsidiaries or officers or directors as a beneficiary or an insured or a loss payable payee, or the Company's directors and officers liability insurance policy, to be canceled, terminated or allowed to expire, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy except where a replacement policy or renewal is not available to the Company on commercially reasonable terms or not available after using commercially reasonable efforts to obtain such coverage (in which case, the Company shall use its commercially reasonable efforts to obtain coverage as close to the original coverage as is reasonably practicable);

          (p)   (i) change in any material respect any of the Company's methods of reporting income or deductions for federal income tax purposes except as expressly required for changes in law; (ii) adopt or change any material accounting method with respect to taxes; (iii) request any private letter ruling or similar ruling with the IRS or any other taxing authority; (iv) take any action (or fail to take any action) that would reasonably be expected to cause the Company to fail to qualify as a REIT; (v) make, alter, revoke or rescind any material express or deemed election with respect to taxes; (vi) amend any material tax return; (vii) settle or compromise any audit or proceeding with respect to a material amount of taxes owed by the Company or any Company subsidiary; or (viii) waive the ownership limit set forth in the Company's charter for any person (other than Redford or its affiliates); unless, in the case of clauses (i), (ii), (iii), (v), (vi), and (vii) above, required by law;

          (q)   other than in the ordinary course of business consistent with past practice, modify, amend or terminate any Company lease or ground lease or waive, release or assign any material rights or claims under any such lease or ground lease other than such modifications, amendments, waivers, releases or assignments which would not result in a material increase in cost, liability or obligation for the Company or any Company subsidiary, other than immaterial obligations;

          (r)   enter into any contract with any affiliate of the Company (other than inter-company transactions between the Company or any Company subsidiary, on one hand, and a wholly-owned Company subsidiary, on the other hand);

          (s)   merge or consolidate the Company or any Company subsidiary with any third party;

          (t)    take any action to render inapplicable, or to exempt any third party from any provisions of any state takeover statutes or the restrictions on transfer and ownership of shares of capital stock of the Company contained in the Company's charter;

          (u)   knowingly take, or fail to take, any action that may reasonably result in any of the conditions to the merger not being satisfied; or

          (v)   enter into an agreement to take any of the foregoing actions.

No Solicitation

        Under the merger agreement, we were allowed to solicit other prospective bidders for the purpose of gauging their interest in making an alternative proposal (as defined below) until April 9, 2007. As discussed above in "Background of the Merger," our board concluded that it did not receive any alternative proposals during this active solicitation period.

        Under the terms of the merger agreement, we agreed to cease all existing activities, discussions or negotiations with any parties, except for certain excluded parties described in the merger agreement (of which there are none), after April 9, 2007, that were ongoing with respect to any alternative proposal. Except as otherwise permitted in the merger agreement, we will not (and will cause our representatives not to) directly or indirectly:

  •
  solicit, initiate or knowingly facilitate or encourage any inquiry with respect to, or which would reasonably be expected to result in, the making, submission or announcement of, any alternative proposal;

  •
  participate in any discussions or negotiations regarding, or which would reasonably be expected to result in, an alternative proposal with any person or furnish any non-public information or access to its properties, books, records or personnel to any person;

  •
  engage in discussions regarding an alternative proposal with any person, except to notify such person as to the existence of the provisions of the merger agreement governing permitted solicitation;

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  approve, endorse or recommend any alternative proposal;

  •
  enter into any letter of intent or agreement in principle or any agreement providing for any alternative proposal (except for confidentiality agreements permitted under the merger agreement);

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  otherwise cooperate with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person (other than Redford, MergerCo or their representatives) with respect to, or which would reasonably be expected to result in, an alternative proposal; or

  •
  exempt any person from the restrictions contained in any state takeover or similar laws or in any confidentiality or standstill agreements or the restrictions on transfer and ownership of shares of capital stock of the Company contained in the Company's charter or otherwise cause such restrictions not to apply.

        Notwithstanding the above, if prior to the annual meeting (A) the Company receives an unsolicited bona fide written alternative proposal that did not result from a breach of the merger agreement which the board determines in good faith, after consultation with legal counsel and financial advisors, constitutes or would reasonably be expected to result in a superior proposal (as defined below), and (B) the board determines in good faith, after consultation with legal counsel and financial advisors, that the failure of the board to take the actions set forth in clauses (x) and (y) below with respect to such alternative proposal would be inconsistent with the directors' exercise of their duties to the Company or the Company's stockholders under applicable law, then the Company may take the following actions: (x) furnish non-public information to the third party making such alternative proposal (if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement with confidentiality and standstill provisions in form no more favorable to such person than those confidentiality and standstill provisions contained in the confidentiality agreement between Macquarie Securities (USA) Inc. and the Company) and simultaneously provides to Redford any non-public information not previously made available to Redford and (y) engage in discussions or negotiations with such third party with respect to such alternative proposal.

        Except as described below, our board of directors may not:

  •
  withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Redford, the approval or recommendation by the board of the merger or the merger agreement or the other transactions contemplated thereby;

  •
  approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any alternative proposal;

  •
  make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer; or

  •
  exempt any person from the restrictions contained in any state takeover or similar laws or in any confidentiality or standstill agreements or the restrictions on transfer and ownership of shares of capital stock of the Company contained in the Company's charter.

        The board may, in response to the receipt of a superior proposal that has not been withdrawn or abandoned at any time prior to stockholder approval of the merger, change its recommendation with respect to the merger in response to the superior proposal if all of the following conditions are met:

  •
  the board has concluded in good faith, after consultation with legal counsel and financial advisors, that the failure of the board to effect a change of recommendation would be inconsistent with the directors' exercise of their duties to the Company or the Company's stockholders under applicable law;

  •
  the Company shall have provided Redford with written notice of its intention to effect a change of recommendation at least three business days prior to effecting a change of recommendation, which shall state expressly (A) that it has received a superior proposal, (B) the material terms and conditions of the superior proposal and the identity of the person or group making the superior proposal, and (C) that it intends to effect a change of recommendation and the manner in which it intends to do so;

  •
  after delivering the change of recommendation notice, the Company shall have provided Redford with a reasonable opportunity to make such adjustments in the terms and conditions of the merger agreement during such three business day period, and shall have negotiated in good faith with respect thereto during such three business day period, regarding any changes proposed by Redford for the purpose of enabling the board to proceed with the recommendation of the merger; and

  •
  the Company shall not have breached in any respect the no-solicitation provisions of the merger agreement with respect to such superior proposal.

        The term "alternative proposal" is defined in the merger agreement as any bona fide offer made by a person or group of persons (other than a proposal or offer by Redford or any of its subsidiaries) for:

  •
  a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company;

  •
  the direct or indirect acquisition in a single transaction or series of related transactions by any person of 10% or more of the assets of the Company and its subsidiaries, taken as a whole;

  •
  the direct or indirect acquisition in a single transaction or series of related transactions by any person of 10% or more of the outstanding shares of the Company's common stock; or

  •
  any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of the outstanding shares of the Company's common stock.

        The term "superior proposal" is defined as an alternative proposal (where the percentages in the definition thereof are increased to 50%) on terms our board of directors determines in good faith, after consultation with the Company's or the board's financial advisors and legal counsel, and considering all relevant factors as the board considers to be appropriate (including, but not limited to, the timing, ability to finance, financial and regulatory aspects and likelihood of consummation of such proposal, and any alterations to the merger agreement agreed to in writing by Redford in response thereto), is more favorable from a financial point of view (taking into account the foregoing factors) to the Company's stockholders than the merger.

Covenant to Hold a Stockholders' Meeting and to Recommend the Merger

        Pursuant to the merger agreement, we are required to call a meeting of our stockholders to consider and vote upon approval of the merger. Also, our board of directors is required at all times prior to and during the meeting of stockholders at which the merger is to be considered to recommend that our stockholders approve the merger and to take all reasonable action to solicit such approval of our stockholders. Notwithstanding the foregoing, our board of directors may withdraw or modify its recommendation as described above.

Commercially Reasonable Efforts Covenant

        Spirit, Redford and MergerCo have agreed to use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective, as promptly as practicable, the merger.

Certain Other Covenants

        The merger agreement contains additional covenants of each of the parties, including covenants relating to:

          (a)   the filing of this proxy statement by us to solicit our stockholders to consider and vote on the proposal to approve and adopt the merger agreement;

          (b)   the filing of any regulatory filings necessary to consummate the merger and related transactions;

          (c)   the exculpation and indemnification of the officers, directors and certain other persons related to the Company or any Company subsidiary;

          (d)   cooperation between us and Redford regarding press releases and other public statements with respect to the merger;

          (e)   the continued employment of and benefits provided to our or our subsidiaries' employees;

          (f)    providing Redford with access to our books, records, properties and personnel;

          (g)   the maintenance of our REIT status and the preparation and timely filing of tax returns, and the timely payment of taxes;

          (h)   the payment of dividends before the closing date;

          (i)    the resignation of each of our directors if so requested by Redford;

          (j)    the additional acquisition of property by us prior to the closing date of the merger;

          (k)   our cooperation with the arrangement and marketing of the financing for the merger;

          (l)    our commitment to challenge takeover statutes impeding the completion of the merger; and

          (m)  notices to be provided by each party to the other parties.

Representations and Warranties of the Parties

        The Company, Redford and MergerCo made certain customary representations and warranties in the merger agreement relating to their respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Articles III and IV of the merger agreement included as Appendix A hereto.

        The representations and warranties of each party set forth in the merger agreement have been made solely for the benefit of the other parties to the merger agreement. The assertions embodied in our representations and warranties have been qualified by information in a confidential disclosure schedule that we provided Redford in connection with the signing of the merger agreement. While we do not believe that the confidential disclosure schedule contains material information that is required to be disclosed publicly other than information that has already been so disclosed, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to our representations and warranties contained in the merger agreement, including certain nonpublic information. Accordingly, you should not rely on our representations and warranties as characterizations of the actual state of facts, since they are modified in part by the underlying disclosure schedule. In addition, such representations and warranties (a) will not survive consummation of the merger and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement except for liabilities or damages arising out of any fraud or willful breach, (b) are subject in certain respects to the materiality standards contained in the merger agreement which may differ from what may be viewed as material by investors, and (c) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement, may have changed since the date of the merger agreement and will not reflect any such subsequent changes in facts. Such representations and warranties generally must remain accurate through the completion of the merger unless the fact or facts that caused a breach of a representation and warranty has not had or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the party making the representation and warranty. See "Conditions to the Merger" beginning on page 31.

Effective Time of the Merger

        The merger will become effective upon the time when the articles of merger are filed with and accepted for record by the Maryland Department of Assessments and Taxation, unless a different date and time are specified as the effective time in such document. The articles of merger will be filed on or before the merger closing date, which will be either (a) within five business days following satisfaction or waiver of all conditions to the merger set forth in the merger agreement, other than those conditions that must be satisfied or waived at the consummation of the merger, or (b) on such other date as the parties may mutually agree. We are working to complete the merger promptly following the annual meeting.

Amendment of the Merger Agreement

        The merger agreement may be amended or modified at any time by written agreement of the parties whether before or after the approval of our stockholders, except that after the annual meeting, no amendment which by law requires further approval by our stockholders may be made without obtaining such approval.

Termination of the Merger Agreement

        The merger agreement may be terminated by:

          (a)   the mutual written consent of the parties to the merger agreement;

          (b)   either of the Company or Redford (subject to certain exceptions):

              (i)  if our stockholders fail to approve the merger at the annual meeting;

             (ii)  if any governmental entity shall have issued a final and non-appealable order, decree, judgment, injunction or taken any other action which permanently restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger; or

            (iii)  if the completion of the merger does not occur on or before the outside date; provided, however, that in the event that, on or before July 10, 2007, this proxy statement has not been cleared by the SEC for dissemination, the outside date may be extended to December 7, 2007;

          (c)   written notice from Redford to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of the relevant condition to completion of the merger and such condition is incapable of being satisfied by the outside date;

          (d)   written notice from the Company to Redford if Redford or MergerCo breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of the relevant condition to completion of the merger and such condition is incapable of being satisfied by the outside date;

          (e)   written notice from the Company to Redford prior to receipt of the approval of the stockholders, in connection with effecting a change of recommendation (described above); provided, however, that prior to so terminating the merger agreement, the Company shall have complied with the no solicitation provisions of the merger agreement and shall have entered into a definitive agreement to effect a superior proposal and provided further that an election by the Company to terminate the merger agreement as described in this clause (e) shall not be effective until the Company shall have paid the $31 million termination fee to Redford; or

          (f)    written notice of Redford or MergerCo to the Company, if (i) our board of directors (A) withdraws or modifies, in a manner material and adverse to Redford or MergerCo, its merger recommendation in this proxy statement, (B) adopts, approves or recommends that the Company's stockholders accept or approve a superior proposal, or (C) enters into or allows the Company or any of its subsidiaries to enter into a letter of intent, agreement in principle or a definitive agreement for an alternative proposal, (ii) the Company materially breaches its covenants and agreements regarding soliciting alternative proposals, (iii) the Company or the board (or any committee thereof) authorizes or publicly proposes any of the foregoing, or (iv) after April 9, 2007 and prior to obtaining the approval of the merger by the Company's stockholders, an alternative proposal is publicly announced and the Company fails to issue a press release at Redford's written request no later than five business days prior to the annual meeting recommending the merger.

Effect of Termination

        In the event the merger agreement is terminated as described above, neither we nor Redford will have any liability thereunder, except as set forth under "Termination Fees" below or in respect of specified covenants that survive termination. However, termination of the merger agreement will not relieve either us or Redford of any liability for fraud or willful breach of the representations, warranties, covenants or other agreements contained in the merger agreement.

Termination Fees

        The merger agreement provides that we must pay Redford a $31 million termination fee under the circumstances and in the manner described below:

          (a)   if Spirit terminates the merger agreement as described in clause (e) above under "Termination of the Merger Agreement";

          (b)   if Redford or MergerCo terminates the merger agreement as described in clause (c) or (f) above under "Termination of the Merger Agreement"; or

          (c)   if any party terminates the merger agreement as described in clauses (b)(i) or (b)(iii) above under "Termination of the Merger Agreement" and another person announces or otherwise communicates an intention to make an alternative proposal before the taking of the vote to approve the merger at the annual meeting in the case of clause (b)(i) or before the termination of the merger agreement in the case or clause (b)(iii) and, within 12 months following the termination of the merger agreement, Spirit enters into an agreement with a person with respect to an alternative proposal (which may be the same or a different alternative proposal as that referred to previously). For purposes of this clause, alternative proposal shall have the meaning set forth under "No Solicitation" except the references to "10%" shall be deemed to be references to "50%."

Other Fees, Expenses and Damages; Limitations on Liability

        If the merger agreement is terminated because Spirit's stockholders have not approved the merger or pursuant to clauses (b)(iii), (c), (e) or (f) above under "Termination of the Merger Agreement," Spirit must reimburse Redford all documented reasonable out-of-pocket fees and expenses incurred by Redford or MergerCo in connection with the merger; provided, however that such fees and expenses may not exceed $2.25 million. If the merger agreement is terminated by the Company pursuant to clause (d) above under "Termination of the Merger Agreement," Redford must reimburse the Company all documented reasonable out-of-pocket fees and expenses incurred by Spirit in connection with the merger; provided, however that such fees and expenses may not exceed $2.25 million. Pursuant to the merger agreement, we have agreed that, to the extent we or our subsidiaries have incurred losses or damages of any kind in connection with the merger agreement, (i) the maximum aggregate liability of Redford, MergerCo and the guarantors of the merger consideration for such losses or damages of any kind shall be limited to $312 million, (ii) the maximum liability of the guarantors, directly or indirectly, shall be limited to the respective obligations of such guarantors under the guaranties and (iii) in no event will we or our subsidiaries be entitled to seek to recover any money damages from Redford, MergerCo or the guarantors in excess of such amount.

Specific Performance

        Redford and MergerCo are entitled to seek specific performance of the terms of the merger agreement, but we are not entitled to seek specific performance except with respect to certain of Redford's and MergerCo's confidentiality, publicity and notification obligations.

Interests of Our Directors and Executive Officers in the Merger

        General.    Some of the members of our management, two of whom are also members of our board of directors, have interests in the merger that are in addition to, or different from, the interests of our stockholders generally, which are described below. Our board of directors was aware of these interests and considered them, among other matters, before approving the merger agreement and the transactions contemplated by the merger agreement.

        Existing Employment Agreements.    We have employment agreements with the members of our senior management team, who include:

  •
  Morton H. Fleischer—Chairman of the Board

  •
  Christopher H. Volk—President and Chief Executive Officer

  •
  Catherine Long—Senior Vice President, Chief Financial Officer and Treasurer

  •
  Michael T. Bennett—Senior Vice President—Operations, Chief Compliance Officer and Secretary

  •
  Jeffrey M. Fleischer—Senior Vice President—Acquisitions, Assistant Secretary and Assistant Treasurer

  •
  Gregg A. Seibert—Senior Vice President—Underwriting, Assistant Secretary and Assistant Treasurer

        These employment agreements provide the officers specified payments and benefits if the officers are terminated without cause or terminate their employment with good reason (each as defined in the employment agreement), including in certain cases in connection with a change of control of Spirit. For a more detailed description of the terms of these employment agreements see the section entitled "Executive Compensation—Employment Agreements" below. For a detailed description of the payments and benefits these officers could receive in connection with a termination see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Severance Benefits" below. The Redford equity investor consortium required that Morton Fleischer and Christopher Volk waive certain provisions in their employment agreements that would have permitted them to terminate their employment with good reason and receive cash payments upon Spirit ceasing to be a public company.

        Payments to Directors.    Our non-employee directors will not receive any compensation that is payable upon the completion of the merger other than the receipt of the merger consideration for any shares of our common stock those directors hold, including shares of restricted stock that will vest at or before completion of the merger. At or prior to the completion of the merger, we will deliver the written resignation of each of our directors and officers, if such resignations are requested by Redford.

        Accelerated Vesting of Restricted Stock.    Immediately before the completion of the merger, all unvested restricted stock held by our directors and executive officers will vest in full and will be treated as common stock for the purposes of receiving the merger consideration (less any applicable withholding taxes). The table below sets forth, as of April 9, 2007, for any person who was a director or executive officer of the Company since January 1, 2006, the number of unvested restricted shares the director or officer held on April 9, 2007 and the value of such restricted shares determined by multiplying the number of shares by the merger consideration of $14.50 per share before any amounts that will be withheld for taxes. The table below does not include any amounts with respect to the payment of the merger consideration our directors or executive officers will receive for other shares of our common stock they own.

Directors and Executive Officers	Unvested Shares of Restricted Stock Owned	Dollar Value at $14.50 per Share
Morton H. Fleischer	200,943	$2,913,674
Christopher H. Volk	209,033	3,030,979
Linda J. Blessing	5,655	81,998
Willie R. Barnes	3,988	57,826
Dennis E. Mitchem	3,988	57,826
Paul F. Oreffice	3,988	57,826
Jim Parish	3,988	57,826
Kenneth B. Roath	3,988	57,826
Casey J. Sylla	3,988	57,826
Shelby Yastrow	3,988	57,826
Catherine Long	98,449	1,427,511
Michael T. Bennett	76,334	1,106,843
Jeffrey M. Fleischer	76,334	1,106,843
Gregg A. Seibert	76,334	1,106,843

        Accelerated Vesting of, and Payments Related to, Stock Options.    Immediately before the completion of the merger, all unvested options to purchase our common stock granted to our employees under our stock option plan will vest in full. The holder of each of these options will receive a cash payment equal to the merger consideration of $14.50 per share, less the exercise price of each option, multiplied by the number of shares of common stock covered by each option, less any applicable withholding taxes. We have not granted our directors any options to purchase our common stock. The table below sets forth, as of April 9, 2007, the options held by any person who was an executive officer of the Company since January 1, 2006, and the cash payments to be received for such options at the completion of the merger, before withholding for taxes:

Executive Officers	Unvested Stock Options	Dollar Value at $14.50 per Share	Vested Stock Options	Dollar Value at $14.50 per Share	Total Payment to be Received for Stock Options
Morton H. Fleischer	192,000	$864,000	288,000	$1,296,000	$2,160,000
Christopher H. Volk	192,000	864,000	288,000	1,296,000	2,160,000
Catherine Long	—	—	90,000	405,000	405,000
Michael T. Bennett	—	—	—	—	—
Jeffrey M. Fleischer	—	—	90,000	405,000	405,000
Gregg A. Seibert	—	—	90,000	405,000	405,000

        Equity Investment in Redford by Senior Management.    Morton H. Fleischer and Christopher H. Volk have agreed to make an equity investment in the membership interests of Redford immediately before completion of the merger. Mr. Fleischer and Mr. Volk's equity investment will be made on the same terms and price as the investments in Redford made by the members of the equity consortium. Mr. Fleischer has agreed to exchange a minimum of 1,075,270 shares of Spirit common stock he owns for which he would receive $14.50 per share in the merger for $15.6 million of equity interests in Redford. Mr. Volk has agreed to exchange a minimum of 626,306 shares of Spirit common stock he owns for which he would receive $14.50 per share in the merger for $9.1 million of equity interests in Redford. Other members of the Company's senior management and other employees of the Company may also be eligible to exchange shares of common stock of Spirit they own for equity interests in Redford immediately before completion of the merger, but are not obligated to do so and have not committed to do so as of the date of this proxy statement.

        Indemnification and Insurance.    Redford and MergerCo have agreed that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, and employees of Spirit or any of its subsidiaries provided for in the charter or bylaws (or other applicable organizational documents) of Spirit or its subsidiaries, in effect as of March 12, 2007, will survive the merger and continue in full force and effect for a period of six years from the closing date of the merger with respect to any matters arising before the closing of the merger. However, all rights to indemnification with respect to any claims asserted or made within such period will continue until the final disposition of such claim. From and after the closing date of the merger, Spirit, as the surviving company in the merger, must also indemnify and hold harmless the present and former officers and directors of Spirit with respect to acts or omissions occurring prior to the closing date of the merger to the extent provided for in any written indemnification agreements disclosed to Redford between Spirit and its subsidiaries and its officers and directors.

        Prior to the closing date of the merger, we will purchase a non-cancelable extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for our directors and officers in the same form (other than immaterial deviations) as presently maintained by us, with the same or comparably rated insurers as our current insurers, which will provide such directors and officers with coverage in respect of any matter arising prior to the consummation of the merger for six years following the closing date of the merger of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by us, subject to specified limits on the cost of such policy. Redford will, and will cause MergerCo to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

Certain Employee Matters

        Spirit has a change of control severance plan applicable to its vice presidents which provides that in the event of an involuntary termination of a vice president without cause or termination by the vice president for good reason following a change in control, such as the merger, the employee will receive a severance benefit equal to the amount of the employee's annual base salary plus the maximum bonus the employee received in the past three years, subject to certain adjustments for vice presidents involved in the sales of the Company's products and services.

Material United States Federal Income Tax Consequences of the Merger

        The following is a general summary of the material U.S. federal income tax considerations of the merger to holders of our common shares who exchange their shares pursuant to the merger. This summary is based upon interpretations of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings of the Internal Revenue Service, which we refer to in this proxy statement as the IRS, in each case as of the date of this proxy statement, all of which are subject to change and differing interpretations, including changes and interpretations with retroactive effect. We have not requested, and do not plan to request, any ruling from the IRS concerning the tax treatment of the merger. The U.S. federal income tax consequences contained in this summary are not binding on the IRS or any court, and we can provide no assurance that the U.S. federal income tax consequences contained in this summary may not be challenged by the IRS or if challenged whether the IRS challenge would be sustained by a court. This discussion assumes that our common shares are held as a capital asset within the meaning of Section 1221 of the Code. The discussion below does not address all U.S. federal income tax considerations, or any state, local or foreign tax consequences, of the merger. Also, this summary does not address all of the tax considerations that may be relevant to particular holders of our common stock in light of their particular circumstances and does not address various tax rules that may apply if you are a stockholder subject to special treatment under the Code, including, for example:

          (a)   banks and other financial institutions;

          (b)   insurance companies;

          (c)   tax-exempt entities;

          (d)   mutual funds;

          (e)   cooperatives;

          (f)    subchapter S corporations;

          (g)   traders, brokers or dealers in securities or currencies;

          (h)   persons whose functional currency is not the U.S. dollar;

          (i)    persons holding our common shares as part of a hedging or conversion transaction or as part of a "straddle" or other integrated investment or risk reduction transaction or persons deemed to sell our shares under a constructive sale transaction;

          (j)    U.S. expatriates;

          (k)   persons subject to the alternative minimum tax;

          (l)    holders who acquired our common shares through the exercise of employee stock options or warrants or otherwise as compensation;

          (m)  partnerships and other entities treated as partnerships for U.S. federal income tax purposes (and persons holding our common shares through any such entity);

          (n)   holders that actually or constructively hold (or have, during the five-year period ending on the effective date of the merger, held) 5% or more of our common shares;

          (o)   non-U.S. stockholders, as defined below (except to the extent discussed below); and

          (p)   persons who, after the effective time of the merger, actually or constructively own shares of the Company's stock.

        If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity holds our common shares, you should consult your tax advisor.

        For purposes of this discussion, a "U.S. stockholder" is a beneficial owner of our common shares that is for U.S. federal income tax purposes one of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

        For purposes of this discussion, a "non-U.S. stockholder" is a beneficial owner of our common shares that is not a U.S. stockholder.

        THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY, DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

        Consequences to Us of the Merger.    For federal income tax purposes, we will treat the merger as a sale of our shares of common stock by our stockholders. Thus, we will not recognize gain or loss as a result of the merger.

        Consequences to You of the Merger—U.S. Stockholders.    The merger will be treated for U.S. federal income tax purposes as a taxable sale by you of your shares of our common stock in exchange for the merger consideration. As a result, you will recognize capital gain or loss with respect to each share exchanged, measured by the difference between your adjusted tax basis in such share and the amount of cash received for such share. Your gain or loss generally will constitute long-term capital gain or loss if you held your shares for more than one year as of the effective time of the merger. However, if you have held some or all our shares for six months or less at the effective time of the merger, taking into account certain holding period rules, and you recognize a loss with respect to such shares, you will be treated as recognizing long-term capital loss to the extent, with respect to such shares, you received distributions from the Company which were required to be treated as long-term capital gains or on your share of any designated retained capital gains of the Company.

        If you are a non-corporate holder, you will be subject to tax on any net long-term capital gain at a maximum U.S. federal income tax rate of 15%. Capital gains of corporate holders generally will be subject to tax at the regular rates applicable to corporations. The deductibility of a capital loss recognized as a result of the merger may be subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        If you hold blocks of shares which were acquired separately at different times and/or prices, you must separately calculate your gain or loss for each block of shares. Stockholders are urged to consult with their own tax advisors with respect to their potential capital gain tax liability with respect to the merger.

        Consequences to You of the Merger—Non-U.S. Stockholders.    If you are a non-U.S. stockholder, generally you will be required to compute the amount of your capital gain or loss with respect to your shares of our common stock calculated in the same manner as U.S. stockholders. Subject to the discussion of backup withholding below, you should not be subject to U.S. federal income taxation on any gain or loss from the merger unless (a) the gain is effectively connected with a trade or business that you conduct in the United States or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States, (b) you are an individual who has been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied or (c) your shares constitute a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act of 1980, which we refer to in this proxy statement as FIRPTA.

          (a)    Effectively Connected Gain.    If your gain is effectively connected with a U.S. trade or business, then you will be subject to U.S. federal income tax on your gain on a net basis in the same manner as U.S. stockholders. In addition, if you are a corporation, you may be subject to the 30% branch profits tax on such effectively connected gain.

          (b)    183-Day Rule.    If you are an individual and have been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied, you will be subject to a flat 30% tax on the gross amount of your capital gains, which may be offset by your U.S. source capital losses. In addition, such individuals may be subject to applicable alternative minimum taxes.

          (c)    U.S. Real Property Interest.    If your shares constitute a "U.S. real property interest" under FIRPTA, you will be subject to U.S. federal income tax on your gain on a net basis in the same manner as U.S. stockholders. In addition, if you are a corporation, you may be subject to the 30% branch profits tax. Your shares generally will constitute a "U.S. real property interest" if (a) we are not a "domestically-controlled qualified investment entity" at the effective time of the merger, and (b) you hold more than 5% of the total fair market value of our shares at any time during the shorter of (x) the five-year period ending with the effective date of the merger and (y) your holding period for your shares. A "qualified investment entity" includes a REIT. Assuming we qualify as a REIT, we will be a "domestically-controlled qualified investment entity" at the effective time of the merger if non-U.S. stockholders held directly or indirectly less than 50% of the value of our common stock at all times during the five-year period ending with the effective time of the merger. Although we believe that we are domestically controlled, no assurances can be given that the actual ownership of shares of our common stock has been or will be sufficient for us to qualify as a domestically-controlled qualified investment entity at the effective time of the merger.

        Income Tax Treaties.    If you are eligible for treaty benefits under an income tax treaty with the United States, you may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above. You should consult your tax advisor regarding possible relief under an applicable income tax treaty.

        Information Reporting and Backup Withholding.    Under certain circumstances you may be subject to information reporting and backup withholding at a rate of 28% with respect to your merger consideration. Backup withholding generally will not apply if you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 (if you are a U.S. stockholder) or on the applicable Form W-8 (if you are a non-U.S. stockholder) or an appropriate substitute form and you comply with certain other requirements or otherwise establish an exemption. If you are subject to backup withholding, the amount withheld is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your U.S. federal income tax liability provided a proper request is made to the IRS. You should consult your tax advisor regarding the availability of, and the procedures for obtaining, an exemption from backup withholding.

Litigation Related to the Merger

        On March 14, 2007, the day after the proposed merger was announced, stockholder Doris Staehr filed a complaint in Arizona Superior Court, Maricopa County, against the Company and its directors. The Arizona complaint alleges self-dealing and breach of fiduciary duty against the individual directors based on the claim that the proposed consideration for the stockholders in the merger is inadequate. The complaint alleges that the board of directors "failed to maximize stockholder value" in connection with the proposed merger. Although the complaint alleges that the directors engaged in "self-dealing," it provides no factual basis for the allegation.

        The Arizona complaint requests the court to certify a class action on behalf of all similarly situated stockholders. Although the complaint does not seek an award of money damages, it requests that the court issue an injunction prohibiting the merger from going forward in its present form. The complaint also seeks a constructive trust on any benefits improperly received by the defendants.

        The Arizona action was served on the Company on March 16, 2007. Counsel for the plaintiff has agreed to extend the defendants' time to answer or otherwise respond to the complaint until at least April 26, 2007.

        On March 14, 2007, a complaint was also filed in the Circuit Court for Baltimore City, Baltimore, Maryland, by stockholder Shalom Rechdiener. The Maryland complaint alleges violations similar to those in the Arizona lawsuit described above. The complaint names the Company, its directors, The Macquarie Group and Kaupthing Bank, as defendants. The Maryland complaint requests that the court certify a class action on behalf of all similarly situated stockholders. The complaint alleges claims for breach of fiduciary duty, conspiracy, and aiding and abetting. The complaint seeks injunctive relief, rescissory damages, and compensatory damages. The Company and its directors filed a motion to dismiss the Maryland complaint on April 25, 2007. As of the date of this proxy statement, the plaintiff has not yet responded to that motion.

        The Company and its board of directors believe the $14.50 per share cash offer to the stockholders represents fair value for the outstanding shares of the Company's common stock. The basis for this belief is discussed in detail above. Accordingly, the Company and the individual directors intend to vigorously defend the Arizona and Maryland actions.

No Dissenters' Rights

        Under the Maryland General Corporation Law, holders of our common stock are not entitled to dissent from the merger and obtain the fair value of their shares.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will cease trading on the NYSE and will be deregistered under the Exchange Act.

MARKET PRICE AND DIVIDEND DATA

Market Information

        Our common stock is traded on the NYSE under the symbol "SFC." The following table sets forth, for the periods indicated, the high and low sale prices in dollars on the NYSE for our common stock.

2007	High	Low
First Quarter	$14.98	$11.93
2006
Fourth Quarter	$12.67	$11.22
Third Quarter	$11.73	$10.23
Second Quarter	$12.15	$10.61
First Quarter	$12.60	$11.11
2005
Fourth Quarter	$11.70	$10.20
Third Quarter	$12.05	$10.07
Second Quarter	$11.75	$10.03
First Quarter	$12.76	$10.60

        The following table sets forth the closing sales price per share of the Company's common stock, as reported on the NYSE, for (a) December 31, 2006, the end of our last fiscal year, (b) March 12, 2007, the last full day of trading before the public announcement of the proposed merger, and (3)             , 2007, the last practicable date before the printing of this proxy statement:

December 31, 2006		$12.47
March 12, 2007		$13.05
, 2007	$	.

Stockholder Information

        As of April 23, 2007, there were 42 record holders of our common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

Distribution Information

        Distributions declared during 2007, 2006 and 2005 are summarized as follows:

		Dividends Declared Per Common Share
Declaration Date	Payment Date	Dividend		Nondividend Distribution		Total
2007
March 26, 2007	April 25, 2007	(a	)	(a	)	$0.22

						$0.22

2006
December 19, 2006	January 25, 2007	(a	)	(a	)	$0.22
September 25, 2006	October 25, 2006	$0.21		$—		0.21
June 26, 2006	July 25, 2006	0.21		—		0.21
March 27, 2006	April 25, 2006	0.21		—		0.21

						$0.85

2005
December 27, 2005	January 25, 2006	$0.21		$—		$0.21
September 26, 2005	October 25, 2005	0.11		0.08		0.19
June 27, 2005	July 25, 2005	0.11		0.08		0.19
March 25, 2005	April 25, 2005	0.11		0.08		0.19

						$0.78

(a)
Characterization of the distribution will be determined in connection with 2007 activity.

PROPOSAL 2
ELECTION OF DIRECTORS

        It is intended that the shares of the Company's common stock represented by properly granted proxies will be voted to elect the director nominees, unless authority to so vote is withheld. Each nominee is currently a member of the board of directors and all of the nominees have indicated a willingness to serve as a director if elected. If elected, each nominee will serve until the earlier of (1) completion of the merger described in Proposal 1, (2) if the merger is not completed, the 2008 Annual Meeting of Stockholders (and until the director's successor is duly elected and qualifies), or (3) the director's earlier removal or resignation. The board of directors has no reason to believe that any of the director nominees will be unable to serve as a director or become unavailable for any reason. If, at the time of the meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons shall determine in his or her discretion, for such substituted nominee or nominees, if any, nominated by the board of directors. Mr. Morton H. Fleischer, Chairman of the Board, is an officer and director of the Company, and his son, Mr. Jeffrey M. Fleischer, Senior Vice President—Acquisitions, Assistant Secretary and Assistant Treasurer, is an officer of the Company. There are no other family relationships among officers and directors of the Company.

        The affirmative vote of a plurality of the outstanding shares of the Company's common stock present or represented at the meeting is necessary to elect each director nominee. Stockholders of the Company will have an opportunity on their proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE
NOMINEES TO THE BOARD OF DIRECTORS

Directors

        The following table sets forth certain information with respect to the directors of the Company:

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director of the Company Since
Morton H. Fleischer (70)	Mr. Morton H. Fleischer is one of our two founders and served as our Chairman of the Board and Chief Executive Officer since our formation in August 2003 through September 2005. Mr. Fleischer retired as Chief Executive Officer in September 2005 and continues to serve as our Chairman of the Board. Mr. Fleischer previously served as the President, Chief Executive Officer and a director of Franchise Finance Corporation of America, or FFCA, a NYSE listed company, prior to its acquisition in 2001, and its predecessor companies since Mr. Fleischer formed those companies beginning in 1980. Mr. Fleischer was FFCA's Chairman of the Board and Chief Executive Officer at the time FFCA was acquired by GE Capital Corporation, or GECC, in 2001. FFCA was listed on the NYSE from 1994 to 2001, and was sold to GECC in August 2001. Mr. Fleischer has served as a director of Flying J Inc., a privately-held company, since August of 2003. Mr. Fleischer received his Bachelor of Arts from Washington University in Saint Louis, Missouri from which he was awarded its Distinguished Business Alumni Award in 1993.	August 2003

Christopher H. Volk (50)
	Mr. Volk is one of our two founders and served as President, Chief Operating Officer and a director since our formation in August 2003 through September 2005. Mr. Volk was elected Chief Executive Officer in September 2005 and also continues to serve as our President. Mr. Volk also serves on the board of directors of Paladin Realty Income Properties, Inc., a real estate investment trust. Mr. Volk has an extensive background in finance and asset management. Prior to forming us, Mr. Volk served for over 16 years in numerous capacities with FFCA and its successor, GE Franchise Finance, or GEFF, including President and Chief Operating Officer and a member of FFCA's board of directors. Mr. Volk continued with GEFF until December 2002, serving as Chief Operating Officer of GEFF. Mr. Volk has been widely published in the areas of finance, credit analysis and valuation and has frequently served as a guest lecturer and conference speaker. Mr. Volk received his Bachelor of Arts from Washington and Lee University and his MBA from Georgia State University.	August 2003
Linda J. Blessing, Ph.D. (56)
	Dr. Blessing has a history of public service in both education and government. From May 1999 until June 2004, she served as the Executive Director of the Arizona Board of Regents, the governing body of Arizona's public university system, including Arizona State University, the University of Arizona and Northern Arizona University, with combined enrollment of over 100,000 students and annual operating budgets of $2.5 billion. Upon retirement from that position, she was named Executive Director Emerita and received the Regents' Medal. Prior to the Board of Regents, Dr. Blessing was the longest serving Director of the Arizona Department of Economic Security. Dr. Blessing also formerly spent ten years with the Arizona Office of the Auditor General and was Deputy Auditor General for six years. Dr. Blessing earned a Bachelor of Science in Business Administration from Cal Poly University, Pomona and her MBA from California State University, San Bernardino. She earned her Ph.D. in Public Administration from Arizona State University and attended the Program for Senior Executives at the JFK School of Government, Harvard University. Dr. Blessing is licensed as a certified public accountant.	July 2004
Willie R. Barnes, Esq. (75)
	Mr. Barnes has been a partner at the law firm of Musick, Peeler & Garrett LLP since 1992. He is also secretary of American Shared Hospital Services (AMEX: AMS), where he has served on the audit committee and compensation committee of the board of directors. Mr. Barnes was also a Director of FFCA from 1994 until its sale to GECC in 2001. Mr. Barnes is a member of the Section of Business Law of the American Bar Association and a member of the following committees: the Federal Regulation of Securities Committee, the State Regulation of Securities Committee, and the Futures Regulation Committee. In addition to a general transactional and securities practice, Mr. Barnes was appointed and served as the Commissioner of Corporations for the State of California from 1975 to 1979 and was a member of the California Senate Commission on Corporate Governance, Shareholder Rights and Securities Transactions from 1986 to 1991. From 1979 to 1988, he was a senior partner of Manatt, Phelps, Rothenberg & Phillips and served as Chairman of its Corporate and Securities Department. Mr. Barnes was a partner at Wyman Bautzer Kutchel & Silbert from January 1989 until its dissolution in March 1991 and a partner of Katten Muchin Zavis & Weitzman from March 1991 to January 1992. Mr. Barnes received his Bachelor of Arts degree from the University of California at Los Angeles in 1953 and his law degree from the UCLA Law School in 1959.	December 2003

Dennis E. Mitchem (75)
	Mr. Mitchem has been the Director of Corporate Relations, Northern Arizona University since October 1998. Mr. Mitchem has also served as Executive Director of Habitat for Humanity, Valley of the Sun, from April 1996 to October 1998, and prior to that time was an independent management consultant for privatization and financial services projects. Mr. Mitchem was also a director of FFCA from 1996 until its sale to GECC in 2001. From March 1994 to December 1995, Mr. Mitchem worked in Moscow, serving as a consultant to establish Russian Privatization Centers. From July 1992 to February 1994, he was managing director of a joint venture between a national accounting firm and a private business entity that provided accounting services to the Resolution Trust Corporation and also managed the Denver, Colorado, financial processing center of the Resolution Trust Corporation. From 1954 to June 1993, he was employed by the international accounting firm of Arthur Andersen, where he became a partner in 1967 and retired as a senior partner in June 1993. From 1959 to 1992, Mr. Mitchem served as committee chairman, officer or director of local, state or national certified public accountant organizations. For seven years, he represented the State of Arizona on the governing counsel of the American Institute of Certified Public Accountants. Mr. Mitchem is a past chairman of the Arizona Society of Certified Public Accountants, and has served that organization, among other things, as chairman of the Professional Ethics committee, Auditing Standards committee and Accounting Principles committee. Mr. Mitchem is a Life Member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants. Mr. Mitchem received the degree of Bachelor of Science in Business Administration (Accounting Major) from the University of Nebraska.	December 2003

Paul F. Oreffice (79)
	Mr. Oreffice is currently Chairman of the Board and one of the principal owners of Fairfield Homes of Arizona. He is on the International Advisory Board of Marsh & McLennan Companies (NYSE: MMC) and Chairman of the Board of the National Parkinson Foundation. He is also on the Board of Visitors of MD Anderson Cancer Center. Mr. Oreffice is also a trustee of the American Enterprise Institute for Public Policy Research, Washington, D.C. Mr. Oreffice retired as Chairman of the Board of The Dow Chemical Co. (NYSE: DOW) in 1992 after almost 40 years with the company. Mr. Oreffice joined Dow in 1953 following service in the US Army and was named Chief Financial Officer in 1970. He was elected to the board of directors and the Executive Committee in 1971. In 1975 he became President of Dow USA, and in 1978 he took over as President and Chief Executive Officer of The Dow Chemical Co. In 1986 he was also named Chairman of the Board. Mr. Oreffice also previously served on the boards of the CIGNA Corporation (NYSE: CI) (1979-1998), The Coca Cola Company (NYSE: KO) (1984-2003), Morgan Stanley (NYSE: MS) (1987-1995), and Nortel Networks Corporation (NYSE: NT) (1983-1998). Mr. Oreffice received the degree of Bachelor of Science in Chemical Engineering from Purdue University in 1949.	December 2003
Jim Parish (60)
	Since 1991, Mr. Parish has been a principal of Parish Partners, Inc., an investment, advisory and consulting firm and provides executive level strategic expertise to a wide range of restaurant industry executives in quick, casual, full and fine dining areas. Mr. Parish serves on the board of directors of McCormick & Schmick's Seafood Restaurants, Inc. (Nasdaq: MSSR) and Bertucci's Corporation. Mr. Parish also serves on the boards of directors of several private companies including Fishbowl Marketing, Inc. and TB Holdings, the parent company of the Taco Bueno restaurant chain. Mr. Parish has served as Chairman and Chief Executive Officer of Sfuzzi, Inc. and Z'Tejas, Inc. Mr. Parish also served as a member of the board of directors of Taco Bueno Inc. from 2001 until July 2005. Prior to forming Parish partners in 1991, Mr. Parish was Executive Vice President, Chief Financial Officer, Director and member of the Executive Committee of Chili's, Inc., the predecessor company to Brinker International (NYSE: EAT), now one of the largest multi-concept companies in the restaurant industry. Mr. Parish received a Bachelor of Science in Journalism and an MBA in Finance from Drake University.	December 2003

Kenneth B. Roath (71)
	Mr. Roath is currently the Chairman Emeritus of the Board of Health Care Property Investors, Inc. (NYSE: HCP), a real estate investment trust organized in 1985 to invest, on a net lease basis, in health care properties. Mr. Roath joined Health Care Property Investors, Inc. at its inception in 1985, and served as the company's Chief Executive Officer until May 2003, when he retired. Mr. Roath was a director of Arden Realty, Inc. (NYSE: ARI), a real estate investment trust that operates commercial real estate in Southern California, from 1996 to 2003. Mr. Roath was a member of the executive committee of the National Association of Real Estate Investment Trusts, Inc., or NAREIT, from 1987 to 1997 and was the Chairman of NAREIT from 1994 to 1995. Mr. Roath is an Ex-Officio member of the Board of Governors of NAREIT. Mr. Roath was also a director of FFCA from 1994 until its sale to GECC in 2001. Mr. Roath received a Bachelor of Science in Accounting from San Diego State University.	December 2003
Casey J. Sylla (63)
	On March 31, 2007, Mr. Sylla retired from his position as President of the Allstate Life Insurance Company, a principal division of the Allstate Insurance Company engaged in the business of life insurance, annuities and other related retirement and savings products. Mr. Sylla also retired from his position as a member of the senior management team of Allstate Insurance Company. The Allstate Corporation (NYSE: ALL) serves as the holding company for Allstate Insurance Company. Mr. Sylla joined Allstate in 1995 and served until 2002 as its Chief Investment Officer where he was responsible for the management of over $86 billion. From 1992 until July 1995, Mr. Sylla was an Executive Officer and Vice President and head of the Securities Department of The Northwestern Mutual Life Insurance Company. Mr. Sylla currently serves on the board of directors, and is a member of the audit committee and the compensation committee, of GATX Corporation (NYSE: GMT), a railcar, locomotive and aircraft leasing company. Mr. Sylla was also a director of FFCA from 1994 until its sale to GECC in 2001. Mr. Sylla received a Bachelor of Science Social Science degree from the University of Wisconsin—Eau Claire in 1966 and a Master of Science Economics degree from the University of Missouri in 1969.	December 2003

Shelby Yastrow (71)
	Mr. Yastrow is the lead independent director of our board of directors. Mr. Yastrow had been an attorney and counsel to the law firm of Gallagher & Kennedy in Phoenix, Arizona since 2001 until his resignation in September 2004. He joined McDonald's Corporation (NYSE: MCD) in 1978 as Vice President, Chief Counsel of Litigation and Assistant Secretary. He was appointed Vice President, General Counsel of McDonald's in 1982 and Senior Vice President in 1988, before being named Executive Vice President in 1995. He retired from McDonald's in April 1998. As general counsel of McDonald's, he was responsible for all legal functions, including real estate, franchise and franchisee relations, marketing and advertising, securities and litigation. In addition to his legal responsibility, Mr. Yastrow was the senior officer responsible for insurance, governmental relationships, environmental matters, internal control systems, transportation and non-restaurant real estate matters. Mr. Yastrow was the sole senior officer responsible for corporate governance and ethics. Mr. Yastrow was also a senior officer of McDonald's for its corporate governance and ethics program. Mr. Yastrow was a director of FFCA from 1997 until its sale to GECC in 2001. Mr. Yastrow also currently serves as a director of two privately-owned franchising companies. Mr. Yastrow received his law degree from Northwestern University in 1959.	December 2003

        Each of the persons named above has been nominated for election to the board of directors of the Company.

Governance Policies

        Corporate Governance Guidelines.    On the recommendation of the nominating and governance committee, the board of directors adopted corporate governance guidelines. The guidelines address matters such as board size, director qualifications, board and director responsibility, frequency of board meetings, director tenure, director compensation, communication with and among the directors, related party transactions, and continuing education.

        Lead Independent Director.    The Company's independent directors meet in regularly scheduled executive sessions without management present and also have special meetings without management present from time to time as they deem appropriate. The board of directors has established the position of lead independent director and has elected Shelby Yastrow to serve in that position. In his role as lead independent director, Mr. Yastrow's primary duties and responsibilities include:

  •
  presiding over all executive sessions of our independent directors;

  •
  along with our chairman, setting the board of directors' meeting agenda and schedules;

  •
  ensuring the quality, quantity and timeliness of information flow to the independent directors; and

  •
  ensuring compliance with and recommending revisions to our corporate governance guidelines.

        Code of Business Conduct and Ethics.    The board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest in personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in our Securities and Exchange Commission reports and other public communications; (3) compliance with all applicable laws, rules and regulations of federal, state and local governments, and other appropriate regulatory agencies; (4) protection of our assets, including proprietary information; (5) honest and accurate recording and reporting of information; (6) prompt internal reporting of violations of the code to appropriate persons identified by management; and (7) accountability for adherence to the code and our internal controls.

        Any waiver of the code of business conduct and ethics for executive officers or directors may be made only by the board of directors or a committee of the board of directors and will be promptly disclosed as required by law. Other waivers must be approved by a member of senior management, in accordance with any applicable Company policy, and must be promptly reported in writing to our disclosure committee, which consists of various officers and employees of the Company. Waivers of the code of business conduct and ethics can be made by a simple majority of the board of directors and do not require any minimum number of independent directors.

        Public Availability of Corporate Governance Documents.    Our corporate governance guidelines, code of business conduct and ethics and the charters of our audit committee, compensation committee and nominating and governance committee are available on our website, www.spiritfinance.com, and are available in print to any stockholder who requests a copy.

Policy Regarding Directors' Attendance at Annual Meeting

        The Company expects each of its directors to attend the Company's annual meetings of stockholders. All of the directors of the Company attended the 2006 Annual Meeting of Stockholders.

Board of Directors Meetings

        The board of directors met ten times during the fiscal year ended December 31, 2006. The board of directors also took action by written consent twice during the year ended December 31, 2006. No director attended fewer than 75% of the aggregate of (1) the total number of board of directors meetings held in 2006, and (2) the total number of committee meetings for committees on which that director served.

Committees of the Board of Directors

        Audit Committee.    The audit committee of the board of directors currently consists of three directors, Messrs. Mitchem, chairman, and Parish and Dr. Blessing, all of whom meet the independence standards for audit committee members adopted by the NYSE. The board of directors has determined that all of the members of the audit committee qualify as audit committee financial experts as defined in applicable SEC and NYSE regulations. The audit committee has adopted an audit committee charter, which details the audit committee's primary duties, including: (1) serving as an independent and objective body to monitor and assess the Company's compliance with legal and regulatory accounting requirements, the Company's financial reporting processes and related internal control systems and the performance generally of the Company's internal audit function; (2) overseeing the audit and other services of the Company's independent registered public accounting firm and being directly responsible for the appointment, independence, qualifications, compensation and oversight of the Company's independent registered public accounting firm, who report directly to the audit committee; (3) providing an open means of communication among the Company's independent registered public accounting firm, other accountants, the Company's senior management, the Company's internal auditors and the board of directors; (4) resolving any disagreements between the Company's management and the independent registered public accounting firm regarding the Company's financial reporting; (5) meeting at least quarterly with senior executives, internal auditors and the Company's independent registered public accounting firm; and (6) preparing the audit committee report for inclusion in the Company's annual proxy statement for the Company's annual stockholders meeting. The audit committee charter also mandates that the Company's audit committee approve all audit, audit related, tax and other non-audit services conducted by the Company's independent registered public accounting firm. The audit committee charter is available on our website, www.spiritfinance.com.

        The audit committee members may not be professional accountants or auditors, and the functions of the committee are not intended to duplicate or to certify the activities of management and the Company's independent registered public accounting firm. The audit committee serves in an oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the audit committee's members in business, financial and accounting matters. The audit committee met nine times during the year ended December 31, 2006. The audit committee also took action by written consent once during the year ended December 31, 2006.

        Executive Committee.    The executive committee of the board of directors currently consists of three directors, Messrs. Morton Fleischer, chairman, Volk and Yastrow, the lead independent director of our board of directors. The executive committee will perform the duties and exercise the powers delegated to it by the board of directors. The executive committee meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of the board. The executive committee met twice and also took action by written consent twice during the year ended December 31, 2006.

        Compensation Committee.    The compensation committee of the board of directors currently consists of two directors, Messrs. Roath, chairman, and Oreffice, both of whom are independent directors under the independence standards of the NYSE. The compensation committee has adopted a compensation committee charter, which is available on our website, www.spiritfinance.com. The compensation committee charter defines the compensation committee's primary duties to include: (1) annually establishing guidelines, objectives and standards for determining the compensation of the Company's executive officers; (2) setting the compensation level for the Company's Chief Executive Officer; (3) evaluating the performance of the Company's Chief Executive Officer and other senior executives; (4) reviewing the Company's executive compensation policies; (5) consulting with the Chief Executive Officer regarding the Chief Executive Officer's recommendation to the compensation committee with respect to compensation of other executive officers; (6) approving any new employment agreements; (7) recommending to the board of directors compensation for the Company's senior executive officers;

(8) developing, administering and implementing the Company's existing and future equity incentive and 401(k) plans; (9) determining the number of shares underlying, and the terms of, restricted common stock awards and stock options to be granted to the Company's directors, executive officers and other employees under equity incentive plans; (10) preparing a report on executive compensation for inclusion in the Company's annual proxy statement for the Company's annual stockholders meeting; and (11) seeking input from the full board of directors on the foregoing matters. The compensation committee met twice during the year ended December 31, 2006. The compensation committee also took action by written consent seven times during the year ended December 31, 2006.

        Nominating and Governance Committee.    The nominating and governance committee of the board of directors currently consists of two directors, Messrs. Barnes, chairman, and Sylla, both of whom are independent directors under the independence standards of the NYSE. The nominating and governance committee has adopted a nominating and governance committee charter, a copy of which is available on our website, www.spiritfinance.com. The nominating and governance committee charter defines the nominating and governance committee's primary duties to include: (1) generally overseeing all board of directors governance matters; (2) establishing standards for service on the board of directors; (3) reviewing and evaluating the role of the board of directors, its committees and each member; (4) identifying individuals qualified to become members of the board of directors and recommending director candidates for election or re-election to the board of directors; (5) considering and making recommendations to the board of directors regarding board size and composition, committee composition and structure and procedures affecting directors; (6) reviewing and updating the Company's code of business conduct and ethics, which includes the Company's conflicts of interests policies; and (7) monitoring the Company's corporate governance principles and practices. The nominating and governance committee met three times during the year ended December 31, 2006. The nominating and governance committee also took action by written consent once during the year ended December 31, 2006.

Director Nominations

        General.    The nominating and governance committee has been delegated the responsibility to identify and recommend individuals qualified to become board of directors members and members of committees of the board of directors, develop and recommend to the board of directors a set of effective corporate governance policies and procedures applicable to the Company, and oversee the evaluation of the board of directors, committees of the board of directors, and management.

        The goal of the nominating and governance committee's nominating process is to assist the Company in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its stockholders. The nominating and governance committee consults with other board of directors members, the Company's Chief Executive Officer, and other Company personnel in implementing this process. The nominating and governance committee will consider an individual recommended by a stockholder for nomination as a new director provided the stockholder making the recommendation follows the procedures for submitting a proposed nominee's name and the required information described below.

        Director Qualifications and Nomination Process.    The nominating and governance committee has developed a process for identifying and evaluating nominees in light of the standards discussed below and such other factors as the nominating and governance committee deems appropriate. These standards, and the nominating and governance committee's evaluation process, apply to all proposed nominees for directors, including those nominees recommended by stockholders. This process is based on the nominating and governance committee's familiarity with the composition of the current board of directors, its awareness of anticipated openings, and its assessment of desirable talents or expertise.

        The nominating and governance committee regularly reviews the composition of the board of directors in light of its understanding of the backgrounds, industry, and professional experience, and the various communities, both geographic and demographic, represented by current members. It also monitors the expected service dates of board of directors members, any planned retirement dates, and other anticipated events that may affect a director's continued ability to serve. The nominating and governance committee periodically reviews information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future board of directors members.

        The nominating and governance committee will consider, in evaluating any candidate for nomination as a director, the current composition of the board of directors in light of the diverse communities and geographies served by the Company and the interplay of the candidate's experience with the experience of the other board of directors members, as well as such other factors as the nominating and governance committee considers appropriate. Although the nominating committee has not adopted specific minimum qualifications to serve on the Company's board of directors, in considering a director candidate the committee will consider, among other factors, the extent to which each director candidate:

  •
  has demonstrated business acumen and experience and ability to exercise sound business judgment in areas of or related to the Company's business;

  •
  has a reputation for integrity, strong moral character and adherence to high ethical standards;

  •
  holds or has held a generally recognized position of leadership in the community and/or a chosen field of endeavor, and has demonstrated high levels of accomplishments;

  •
  has an understanding of basic accounting concepts and ability to understand financial statements;

  •
  has an understanding of the basic role of a director of a publicly-held corporation;

  •
  has experience in corporate governance; and

  •
  can diversify and add to the overall quality and experience of the Company's board of directors.

        Director Nominees Recommended by Stockholders.    The nominating and governance committee will consider nominees recommended by stockholders. Recommendations for the Company's 2008 Annual Meeting of Stockholders must be submitted in writing to the Company's Secretary at 14631 N. Scottsdale Road, Suite 200, Scottsdale, AZ 85254. Such recommendations must include the name, address and principal business occupation of the candidate for the last five years, and must be received at the Company's offices between the dates of January 15, 2008 and February 14, 2008. The nominating committee has the right to request, and the stockholder will be required to provide, such additional information with respect to the stockholder nominee as the committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including information about the proposed nominee that would be required to be disclosed by the Company in a proxy statement under Regulation 14A of the Exchange Act.

Director Independence Determination

        At its meeting on February 16, 2007, the board of directors reviewed information regarding the transactions or relationships between each director or any member of his or her immediate family, on the one hand, and the Company, on the other, for the purpose of determining a director's independence from the Company. Based on this review, the board of directors has concluded that except for Messrs. Morton H. Fleischer and Volk, who are officers of the Company, each director satisfied the NYSE independence tests as well as the board of directors' subjective review of independence described below.

        Standards of Director Independence.    The board of directors has at least a majority of directors, who, in the business judgment of the board of directors, meet the criteria for independence required by the NYSE and/or the SEC or other regulatory agency or agencies having jurisdiction over the activities of the Company. After considering the recommendations of the board of directors' nominating and governance committee, the board of directors will determine affirmatively whether a director is "independent" on an annual basis and the Company will disclose these determinations in its annual proxy statement. A director will not be independent unless the board of directors determines that the director does not have a material relationship with the Company, considering all relevant circumstances including direct relationships or ones arising from the director being a partner, stockholder or officer of a company that has a material relationship with the Company. A director will not be independent if (1) during the preceding three years, the director was employed by, or any of the director's immediate family members was employed as an executive officer by, the Company, its subsidiaries or any of its affiliates; (2) during the preceding three years, the director or any of the director's immediate family members received more than $100,000 per year in direct compensation from the Company, its subsidiaries or any of its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (3) (A) the director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time; (4) during the preceding three years, the director was part of an interlocking directorate in which an executive officer of the Company served on the compensation committee of the board of another company that concurrently employed the director or any of the director's immediate family members as an executive officer; or (5) during any of the preceding three years, the director was an employee of, or any of the director's immediate family members was an executive officer of, any organization to which the Company, its subsidiaries or any of its affiliates made, or from which the Company, its subsidiaries or any of its affiliates received, payments (other than those arising solely from investments in the Company's securities) that exceeded the greater of 2% of the recipient's (i.e., the Company's or the other organization's) consolidated gross revenues or $1,000,000.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves on the compensation or similar committee of any other entity. None of the members of the compensation committee of our board of directors serves as an executive officer of another company where one of our executive officer's serves as a director.

Director Compensation

        Any member of the board of directors who is also our employee will not receive any additional compensation for serving on the board of directors. Our non-employee directors each receive an annual retainer of $25,000 in cash, paid quarterly in advance. The Company also pays its independent directors the following additional fees, as applicable:

Annual retainer for lead independent director	$10,000
Annual retainer for audit committee chairman	$7,500
Annual retainer for compensation committee chairman	$6,000
Annual retainer for other committee chairman	$5,000
Fee for each board of directors meeting attended	$1,500
Fee for each committee meeting attended	$1,000

        The Company also reimburses its directors for their reasonable travel expenses incurred in connection with their attendance at board of directors' meetings.

        Upon initial election to the board of directors, each of the independent directors receives a grant of 5,000 restricted shares of the Company's common stock. Each of our independent directors also receives annual grants of restricted stock with a value of $35,000 following their re-election to the board of directors at the annual meeting of stockholders in May of each year. These restricted stock grants are made under the Company's 2003 Stock Option and Incentive Plan.

        The following table shows information regarding the fees earned by and restricted stock awards granted to each director during 2006.

Name	Fess earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Willie R. Barnes	46,500	34,962	—	—	—	—	81,462
Linda Blessing	48,000	34,962	—	—	—	—	82,962
Dennis E. Mitchem	52,500	34,962	—	—	—	—	87,462
Paul F. Oreffice	43,000	34,962	—	—	—	—	77,962
James R. Parish	45,000	34,962	—	—	—	—	79,962
Kenneth B. Roath	49,000	34,962	—	—	—	—	83,962
Casey J. Sylla	41,500	34,962	—	—	—	—	76,462
Shelby Yastrow	52,000	34,962	—	—	—	—	86,962

(1)
The values of the restricted stock granted are based on $11.55 per share which excludes $0.01 per share paid by the director on the date of grant. The restricted stock awards vest subject to continued service over time.

Communication with the Board of Directors

        Stockholders and other interested parties may send correspondence directed to the board of directors, individual directors or the lead independent director c/o Corporate Secretary, Spirit Finance Corporation, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254. The Secretary will review all correspondence addressed to the board of directors, individual directors or the lead independent director for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded and make the correspondence available for review at the request of the intended recipient. The Secretary will forward stockholder and interested party communications to the board of directors, individual directors or the lead independent director prior to the next regularly scheduled meeting of the board of directors following the receipt of the communication as appropriate. Correspondence intended for our independent directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

Executive Officers

        Set forth below is information about the executive officers of the Company who are not also directors of the Company, including age, principal occupation during the last five years and the date each became an executive officer of the Company. Similar information about Mr. Morton Fleischer and Mr. Volk is provided above under "—Directors."

Name/Age	Present Executive Office	Executive Officer of the Company Since
Catherine Long (50)	Chief Financial Officer, Senior Vice President and Treasurer. Ms. Long joined us as our Chief Financial Officer, Senior Vice President, Secretary and Treasurer in August 2003. Ms. Long has an extensive background in accounting, finance and asset servicing. Prior to joining us, Ms. Long served since 1990 in various capacities with FFCA and its successor, GEFF. During much of her career at FFCA, Ms. Long was the Principal Accounting Officer and worked closely with FFCA's audit committee. As Senior Vice President—Finance, Ms. Long developed and implemented FFCA's accounting, reporting and internal control policies and procedures, including those related to the servicing of loan and lease payments and the reporting of loan securitization transactions. Ms. Long supervised the cash management, monthly payment servicing and investor reporting of approximately $5.9 billion in originated loans and leases. Prior to her employment with FFCA, Ms. Long was a senior manager specializing in the real estate industry with the international public accounting firm of Arthur Andersen in Phoenix, Arizona. She received her degree in accounting from Southern Illinois University and has been a certified public accountant since 1980.	August 2003
Michael T. Bennett (49)
	Senior Vice President—Operations, Chief Compliance Officer and Secretary. Mr. Bennett joined us as our Senior Vice President—Operations in April 2005. Mr. Bennett has a securities, corporate finance and transactional legal background. During his 25-year legal career, he has worked in a private law practice and served as a member of the senior management team of an emerging growth public company. Prior to joining us in April 2005, he was a partner in private law practice focusing on corporate law, securities transactions and capital formation. From 1991 until his return to private practice in 2000, he served as Vice President, General Counsel and Corporate Secretary of Farmer Mac, a NYSE-listed public company. He began his corporate legal career with a New York-based law firm where he concentrated on complex structured finance transactions. Mr. Bennett received his Bachelor of Arts in Government and Foreign Affairs in 1979 from Hampden-Sydney College and his law degree in 1982 from the University of Virginia.	April 2005

Jeffrey M. Fleischer (39)
	Senior Vice President—Acquisitions, Assistant Secretary and Assistant Treasurer. Mr. Jeffrey Fleischer joined us as Senior Vice President—Acquisitions in August 2003. Before joining us, Mr. Fleischer was Managing Director of Trefethen & Company, an investment banking firm providing services for mergers, acquisitions and financial restructuring for multi-unit retail operators. From 1993 to 2002, Mr. Fleischer was a senior officer at FFCA and its successor, GEFF, with responsibility for lending and commercial real estate investments. Prior to joining FFCA, Mr. Fleischer was employed by The Chase Manhattan Bank, N.A. with responsibility for middle market commercial loan and retail residential loan underwriting and origination. Mr. Fleischer received a Bachelor of Arts in Economics and a minor in Philosophy from Boston University, and earned an MBA in finance from Washington University in St. Louis, Missouri. Mr. Jeffrey M. Fleischer is the son of Mr. Morton H. Fleischer, our Chairman of the Board.	August 2003
Gregg A. Seibert (43)
	Senior Vice President—Underwriting, Assistant Secretary and Assistant Treasurer. Mr. Seibert joined us as Senior Vice President—Underwriting in September 2003. Prior to joining us, Mr. Seibert served for over nine years in various capacities with FFCA and its successor, GEFF. Mr. Seibert's positions ranged from senior underwriter, vice president, director of underwriting and, most recently, senior vice president. Prior to his employment with FFCA, Mr. Seibert was a vice president with Bank of America from 1989 to 1994 in the commercial real estate lending group. Mr. Seibert was also an investment analyst with the Travelers Insurance Company from 1988 to 1989. In the past ten years, Mr. Seibert has been involved with over $5.0 billion in real estate financings. Mr. Seibert received a Bachelor of Science degree in Business Administration from the University of Missouri in 1986 and an MBA in Finance from the University of Missouri Graduate School of Business in 1987.	September 2003

Catherine L. Stevenson (50)
	Vice President and Chief Accounting Officer. Ms. Stevenson joined us as Vice President and Controller in December 2003. From March 2002 until she joined us, Ms. Stevenson had been working as a consultant assisting various companies in accounting and reporting, evaluating and documenting internal control policies and procedures and various operational projects. From 1987 through February 2002, Ms. Stevenson served in various capacities with Viad Corp (NYSE: VVI), a company providing payment services and tradeshow and convention and event services to businesses. From April 1999 to February 2002, Ms. Stevenson served as Vice President—Controller for Viad, where she was its Principal Accounting Officer responsible for the development and implementation of accounting, reporting and internal control policies and procedures. From 1984 to 1987, Ms. Stevenson was the Chief Financial Officer for Paragon Homes, a residential home builder in the Phoenix, Arizona area. Prior to that, Ms. Stevenson was an audit manager with the international public accounting firm of Arthur Andersen in Phoenix. She received the degree of Bachelor of Science in Business Administration (Accounting Major) from the University of New Mexico and has been a certified public accountant since 1981.	December 2003

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee has appointed Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. The stockholders of the Company are being asked to ratify this appointment at the meeting. Ernst & Young LLP has served as the Company's independent registered public accounting firm since the Company's inception in August of 2003. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        Although it is not required to do so, the board of directors is submitting the appointment of the Company's independent registered public accounting firm to the stockholders at the meeting in order to ascertain the views of stockholders regarding such appointment. A majority of the votes cast at the meeting, if a quorum is present, will be sufficient to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007. Whether the proposal is approved or defeated, the audit committee may reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" PROPOSAL 3

Audit Committee Pre-Approval Policies and Procedures

        The audit committee is responsible for the appointment, compensation, and oversight of the work of the Company's independent registered public accounting firm. The audit committee has adopted policies and procedures that require audit committee pre-approval of all audit and permissible non-audit services provided to the Company by Ernst & Young LLP. The audit committee pre-approves on an annual basis services that are of a recurring nature. Changes in the scope of services that have been pre-approved on an annual basis are deemed to be pre-approved by the audit committee provided they do not result in fee increases in excess of a relatively small amount established by the audit committee. The audit committee must pre-approve any scope changes resulting in fee increases in excess of this amount. New recurring services and services that are not recurring in nature are pre-approved by the audit committee from time to time throughout the year. Actual fees incurred for services provided to the Company by Ernst & Young LLP are reported to the audit committee. In determining whether to pre-approve the provision by Ernst & Young LLP of a permissible non-audit service, the audit committee considers whether the provision of the service by Ernst & Young LLP could impair the independence of Ernst & Young LLP with respect to the Company. As part of this process, the audit committee considers the facts and circumstances of the proposed engagement, including whether Ernst & Young LLP can provide the service more effectively and economically than other firms because of its familiarity with the Company's business and operations. The audit committee also considers the proposed engagement in light of the other non-audit services provided to the Company by Ernst & Young LLP and the fees paid to Ernst & Young LLP for those services.

Report of the Audit Committee

        The audit committee of Spirit Finance Corporation's (the "Company") board of directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The board of directors has approved a charter of the audit committee, which is attached to this proxy statement as Appendix A, as required by the NYSE and the rules and regulations of the Securities and Exchange Commission.

        The role of the audit committee is to oversee the Company's financial reporting process on behalf of the board of directors. In fulfilling our oversight responsibilities, we approve the appointment of the Company's independent registered public accounting firm and review and discuss the audited financial statements included in the Company's Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

        We discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope of their respective audits. We meet with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. In the performance of our oversight function, the members of our committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by Ernst & Young LLP.

        In this context, we have reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006 with management and Ernst & Young LLP. We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, we have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and have discussed with Ernst & Young LLP their independence from the Company. We have also considered whether Ernst & Young LLP's provision of tax preparation and tax consulting services to the Company is compatible with maintaining Ernst & Young LLP's independence.

        Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

Dennis E. Mitchem, Chair
Linda J. Blessing, Ph.D.
James R. Parish

March 13, 2007

*
The material in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Audit Fees

        During 2006, Ernst & Young LLP performed certain non-audit services for the Company. The audit committee has considered whether the provision of these non-audit services is compatible with maintaining the accountants' independence. During 2006 and 2005, Ernst & Young LLP provided services and received fees in the following categories and amounts:

	2006	2005
Audit fees	$836,986	$570,236
Audit-related fees	242,106	136,965
Tax fees	255,934	131,108
All other fees	2,435	1,500

Total	$1,337,461	$839,809

        The audit committee of the board of directors has approved all of the fees in the table above.

        Audit fees consist of fees billed for professional services rendered in connection with the audit of the Company's consolidated financial statements for the years ended December 31, 2006 and 2005, together with the audit of the Company's internal control over financial reporting, and review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q. Audit fees shown above also include $186,000 in 2006 and $15,000 in 2005 related to the Company's registration statements and related prospectuses, comfort letters and consents, and $35,000 in 2006 related to special audits and reports required under certain of the Company's debt agreements.

        Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category of fees includes fees related to agreed-upon procedures performed in connection with the issuance of net-lease mortgage notes, due diligence related to property acquisitions and investments and advisory services related to financial accounting and reporting matters.

        Tax fees consist of the aggregate fees billed in 2006 and 2005 for professional services rendered for tax compliance, preparation and advisory services.

PROPOSAL 4
ADJOURNMENT OF THE ANNUAL MEETING

The Adjournment Proposal

        We are asking you to vote on a proposal to approve any adjournments of the annual meeting for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the annual meeting to approve the merger.

Vote Required and Recommendation of Our Board of Directors

        The affirmative vote of a majority of the votes cast at the meeting is required for the approval of Proposal 4. No proxy that is specifically marked "AGAINST" Proposal 1 will be voted in favor of Proposal 4, unless it is specifically marked "FOR" Proposal 4. Our board of directors believes that if the number of shares of our common stock present or represented at the annual meeting and voting in favor Proposal 1 is insufficient to approve that proposal, it is in the best interests of our company to enable our board of directors to continue to seek to obtain a sufficient number of additional votes in favor of approval of the merger to bring about Proposal 1's approval.

Our board of directors unanimously recommends that you vote "FOR" Proposal 4 to adjourn the annual meeting for the purpose, among others, of soliciting additional proxies.

Postponement of the Annual Meeting

        At any time prior to convening the annual meeting, our board of directors may postpone the meeting for any reason without the approval of our stockholders. If postponed, as required by law, we will provide at least 10 days' notice of the new meeting date.

SECURITY OWNERSHIP

        The following table contains information as of April 9, 2007, regarding beneficial ownership of our common stock by (1) each person known to us to be the beneficial owner of more than five percent of our outstanding common stock, (2) each of our directors, (3) each of our named executives (defined below), and (4) all directors and executive officers as a group. As of April 9, 2007, we had 114,085,085 shares of our common stock issued and outstanding. The persons as to whom information is given have sole voting and investment power over the shares beneficially owned, unless otherwise noted in the footnotes following the table.

	As of April 9, 2007
Name	Aggregate Number of Shares Beneficially Owned(1)		Percent of Class(2)
5% Holders:
Redford Holdco, LLC c/o Macquarie Holdings (USA) Inc. 125 West 55th Street, Level 22 New York, New York 10019	10,877,000	(3)	9.5%
Cohen & Steers Capital Management, Inc. 280 Park Avenue, 10th Floor New York, New York 10017	8,457,300	(4)	7.4%
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	6,375,193	(5)	5.6%
The Vanguard Group, Inc. P.O. Box 2600 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,283,058	(6)	5.5%
Directors and Executive Officers:
Morton H. Fleischer	2,929,545	(7)(8)	2.6%
Christopher H. Volk	1,863,250	(7)(9)	1.6%
Catherine Long	245,598	(10)	*
Michael T. Bennett	95,489		*
Jeffrey M. Fleischer	217,067		*
Gregg A. Seibert	210,615		*
Linda J. Blessing	9,468		*
Willie R. Barnes	9,468		*
Dennis E. Mitchem	32,247		*
Paul F. Oreffice	76,468		*
Jim Parish	20,218		*
Kenneth B. Roath	35,318		*
Casey J. Sylla	29,468		*
Shelby Yastrow	36,268		*
Directors and executive officers as a group (15 persons)	4,606,458		4.0%

*
Less than 1.0%

(1)
All shares not outstanding but which may be acquired by the stockholder within 60 days of April 9, 2007 by the exercise of any stock option or any other right are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by the stockholder, but not by any other stockholder. Includes shares beneficially owned by the individual's spouse.

(2)
All percentages are rounded to the nearest tenth of a percent.

(3)
Based solely on a Schedule 13D filed March 22, 2007 with the SEC, Redford Holdco, LLC ("Redford") directly owns 6,150,000 shares of the Company's common stock. Under the rules of the SEC, Redford may also be deemed to own 4,727,000 shares of the Company's common stock held by Macquarie Technology Investment Pty Limited ("MTIPL"), an affiliate of one of the unitholders of one of the members of Redford. Redford expressly disclaimed beneficial ownership of the shares owned by MTIPL The members of Redford are Redford Australian Investment Trust (the "Trust"), OZ Domestic Partners, L.P., OZ Domestic Partners II, L.P., OZ Asia Domestic Partners, L.P., OZ Global Special Investments, L.P. and TPG-Axon Partners, LP. The unitholders of the Trust are Macquarie European Investment Pty Limited, Kaupthing Bank hf., TPG-Axon Partners (Offshore), Ltd., Gandhara Master Fund Limited, OZ Overseas Fund, Ltd., OZ Overseas Fund II, Ltd., OZ Asia Overseas Fund, Ltd. and OZ Global Special Investments Intermediate Fund, L.P. The trustee of the Trust is Macquarie Direct Investment A Limited.

(4)
Based solely on a Schedule 13G filed February 13, 2007 with the SEC, Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisers Act and under the rules of the SEC may be deemed to own the shares held by Cohen & Steers Capital Management, Inc.

(5)
Based solely on a Schedule 13G filed January 11, 2007 with the SEC.

(6)
Based solely on a Schedule 13G filed February 14, 2007 with the SEC. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 183,758 of these shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(7)
As of April 9, 2006, Spirit Finance Holdings owned 1,252,612 shares of our outstanding common stock. Messrs. Fleischer and Volk each own 50% of the voting control of Spirit Finance Holdings. Under the rules of the SEC, Messrs. Fleischer and Volk are each deemed to be the beneficial owners of Spirit Finance Holdings' shares.

(8)
Mr. Fleischer owns 1,601,665 shares directly, 1,252,612 shares through his voting power over Spirit Finance Holdings and is deemed to own 75,268 shares owned by his wife, Donna Fleischer.

(9)
Mr. Volk owns 610,638 shares directly and 1,252,612 shares through his voting power over Spirit Finance Holdings.

(10)
Ms. Long owns 244,989 shares directly, and is the custodian for 609 shares held by minors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The goal of our named executive officer compensation program is the same as our goal for operating the company: to create long-term value for our stockholders. We have designed and implemented our compensation programs for our named executives to reward those executives for sustained financial and operating performance and to align their interests with those of our stockholders, while providing incentives for them to remain employed with us for the long term. Our named executives consist of our Chief Executive Officer (our CEO, who is also referred to as our principal executive officer or PEO), our Chief Financial Officer (our CFO, who is also referred to as our principal financial officer or PFO), our Chairman of the Board and our three other most highly-compensated executive officers, which are our three Senior Vice Presidents other than our CFO. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of base salary and annual bonus, long-term equity-based incentive compensation and other customary benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity to realize future value on equity awards. We allocate the overall compensation to each element in a manner we believe maximizes the achievement of our compensation goal.

Compensation Objectives

        Performance.    The named executives have over 150 years of combined experience in the real estate investment and finance business, having invested over $9.0 billion in single-tenant real estate assets since 1980. The amount of compensation for each named executive reflects their superior management experience and continued high level of performance over a long period of time. The key elements of our compensation program that award performance include:

  •
  a cash bonus that is based on the achievement of set levels of performance goals for the company; and

  •
  equity incentive compensation primarily in the form of restricted shares of our common stock (which we refer to as restricted stock), the value of which depends on the performance of our common stock and vesting schedules that require continued service with us and the achievement of performance goals in some cases.

        Annual performance bonuses are designed to reward annual achievements and be commensurate with each executive's scope of responsibilities, leadership abilities and management experience and effectiveness. Our other elements of performance-based compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results for our stockholders.

        Alignment.    We recognize that while the annual bonus programs provide awards for achieving positive performance for near-term goals, equity-based incentives create an essential long-term alignment of the interests of the named executives and our stockholders. The key element of compensation that aligns the interests of our named executives with our stockholders is:

  •
  equity incentive compensation in the form of restricted stock, which links a significant portion of compensation to stockholder value because the total value of those awards corresponds to stock price appreciation and the rate at which distributions on those shares are paid.

        Retention.    Our named executives have developed unique expertise and extensive relationships with financial institutions and existing and prospective customers. These relationships and expertise are critical to our business and may not be able to be easily replaced if we lost the services of one or more of the named executives. In light of this, we attempt to retain our executives by linking a significant portion of their compensation with continued service requirements. The key element of compensation that requires continued service is:

  •
  the long-term incentive awards of restricted stock and stock options have continued service vesting terms, creating an incentive for the named executives to remain employed by us.

Implementing Our Objectives

        Determining Compensation.    We use our judgment in making compensation decisions after reviewing the performance of the company and carefully evaluating an executive's performance during the year against established goals, business responsibilities, current compensation arrangements, long-term potential to increase stockholder value and compensation of similar executives in a group of peer companies in our industry (which we refer to as our peer group).

        We generally do not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation components. We do rely on a specific formula for awarding cash performance bonuses. At the beginning of each year, we set specific performance hurdles that form the basis for the payment of cash bonuses. We generally set goals for three levels of performance bonus payments (threshold, target and maximum amounts) which are discussed in further detail below.

        We consider competitive market compensation paid by other companies, such as other REITs, and generally seek to set compensation around the middle of our peer group. We do, however, retain flexibility in our compensation programs and in the assessment process to respond to and adjust for the evolving business environment, individual executive performance and circumstances unique to our Company.

        Allocation Among Components.    Under our compensation structure, the mix of base salary, annual cash performance bonus and equity-based incentive compensation varies depending upon the title and duties of each named executive. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. The apportionment goals are not applied rigidly and do not control our compensation decisions; we use them as a guide to assess an executive's total compensation and whether we have provided the appropriate mix of incentives to accomplish our compensation objectives. Our mix of compensation components is designed to reward recent results, create incentive for continued service with the company and encourage long-term company performance through a combination of cash and equity incentive awards. We also seek to balance compensation components that are based on financial, operational and long-term strategy measures with other measures that are based on total returns to our stockholders. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and continue to retain them on a cost-effective basis. For 2006, the named executives' compensation was generally allocated among base salary, performance bonus and equity awards as shown in the following table.

	Typical Base Salary	Typical Performance Bonus Target	Typical Equity Target
Chief Executive Officer and Chairman of the Board	20%	30%	50%
Senior Vice Presidents	30%	30%	40%

        Role of Compensation Consultant and Executive Officers.    From time to time, we retain compensation and other consultants to assist us in carrying out our duties. In evaluating performance bonus awards for 2006, as well as setting base salaries and determining long-term equity-based incentive awards for 2007, we retained a compensation consultant to assist us in (1) identifying a peer group of companies and gathering information about executive officer compensation at those companies, (2) analyzing the information gathered about the peer companies, and (3) considering the reasonableness of the level of information and form of compensation proposed for the named executives. In connection with renewing the employment agreements of our named executives in October of 2006, we also retained the same compensation consultant to assist us in evaluating our existing employment agreements with our named executives and gathering and analyzing information about similar employment arrangements with other officers in our peer group.

        In addition to discussions with consultants we retain, we also discuss compensation of the named executives with the CEO and the Chairman of the Board. We seek input from these individuals in setting appropriate performance goals for the company. We also seek input from these individuals regarding compensation levels of the company's other named executives and analysis of other companies in the peer group.

        Equity Grant Practices.    Under our stock option and incentive plan, each award granted is made at the fair market value of our common stock on the date of the grant. The stock option and incentive plan defines the fair market value to be the average of the closing price of our common stock on the NYSE for the five trading days before the date of the grant. All equity-based compensation granted in 2006 were grants of restricted stock which vest solely over time. Stock options granted, if any, have an exercise price equal to the fair market value of our common stock on the date of grant. Annual awards of equity-based incentive compensation are generally made at the beginning of each year in January. The compensation committee schedules its meetings without regard to market factors affecting our common stock, such as earnings announcements or the declaration of distributions. We have not re-priced, and do not intend to re-price, any stock options.

        Tax Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officer, other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Our policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our named executives with appropriate rewards for their performance. In the appropriate circumstances, however, we are prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our named executives are compensated in a manner consistent with the objectives of our compensation program and in the best interests of our stockholders. For 2006, the grants of restricted stock and the payments of annual cash performance bonuses were designed to satisfy the requirements for deductible compensation.

        Potential Impact on Compensation from Misconduct or Restatements.    If the board of directors determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances and may include, without limit, (a) termination of employment, (b) initiating an action for breach of duties to the Company and the stockholders, and (c) if the misconduct resulted in a material restatement of the company's financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Elements Used to Achieve Compensation Objectives

        Base Salaries.    We want to provide our senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. The base salary levels were not objectively determined with a formula, but instead reflect levels that we concluded were appropriate based upon our general experience. The total compensation for the CEO and Chairman is allocated more toward performance bonus and equity awards to incentivize and emphasize rewards for company performance, and to a lesser extent, individual performance.

        We performed a similar analysis with respect to our Senior Vice Presidents. At the Senior Vice President level, we have a significant level of competition for employees with real estate finance expertise. Therefore, we provide a slightly larger portion of the compensation to our Senior Vice Presidents in the form of base salary than we otherwise would provide in order to improve our ability to attract and retain qualified officers.

        Annual Cash Performance Bonuses.    Our practice is to award cash bonuses based upon performance objectives. These performance targets are determined by the compensation committee at the beginning of each fiscal year based on various performance levels of the prior year and projected performance levels for the current year with varying degrees of probability of success. The amount of the bonus is determined based upon meeting one of the three levels of performance and will equal the percentages of base salary of each executive shown in the table below. The compensation committee also has the discretion to increase any bonus amounts to the extent they believe an executive's performance warrants additional reward despite whether or not one or more numerical targets were achieved. The percentage of base salary that will be awarded for meeting one of the three targets is as follows:

	Threshold	Target	Maximum
Chief Executive Officer and Chairman	50%	100%	150%
Senior Vice Presidents	40%	75%	110%

        The bonus performance goals for our executives include a targeted range of funds from operations, or FFO, and a targeted range of gross real estate investments for the year. We selected an FFO target because we believe FFO is a measure of our operating performance, cash flows and profitability and is a common measure of financial performance for REITs. We selected a target real estate acquisition level to incentivize our executives relative to one of our primary goals, which is to grow the size of our real estate portfolio, which in turn should result in increased returns to our stockholders. For the 2006 bonuses, the amount of the bonus was split 70% based on meeting the FFO targets and 30% based on meeting the real estate acquisition targets. The numerical targets set by the compensation committee in January of 2006 for fiscal year 2006 are shown in the table below.

	Threshold	Target	Maximum
FFO Goals per Share of Common Stock	$0.93	$0.95	$0.97
Gross Real Estate Acquisition Goals	$600,000,000	$800,000,000	$1,000,000,000

        Based on these goals, our executives earned the maximum bonus amounts for 2006 as both our FFO per share and gross real estate acquisitions exceeded the maximum targets.

        Equity-Based Incentive Compensation.    The primary form of equity compensation that we award is restricted shares of common stock. We make equity-based incentive awards to more closely align the financial interests of our executives with those of our stockholders. We primarily use restricted stock instead of options as we concluded that granting shares of restricted stock to employees, particularly members of senior management, provides an equally motivating form of equity-based incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. In addition, options tend to be less efficient for senior management of a REIT because the amount of cash that must be annually distributed to stockholders in order to maintain REIT status means that REITs have less potential for share price appreciation than companies capable of retaining their earnings. The restricted stock we grant to our executives generally vests over a five-year vesting period following the date of grant based on continued employment with us.

        Once we determine the dollar amount of equity-based compensation that we want to award, the number of shares granted is determined based on the fair market value of our common stock on the date of grant, as defined in our stock option and incentive plan. Our stock option and incentive plan defines fair market value as the average closing price of our common stock on the NYSE for the five trading days preceding the date of determination.

        Severance Benefits.    We believe that companies should provide reasonable severance benefits to employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. In addition, our senior management and our other employees are responsible for having built the Company into the successful enterprise that it is today in a short period of time, and we believe that it is important to protect them from the economic effects of the loss of their employment for reasons beyond their control, including in the event of a change in control.

        The amount of each executive's severance would be determined by the terms of each of their employment agreements. Under the employment agreements, if the Company terminates the agreements without cause (as defined in the employment agreement), or if the executive terminates employment with good reason (as defined in the employment agreement), the Company will be obligated to pay to the executive (1) a lump sum payment of severance ranging from two (in the case of the Senior Vice Presidents) to three (in the case of the CEO or Chairman) times the annual salary and bonus payable under the employment agreements, (2) the maximum cash performance bonus prorated for the year in which the termination occurred, (3) payment of premiums for certain group health coverage, and (4) other benefits as provided for in the agreements. In the event of a termination by the Company for any reason other than for cause, or if the executive terminates employment with good reason, all of the unvested options and restricted shares granted to the executive will become fully vested.

        Some of the events constituting good reason under the employment agreements include (1) an adverse change or reduction in the executive's job, (2) a reduction in the executive's annual base salary or maximum target cash bonus, and (3) on and after the occurrence of a change of control:

  (a)
  the failure by the Company to continue in effect any of the benefit plans, including but not limited to ongoing equity-based incentive awards in annual amounts that have a fair market value on the date of grant equal to or higher than the average fair market value of such grants made to the executive during the two fiscal years prior to the change of control; and

  (b)
  any failure by the Company to obtain from any successor to the company an agreement to assume the employment agreement.

        We use a double trigger event for the receipt of severance in the event of a change of control instead of a single trigger. We believe that the executives should not be entitled to severance payments merely because the ownership of our Company changes (a single trigger), but rather the executives should be entitled to receive severance benefits upon the occurrence of a change of control only if there is an adverse change in the executive's job or compensation following the change of control (a double trigger). We have provided, however, that all equity-based awards granted to the named executives will vest upon a change in control to allow our named executives to receive the full potential value of those awards in the event of such a transaction that may be in the best interests of the Company and our stockholders.

        The following table illustrates the dollar value of the benefits and payments the officers listed in the table would receive in the event of a hypothetical termination of employment on March 1, 2007 by each of our named executives for good reason, including in the event of a termination in connection with a change of control, or by us without cause.

	Christopher H. Volk (PEO)	Catherine Long (PFO)	Morton H. Fleischer	Michael T. Bennett	Jeffrey M. Fleischer	Gregg A. Seibert
Base salary(1)	$1,500,000	$680,000	$1,350,000	$620,000	$620,000	$620,000
Bonus(2)	1,362,500	579,833	1,293,750	528,083	528,083	528,083
Equity-based incentives(3)	3,525,000	1,100,000	3,375,000	850,000	850,000	850,000
Accelerated vesting of prior equity awards(4)	1,439,604	611,336	1,372,204	474,082	474,082	474,082
Continuation of benefits(5)	107,858	74,708	52,817	107,881	68,844	72,155

Subtotal	7,934,962	3,045,877	7,443,771	2,580,046	2,541,009	2,544,320
Excise tax gross-up	3,288,715	1,002,085	3,038,103	801,429	792,965	789,845

Total	$11,223,677	$4,047,962	$10,481,874	$3,381,475	$3,333,974	$3,334,165

(1)
Depending on the named executive, includes two times or three times the named executive's 2007 base salary.

(2)
Includes a portion of the named executive's 2007 maximum target bonus, pro-rated from January 1, 2007 to March 1, 2007 (the date of hypothetical termination of employment), plus two times or three times, depending on the named executive, the average annual bonus the named executive actually received in 2006 and 2007 (in the case of Mr. Bennett, the amount he would have received had he been employed for the full 2005 fiscal year).

(3)
Depending on the named executive, includes two times or three times the average fair market value (determined on the date of grant) of the restricted stock awards granted to the named executive in 2006 and 2007.

(4)
Includes the dollar value associated with the accelerated vesting of certain long-term incentive awards, plus an additional amount reflecting the lapse of the obligation to continue to perform services.

(5)
Includes the dollar amount associated with the continuation of benefits currently provided to the named executive for 36 months following termination of employment.

        Other Compensation.    In addition to the compensation described above, the Company also provides the named executives with other benefits to assist the company in remaining competitive in the marketplace and to encourage the named executives to remain with the company. In addition to medical and other group insurance coverage and retirement plan benefits in our 401(k) plan generally available to all of our full time employees, we also provide our named executives with the following:

  •
  supplemental long-term disability insurance, including a "tax gross up" amount related to the taxable portion of the premiums for such coverage;

  •
  reimbursement of country club membership dues actually paid, if any; and

  •
  reimbursement for the cost of an annual medical physical.

Compensation for the Named Executives in 2006

        Strength of Company Performance.    The specific compensation decisions made for each of the named executives for 2006 reflect the strong performance of the company against our key financial and operational performance objectives. A more detailed analysis of our financial and operational performance is contained in the section entitled "Management's Discussion & Analysis of Financial Condition and Results of Operations" in our 2006 Annual Report on Form 10-K filed with the SEC.

        CEO Compensation.    In determining Mr. Volk's total compensation for 2006, the compensation committee considered his performance against his financial, strategic and operational goals for the year, as follows:

        Mr. Volk was awarded a bonus payment of $600,000 for 2006, which represents a significant increase in his bonus of $225,000 for 2005. The increase in Mr. Volk's bonus over 2005 resulted from achieving the maximum performance targets under the cash bonus plan. In addition, in January of 2007 we also determined to award Mr. Volk 109,225 shares of restricted stock, which shares vest over a five-year period based on continued service with the Company. The potential value of these restricted shares, based on the fair market value of our common stock on the date of grant ($12.36 on January 9, 2007) was approximately $1.4 million. We set Mr. Volk's 2007 annual base salary at $500,000, which represents a 25% increase over his base annual salary of $400,000 set at the beginning of 2006. We believe that his compensation is consistent with the Company's objective to reward, align, motivate and challenge Mr. Volk to continue his successful leadership of the Company.

        As a further indication of Mr. Volk's alignment with our stockholders, Mr. Volk beneficially owned 1,863,250 shares of our common stock as of April 9, 2007, including 209,033 shares of unvested restricted stock and exercisable options to purchase 288,000 shares of common stock he holds.

        Chairman of the Board Compensation.    In determining Mr. Morton Fleischer's total compensation for 2006, the compensation committee considered his performance against his financial, strategic and operational goals for the year, as follows:

        Mr. Fleischer was awarded a bonus payment of $562,500 for 2006, which represents a significant increase in his bonus of $225,000 for 2005. The increase in Mr. Fleischer's bonus over 2005 resulted from achieving the maximum performance targets under the cash bonus plan. We also determined to award Mr. Fleischer 101,135 shares of restricted stock, which shares vest over a five year period based on continued service with the Company. The potential value of these restricted shares, based on the fair market value of our common stock on the date of grant ($12.36 on January 9, 2007) was approximately $1.3 million. We set Mr. Fleischer's 2007 annual base salary at $450,000, which represents a 20% increase over his base annual salary of $375,000 set at the beginning of 2006. We believe that his compensation is consistent with the company's objective to reward, align, motivate and challenge Mr. Fleischer to continue his successful leadership of the Company.

        As a further indication of Mr. Fleischer's alignment with our stockholders, Mr. Fleischer beneficially owned 2,929,545 shares of our common stock as of April 9, 2007, including 200,943 shares of unvested restricted stock and options to purchase 288,000 shares of common stock he holds.

        CFO and Senior Vice President Compensation.    In determining the compensation for 2006 of Ms. Long, our CFO, and Messrs. Bennett, Jeffrey Fleischer and Seibert, our other Senior Vice Presidents, we considered their performance against financial, strategic and operational goals for the year, as follows:

        In light of achieving the maximum performance targets under the cash bonus plan, Ms. Long was awarded a bonus of $330,000 and each other Senior Vice President was awarded bonus payments of $302,500 for 2006, which represents a 76% and 79% increase in these officers' annual bonuses for 2005, respectively. The increase in these bonus amounts over 2005 resulted from achieving the maximum performance targets under the cash bonus plan. We also determined to award Ms. Long 48,545 shares of restricted stock and each other Senior Vice President 36,410 shares of restricted stock, which shares vest over a five year period based on continued service with the company. The potential value of these restricted shares, based on the fair market value of our common stock on the date of grant was approximately $600,000 with respect to Ms. Long and $450,000 for each other Senior Vice President. We set Ms. Long's 2007 annual base salary at $340,000, which represents a 13% increase of her base annual salary set at the beginning of 2006. We set the 2007 annual base salary of each Senior Vice President at $310,000, which also represents a 13% increase of each Senior Vice President's base annual salary set at the beginning of 2006. We believe that the compensation for these individuals is consistent with the Company's compensation objectives.

Compensation Committee Report*

        The compensation committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for the 2007 annual meeting of stockholders. This report is provided by the following independent directors, who comprise the committee:

*
The material in this Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        Kenneth B. Roath (Chairman)

        Paul Oreffice

Summary Compensation Table

        The following table sets forth the salary and other compensation paid to our named executives for the fiscal years ended December 31, 2006, 2005 and 2004. The amounts included in the table include both compensation directly paid or accrued by us.

Name and principal position	Year	Salary ($)(1)		Bonus ($)	Stock awards ($)(3)	Option awards ($)	Non-equity incentive plan compensation ($)		Change in pension value and non- qualified deferred compensation earnings ($)	All other compensation ($)(4)		Total ($)
Christopher H. Volk President and Chief Executive Officer	2006 2005 2004	400,000 375,000 375,000		— — —	999,127 590,000 —	— — —	600,000 225,000 —		— — —	29,949 8,400 8,200	(5)	2,029,076 1,198,400 383,200
Catherine Long Senior Vice President, Chief Financial Officer and Treasurer	2006 2005 2004	300,000 250,000 200,000		— — —	499,564 295,000 —	— — —	330,000 187,500 80,000		— — —	21,612 8,400 6,000	(6)	1,151,176 740,900 286,000
Morton H. Fleischer Chairman of the Board	2006 2005 2004	375,000 375,000 375,000		— — —	999,127 590,000 —	— — —	562,500 225,000 —		— — —	— — —		1,936,627 1,190,000 375,000
Michael T. Bennett Senior Vice President— Operations, Chief Compliance Officer and Secretary	2006 2005 —	275,000 158,654 —	(2)	— — —	399,651 231,000 —	— — —	302,500 120,000	(2)	— —	69,792 — —	(7)	1,046,943 509,654 —
Jeffrey M. Fleischer Senior Vice President— Acquisitions, Assistant Secretary and Assistant Treasurer	2006 2005 2004	275,000 225,000 200,000		— — —	399,651 236,000 —	— — —	302,500 168,750 80,000		— — —	8,800 8,400 6,000		985,951 638,150 286,000
Gregg A. Seibert Senior Vice President— Underwriting, Assistant Secretary and Assistant Treasurer	2006 2005 2004	275,000 225,000 200,000		— — —	399,651 236,000 —	— — —	302,500 168,750 80,000		— — —	8,800 8,400 6,000		985,951 638,150 286,000

(1)
On January 9, 2007, the Compensation Committee of our board of directors set the base salaries of Christopher H. Volk at $500,000, Catherine Long at $340,000, Morton H. Fleischer at $450,000, Michael T. Bennett at $310,000, Jeffrey M. Fleischer at $310,000 and Gregg A. Seibert at $310,000, each effective January 1, 2007.

(2)
Mr. Bennett's employment with the Company began in April 2005, and therefore he was not paid a full year's salary or performance bonus in 2005.

(3)
The values of the restricted stock are based on $11.45 per share in 2006 and $11.80 per share in 2005 (except for Mr. Bennett, whose restricted stock grant value in 2005 was $11.55 per share) which excludes $0.01 per share paid by the executive on the date of grant. The restricted stock granted in 2006 vests subject to continued service over time. The restricted stock granted in 2005 vests subject to continued service and performance conditions; fifty percent of this grant vests over time and the other fifty percent vests based on performance criteria. Dividends are paid on restricted stock at the same rate as is paid on all shares of our common stock. Unvested restricted stock holdings of our each of our named executives are included in the Outstanding Equity Awards At Fiscal Year-End table.

(4)
All other compensation for 2006 includes a matching company contribution under our 401(k) plan of $8,800 for each executive except Mr. Morton Fleischer.

(5)
Includes supplemental disability insurance premiums of $15,191 including tax gross-up, monthly country club membership dues and the cost of an annual physical exam.

(6)
Includes supplemental disability insurance premiums of $12,812 including tax gross-up.

(7)
Includes relocation expense reimbursement paid in 2006 of $41,994, monthly country club membership dues and supplemental disability insurance premiums including tax gross-up.

        The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, short- and long-term disability insurance, parking, vacation and sick leave. In addition, we make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer is not included in the table because the aggregate value for each officer is less than the lesser of (a) ten percent of the cash compensation paid to each such executive officer, or (b) $25,000.

Grants of Plan-Based Awards in 2006

        The following table provides information about equity and non-equity plan-based awards granted to the named executives in 2006.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)
Christopher H. Volk	— 1/6/2006	200,000 —	400,000 —	600,000 —	— —	— —	— —	— 87,260	— —	— —
Catherine Long	— 1/6/2006	120,000 —	225,000 —	330,000 —	— —	— —	— —	— 43,630	— —	— —
Morton H. Fleischer	— 1/6/2006	187,500 —	375,000 —	562,500 —	— —	— —	— —	— 87,260	— —	— —
Michael T. Bennett	— 1/6/2006	110,000 —	206,250 —	302,500 —	— —	— —	— —	— 34,904	— —	— —
Jeffrey M. Fleischer	— 1/6/2006	110,000 —	206,250 —	302,500 —	— —	— —	— —	— 34,904	— —	— —
Gregg A. Seibert	— 1/6/2006	110,000 —	206,250 —	302,500 —	— —	— —	— —	— 34,904	— —	— —

(1)
The actual 2006 performance bonus amounts paid based on our 2006 performance are reported in the Non-equity Incentive Plan Compensation column in the Summary Compensation Table.

Outstanding Equity Awards at 2006 Fiscal Year-End

        The following table provides information on the holdings of stock options and restricted stock awards for the named executives at December 31, 2006.

					Stock awards
	Option awards
						Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(1)
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)			Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Christopher H. Volk	288,000	192,000	10.00	12/17/2013	132,260	1,649,282	—	—
Catherine Long	90,000	—	10.00	12/17/2013	74,480	928,766	—	—
Morton H. Fleischer	288,000	192,000	10.00	12/17/2013	132,260	1,649,282	—	—
Michael T. Bennett	—	—	—	—	52,904	659,713	—	—
Jeffrey M. Fleischer	90,000	—	10.00	12/17/2013	61,254	763,837	—	—
Gregg A. Seibert	90,000	—	10.00	12/17/2013	61,254	763,837	—	—

(1)
On January 20, 2007, the following number of restricted shares vested: Christopher H. Volk—32,452 shares; Catherine Long—24,576 shares; Morton H. Fleischer—32,452 shares; Michael T. Bennett—12,980 shares; Jeffrey M. Fleischer—21,330 shares; and Gregg A. Seibert—21,330 shares.

(2)
The amounts in this column are calculated using a per share value of $12.47, the closing market price of a share of our common stock on December 29, 2006, the last business day of the year.

Option Exercises and Stock Vested in 2006

        The following table provides information concerning the named executives related to (1) stock option exercises in 2006 and the value realized upon exercise, and (2) the number of shares of restricted common stock that vested in 2006 and the value realized upon vesting, each before payment of any applicable withholding taxes.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Christopher H. Volk	—	—	5,000	57,200
Catherine Long	—	—	10,850	124,124
Morton H. Fleischer	—	—	5,000	57,200
Michael T. Bennett	—	—	2,000	22,880
Jeffrey M. Fleischer	—	—	10,350	118,404
Gregg A. Seibert	—	—	10,350	118,404

(1)
The amounts in this column are calculated using a per share value of $11.45, the closing market price of a share of our common stock on the vesting date, less $0.01 per share paid by the executive on the date of grant.

Employment Agreements

        We have employment agreements with Morton H. Fleischer, Christopher H. Volk, Catherine Long, Michael T. Bennett, Jeffrey M. Fleischer and Gregg A. Seibert. The employment agreements provide for annual base salaries and maximum bonuses, and continue in effect until October 16, 2009; provided, that on each annual anniversary of the date of the agreement, the term will be automatically extended for one additional year unless terminated sooner, or notice of non-renewal is given prior to extension, by either party. The employment agreements provide that base salaries and annual bonuses will be reviewed each year by the compensation committee of our board of directors, which has the discretion to increase any or all of the base salaries and bonuses in additional amounts as it deems appropriate.

        The base salaries and maximum bonuses for our named executives set by the compensation committee of our board of directors for 2007 are shown in the table below:

Name and Title of Executive Officer	2007 Annual Base Salary	2007 Maximum Bonus(1)
Morton H. Fleischer Chairman of the Board	$450,000	$675,000
Christopher H. Volk President and Chief Executive Officer	$500,000	$750,000
Catherine Long Chief Financial Officer, Senior Vice President and Treasurer	$340,000	$374,000
Michael T. Bennett Senior Vice President—Operations, Chief Compliance Officer and Secretary	$310,000	$341,000
Jeffrey M. Fleischer Senior Vice President—Acquisitions, Assistant Secretary and Assistant Treasurer	$310,000	$341,000
Gregg A. Seibert Senior Vice President—Underwriting, Assistant Secretary and Assistant Treasurer	$310,000	$341,000

(1)
Actual bonuses will be paid based on performance criteria and targets set by the compensation committee of our board of directors at the beginning of each year. The compensation committee of our board of directors has the discretion to award additional bonus amounts as it deems appropriate based on the performance of each officer.

        These employment agreements provide that the executive officers agree to devote substantially all of their professional time to our operations. The agreements permit us to terminate the executives' employment, with appropriate notice, with or without "cause." "Cause" is generally defined to mean:

  •
  conviction of, or the entry of a plea of guilty or nolo contendere to, a felony (excluding a conviction or plea of guilty or nolo contendere arising under a statutory provision imposing criminal liability on a strict liability basis due to the position held by the executive with us, provided the act or omission of the executive or officer with respect to such matter was not taken or omitted to be taken in contravention of any applicable policy or directive of our board of directors);

  •
  a breach of the executive's duty of loyalty which is materially detrimental to us;

  •
  a failure to perform or adhere to duties that are consistent with the executive's employment agreement, or the reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by our board of directors, or the failure to follow the lawful directives of our board of directors provided such directives are consistent with the terms of the executive's employment agreement, which continues for a period of 30 days after written notice to the executive;

  •
  negligence or misconduct in the performance of the executive's duties that have a material adverse effect on us; or

  •
  a material breach of the executive's employment agreement by the executive that continues for 30 days after written notice to the executive.

        Under the employment agreements, the executive officers receive four weeks of paid vacation annually and various other customary benefits. The employment agreements referred to above provide that the executive officers are eligible to participate in our Stock Option Plan and are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their positions. Participation in employee benefit plans will be subject to the terms of the benefit plans as in effect from time to time. If the executive's employment ends for any reason, we will pay accrued salary, bonuses and incentive payments already determined, and other existing obligations. In addition, if we terminate the executive's employment without cause, or if the executive officer terminates employment with good reason as defined in the agreement, we will be obligated to pay (1) a lump sum payment of severance equal to three times, in the case of Morton H. Fleischer and Christopher H. Volk, or two times in the case of Catherine Long, Michael T. Bennett, Jeffrey M. Fleischer and Gregg A. Seibert, the annual salary and annual maximum bonus payable under the agreement, (2) the incentive bonus prorated for the year in which the termination occurred, (3) payment of premiums for certain group health coverage, and (4) other benefits as provided for in the employment agreement. Additionally, in the event of a termination by us for any reason other than for cause, or if the executive terminates employment with good reason, all of the options and restricted shares granted to the executive will become fully vested, and the executive will have a period of two years in which to exercise all vested options.

        If a change in control of our Company occurs, including the change of control that will result if the merger is completed, the executive officers will become fully vested in their options and restricted shares. In general terms, a change of control occurs:

  •
  if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

  •
  if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets such that after that transaction the holders of our voting shares immediately prior to the transaction own less than 50% of the voting securities of the acquirer or its parent; or

  •
  if a majority of the independent members of our board of directors votes in favor of a resolution stating that a change in control has occurred.

        If payments become due as a result of a change in control and the excise tax imposed by Internal Revenue Code Section 4999 applies, the terms of the employment agreements require us to gross up the executive for the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

        For a 24-month period in the case of Messrs. Morton Fleischer and Volk, and 12 months in the case of Ms. Long and Messrs. Bennett, Jeffrey Fleischer and Seibert, after termination of an executive's employment for any reason except for cause, the executive will agree not to compete with us by working with or investing in (subject to limited exceptions) any enterprise engaged in a business substantially similar to our business during the period of the executive's employment with us. In the event the executive is terminated for cause, the executive will agree not to compete with us for a 12-month period.

2003 Stock Option and Incentive Plan

        General.    The Stock Option Plan provides for the ability to make grants of incentive stock options and non-qualified stock options and awards of restricted common stock. The Stock Option Plan also provides for the ability to make grants of share appreciation rights, performance units, dividend equivalents and other equity-based awards. The maximum number of shares of common stock that may be subject to grants to any individual in any calendar year is 500,000 shares of common stock.

        If any grant terminates, expires or is forfeited without having been exercised or is cancelled without the delivery of shares of common stock, the common stock covered by such grant will again be available for issuance under the Stock Option Plan, as well as any shares of common stock that are delivered by the grantee or withheld by us upon the exercise of the option or other award under the Stock Option Plan in payment of the exercise price. In connection with certain extraordinary events, the compensation committee of our board of directors is able to make adjustments to the total number of shares of common stock offered under the Stock Option Plan, the maximum number of shares of common stock that may be awarded to an individual in a calendar year, the number and kind of shares of common stock covered by outstanding awards and the purchase prices specified in outstanding grants as may be determined to be appropriate.

        Administration.    The compensation committee has the sole authority to determine who will receive awards, the types of awards that will be granted and the number of shares of common stock subject to each such award. The compensation committee also interprets the Stock Option Plan and award agreements and sets the terms and conditions for each grant. The compensation committee is not able to amend the terms of any previously granted option to reprice, replace or regrant the option through cancellation or by lowering the exercise price of the previously granted option, unless our stockholders provide prior approval. The determinations of the compensation committee are made in its sole discretion and are final, binding and conclusive.

        Eligibility for Participation.    Grants under the Stock Option Plan may be made to our employees and consultants and to those employees and consultants of our subsidiaries and affiliates and to any non-employee member of the board of directors. The compensation committee determines which employees, consultants and non-employee members of the board of directors receive grants under the Stock Option Plan.

        Stock Options.    The compensation committee may grant options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, as amended, or non-qualified stock options, or NQSOs, that are not intended to so qualify, or any combination of ISOs or NQSOs. Grants of NQSOs under the Stock Option Plan may be made to any of the Company's employees and consultants and those employees and consultants of our subsidiaries and affiliates and to any non-employee member of the board of directors. Grants of ISOs under the Stock Option Plan may be made only to the Company's employees and employees of our 50% or more owned subsidiaries.

        The compensation committee will fix the exercise price per common share on the date of grant. The exercise price for NQSOs and ISOs may not be less than the fair market value of the underlying shares of common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding shares of common stock or our subsidiaries, the exercise price per share of an ISO must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs must be treated as NQSOs. For purposes of the Stock Option Plan, fair market value of a share of common stock on the date of grant is the average of the daily market price for the five consecutive trading days immediately preceding the grant date.

        The compensation committee will determine the term of each option; provided, however, that the exercise period for ISOs may not exceed 10 years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding shares of common stock or our subsidiaries, the term may not exceed five years from the date of grant. The vesting period for options will commence on the date of grant and end on a date as is determined by the compensation committee, in its sole discretion, which is specified in the award agreement. The compensation committee may provide in an award agreement that an option may become exercisable earlier than the date the option vests, and if the option is exercised prior to such vesting date, the grantee will receive restricted shares that vest over the remaining vesting period of the option.

        A grantee may exercise an option by delivering notice of the exercise to us and by paying the exercise price, plus any withholding tax due, (1) in cash or certified check, (2) with approval of the compensation committee: (A) by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (B) surrendering of shares of common stock issuable upon exercise of the option, (C) making payment through the delivery of property of any kind which constitutes good and valuable consideration or (D) any combination of the permitted exercise methods or by such other method the compensation committee may approve that is permitted by applicable law.

        Restricted Shares.    The compensation committee may grant restricted shares to anyone eligible to participate in the Stock Option Plan. The compensation committee may require that grantees pay consideration for the restricted shares and may establish conditions under which restrictions on the restricted shares will lapse over a period of time or according to such other criteria as the compensation committee determines appropriate. The compensation committee will determine the number of shares of common stock subject to the grant of restricted shares and the other terms and conditions of the grant. Unless the compensation committee determines otherwise, during the restriction period, the grantee will have the right to vote the shares of common stock subject to the restricted share grant and to receive any dividends or other distributions paid on such shares of common stock, subject to any restrictions determined to be appropriate by the compensation committee.

        Performance Units.    Performance units may be granted under the Stock Option Plan. The compensation committee may grant units to anyone eligible to participate in the Stock Option Plan. Each unit provides the grantee with the right to receive an amount based on the value of the unit, which will be determined by the compensation committee, if performance goals established by the compensation committee are met. Units will be based on the fair market value of the shares of common stock or such other measurement base that the compensation committee determines to be appropriate. The compensation committee will determine the number of units that will be granted, the requirements applicable to the units, the performance period during which performance will be measured, the performance goals applicable to the units and such other conditions as the compensation committee determines appropriate. The applicable performance goals may relate to our financial performance or that of our subsidiaries, the performance of the shares of common stock, the grantee's performance or such other criteria that the compensation committee determines appropriate. If the performance goals are met, units will be paid to the grantee in cash, in shares of common stock or a combination of cash and shares of common stock, as determined by the compensation committee.

        Dividend Equivalents.    The compensation committee may grant dividend equivalents in connection with options granted under the Stock Option Plan. The compensation committee may grant dividend equivalents to anyone eligible to participate in the Stock Option Plan. Dividend equivalents are payable in cash or shares of common stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents are determined by the compensation committee.

        Other Equity-Based Awards.    The compensation committee may grant other types of stock-based awards (including the grant of unrestricted shares of common stock), cash-based awards or other equity-based awards under the Stock Option Plan. The compensation committee may grant other equity-based awards to anyone eligible to participate in the Stock Option Plan. Equity-based awards are payable in cash, shares of common stock or other equity determined by the compensation committee. The terms and conditions of other equity-based awards are determined by the compensation committee.

        Qualified-Performance Compensation.    The Stock Option Plan permits the compensation committee to impose and identify specific performance goals that must be met with respect to grants of options, stock appreciation rights, restricted shares, units, dividend equivalents and other equity-based awards. The compensation committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the compensation committee. Prior to, or soon after the beginning of, the performance period, the compensation committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions.

        The performance goals will be based on one or more of the following measures related to the Company's operations: pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions or savings, funds from operations, stock price, sales or new investments funded, distributions to stockholders, dividend yield and/or such other identifiable and measurable performance objectives determined by the compensation committee.

        Deferrals.    The compensation committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with an award under the Stock Option Plan. The compensation committee will establish the rules and procedures applicable to any deferrals.

        Change of Control.    If a merger, consolidation, sale, transfer, exchange or other disposition of all or substantially all of our assets or other event occurs that affects the shares of common stock, the compensation committee may take any of the following actions to provide: (1) for the purchase of any outstanding award for the payment of an amount of cash equal to the amount that would have been attained upon the exercise of such award or realization of the grantee's rights (net of any required payments by the grantee) had such award been currently exercisable, payable, fully vested or the restrictions lapsed or replace such award with other rights or property selected by the compensation committee, (2) that the award cannot be exercised after such event, (3) for a specified period of time prior to such transaction or event such award will be fully exercisable, (4) that the award will be assumed by the successor or surviving corporation, or a parent or subsidiary thereof or substituted for similar awards, (5) that the restrictions on restricted shares will be terminated, or (6) for such further provisions or limitations as the compensation committee deems appropriate and in our best interests, including adjustments in the number or type of shares subject to the award.

        Amendment and Termination of the Stock Option Plan.    The board of directors or the compensation committee may amend or terminate the Stock Option Plan at any time, subject to stockholder approval if required to comply with applicable law, regulation or rule. Unless sooner terminated, the Stock Option Plan will terminate on December 15, 2013.

        The following table shows information related to our compensation plans that authorize the issuance of equity securities as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	1,260,000	$10.00	2,051,746	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	1,260,000	$10.00	2,051,746	(2)

(1)
Our 2003 Stock Option and Incentive Plan was approved by our then sole stockholder on December 15, 2003. The plan was amended and restated and approved by our stockholders on May 20, 2005.

(2)
Subsequent to December 31, 2006, awards of restricted stock relating to 419,219 shares (net of forfeitures) of our common stock were granted by the compensation committee of our board of directors.

401(k) Plan

        We adopted a defined contribution savings plan, or "401(k) Plan," to provide retirement income to the Company's employees, including the Company's executive officers. The 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code and incorporates features permitted under Section 401(k) of the Internal Revenue Code.

        The 401(k) Plan is available to full-time employees who have completed at least six months of service with us. The 401(k) Plan allows participants to elect to contribute up to 100% of annual compensation on a pre-tax basis with a maximum pre-tax contribution of $15,500 for 2007. In addition, the 401(k) Plan allows individuals who are at least 50 years of age by the end of the tax year to make additional contributions, known as catch-up contributions, in the maximum amount of $5,000 for 2007. We provide a matching contribution in cash, equal to 100% of each participant's elective deferral that does not exceed 3% of compensation, plus 50% of the elective deferral that exceeds 3% of compensation but does not exceed 5% of compensation, subject to a $9,000 limit, which matching contributions vest immediately.

        Any additional company matching contributions or any profit sharing contributions by us are subject to a vesting schedule and will be 100% vested after three years of service. Participant contributions are fully vested at all times and all contributions are invested as directed by each participant in investment funds available under the 401(k) Plan. At the termination of employment, the distribution will be based on the total account balance that is vested and will be payable in a lump-sum as soon as practical or at a later date elected by the participant or the participant's beneficiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        From time to time our senior management may be presented with various real estate investment opportunities related to our business. In order to mitigate potential conflicts, if one of our affiliates has an investment opportunity that fits within our real estate investment objectives and a majority of our independent directors determines that it is in our best interests, we will not permit our affiliates to make that investment. Our affiliates generally consist of our directors, our officers, our employees, Spirit Finance Holdings, LLC, Fleischer Ranches, LLC, any entity controlled by these individuals or entities and any entity or person that becomes affiliated with us in the future. Generally, we will permit our affiliates to make these real estate investments if:

  •
  the real estate investment does not fit our investment objectives;

  •
  the investment would create too great a concentration of our real estate investments in a single tenant, a single type of tenant, a particular geographic area, a particular property or a particular property type;

  •
  the investment would cause us, or would potentially cause us, to fail to qualify as a REIT;

  •
  the investment would require us to incur debt greater than our targeted leverage ratio; or

  •
  a majority of our independent directors determines that the investment is not an appropriate real estate investment for us for any other reason.

        The Company purchased four Flying J interstate travel plaza facilities for approximately $37.5 million in December 2003. The properties were leased back to the seller under an operating lease; rental revenues totaled approximately $3.6 million during each of the past three years. Mr. Morton Fleischer, our Chief Executive Officer until September 2005, and our current Chairman of the Board, is a member of the board of directors of Flying J.

        One of the Company's independent directors, Jim Parish, was a member of the board of directors of Taco Bueno, Inc. from 2001 until July, 2005, and joined the board of directors of TB Holdings, the parent company of the Taco Bueno restaurant chain, in June of 2006. Taco Bueno is a customer operating the underlying properties that secure approximately $25.3 million of our real estate and mortgage loan investments held at December 31, 2006. Interest income on the mortgage loans receivable and rental revenue on the leases aggregated $2.2 million in 2006, $2.2 million in 2005 and 2.0 million in 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and the persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of Forms 3, 4 and 5, and the amendments thereto, received by the Company for the year ended December 31, 2006, or written representations from certain reporting persons that no Form 5s were required to be filed by those persons, we believe that during the year ended December 31, 2006, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than ten percent of our stock except that Christopher H. Volk, inadvertently failed to file a Form 4 on a timely basis with respect to five separate transactions, Catherine Long inadvertently failed to file a Form 4 on a timely basis with respect to two separate transactions, and Dennis E. Mitchem inadvertently failed to file a Form 4 on a timely basis with respect to four separate transactions.

SOLICITATION OF PROXIES

        This solicitation is being made by mail on behalf of the board of directors, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this proxy statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting which may be furnished to stockholders by the board of directors subsequent to the furnishing of this proxy statement, has been or will be borne by the Company. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. We have retained Georgeson Inc. to assist us in soliciting proxies. We will pay the fees of Georgeson Inc., which we expect to be approximately $11,000 plus the reimbursement of expenses. The Company may pay additional amounts if other supplementary solicitations are made.

ANNUAL REPORT

        The Company is mailing its Annual Report on Form 10-K for the 2006 fiscal year to stockholders with the mailing of this proxy statement. If you would like a copy of the Company's Annual Report on Form 10-K filed with the SEC, you may obtain it without charge by writing to:

                Corporate Secretary
                Spirit Finance Corporation
                14631 N. Scottsdale Road, Suite 200
                Scottsdale, Arizona 85254-2711

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

        Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the Company's then current bylaws and applicable SEC rules and regulations. In connection with this year's meeting, no stockholder proposals were presented. Stockholders' proposals intended to be presented at the Company's Annual Meeting of Stockholders to be held in the year 2008 must be received at the Company's offices prior to January 15, 2008 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

        In addition, if you desire to bring a proposal (including director nominations) before the Company's 2008 Annual Meetings you must comply with our bylaws. Under the Company's current bylaws, in order for a stockholder to submit a proposal at the Company's 2008 Annual Meeting of Stockholders, the stockholder's notice of the proposal, including all information required by the bylaws, must be received by the Company between January 15, 2008 and 5:00 p.m. Scottsdale, Arizona time on February 14, 2008.

        Proposals should be sent to Corporate Secretary, Spirit Finance Corporation, 14631 N. Scottsdale Road, Suite 200, Scottsdale, AZ 85254.

OTHER MATTERS

        The board of directors is not aware of any matters to come before the meeting, other than those specified in the 2007 Notice of Annual Meeting. However, if any other matter requiring a vote of the stockholders should arise at the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares covered by the proxy in accordance with their discretion.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

        Please advise the Company whether other persons are the beneficial owners of the shares of the Company's common stock for which proxies are being solicited from you, and, if so, the number of copies of this proxy statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY CARD PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

ATTENDANCE AT THE MEETING

        If you intend on attending the meeting in person, please return the enclosed proxy indicating in the appropriate space your intention.

By Order of the Board of Directors
Scottsdale, Arizona , 2007	Michael T. Bennett, Secretary

APPENDIX A

AGREEMENT AND PLAN OF MERGER

by and among

REDFORD HOLDCO, LLC,

and

REDFORD MERGER CO.,

and

SPIRIT FINANCE CORPORATION

Dated as of March 12, 2007

ARTICLE I THE MERGER
1.1	The Merger
1.2	Charter and Bylaws
1.3	Effective Time
1.4	Closing
1.5	Directors and Officers of the Surviving Company
ARTICLE II MERGER CONSIDERATION; EFFECT OF THE MERGER ON THE SHARES OF THE CONSTITUENT COMPANIES
2.1	Effect on Stock
2.2	Exchange of Certificates
2.3	Withholding Rights
2.4	Dissenters' Rights
2.5	Adjustment of Merger Consideration
2.6	Subsequent Actions
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Organization and Qualification; Subsidiaries and Other Interests
3.2	Capitalization
3.3	Authority Relative to this Agreement; Stockholder Approval
3.4	Reports; Financial Statements
3.5	No Undisclosed Liabilities
3.6	Events Subsequent to Most Recent Fiscal Quarter End
3.7	Consents and Approvals; No Violations
3.8	Litigation
3.9	Properties
3.10	Employee Plans
3.11	Labor Matters
3.12	Environmental Matters
3.13	Tax Matters
3.14	Material Contracts
3.15	Opinion of Financial Advisor
3.16	Brokers
3.17	Takeover Statutes
3.18	Transactions With Affiliates
3.19	Investment Company Act of 1940
3.20	Intellectual Property
3.21	Insurance
3.22	Definition of the Company's Knowledge
3.23	Proxy Statement; Company Information
3.24	Permits
3.25	WKSI Status
3.26	Certain Regulatory Matters

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
4.1	Corporate Organization
4.2	Authority Relative to this Agreement
4.3	Consents and Approvals; No Violations
4.4	Litigation
4.5	Available Funds; Performance Guarantee
4.6	Ownership of Merger Sub; No Prior Activities
4.7	No Ownership of Company Capital Stock
4.8	Proxy Statement
ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER
5.1	Conduct of Business by the Company
ARTICLE VI COVENANTS
6.1	Preparation of the Proxy Statement; Stockholders' Meeting
6.2	Other Filings
6.3	Additional Agreements
6.4	Permitted Solicitation
6.5	Officers' and Directors' Exculpation and Indemnification
6.6	Access to Information; Confidentiality
6.7	Public Announcements
6.8	Employee Benefit Arrangements
6.9	Certain Tax Matters
6.10	Interim Period Dividends
6.11	Resignation of Company's Directors
6.12	Additional Acquisitions
6.13	Financing
6.14	Takeover Laws
6.15	Notification of Certain Matters
ARTICLE VII CONDITIONS TO THE MERGER
7.1	Conditions to the Obligations of Each Party to Effect the Merger
7.2	Additional Conditions to Obligations of Parent and Merger Sub
7.3	Additional Conditions to Obligations of the Company
7.4	Frustration of Closing Conditions
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER
8.1	Termination
8.2	Effect of Termination
8.3	Fees and Expenses
8.4	Amendment
8.5	Extension; Waiver

ARTICLE IX GENERAL PROVISIONS
9.1	Notices
9.2	Certain Definitions
9.3	Terms Defined Elsewhere
9.4	Interpretation
9.5	Non-Survival of Representations, Warranties, Covenants and Agreements
9.6	Performance Guaranty
9.7	Transfer Taxes
9.8	Enforcement
9.9	Miscellaneous
9.10	Assignment; Benefit
9.11	Severability
9.12	Choice of Law/Consent to Jurisdiction
9.13	Counterparts
9.14	Non-Recourse
EXHIBIT A FORM OF LIMITED GUARANTY

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of March 12, 2007 (this "Agreement"), is made by and among REDFORD HOLDCO, LLC, a Delaware limited liability company ("Parent"), REDFORD MERGER CO., a Maryland corporation ("Merger Sub"), and SPIRIT FINANCE CORPORATION, a Maryland corporation (the "Company"). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 9.2 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

W I T N E S S E T H :

        WHEREAS, the parties wish to effect a combination through a merger of Merger Sub with and into the Company (the "Merger") on the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law, as amended (the "MGCL"), pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of the Company (collectively, the "Company Shares"), shall be converted into the right to receive the Merger Consideration (as defined herein) upon the terms and subject to the conditions provided herein;

        WHEREAS, Parent and the Company have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated the date hereof whereby Parent has agreed to purchase 6,150,000 Company Shares on the terms and conditions set forth therein;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has approved this Agreement, the Stock Purchase Agreement, the Merger and the other transactions contemplated by this Agreement and the Stock Purchase Agreement and deems it advisable and in the best interests of the Company's stockholders to enter into this Agreement and to consummate the Merger on the terms and conditions set forth herein;

        WHEREAS, the Board of Directors of Merger Sub and Parent, as the sole stockholder of Merger Sub, have declared advisable, authorized and approved this Agreement, the Merger and the transactions contemplated by this Agreement in accordance with the requirements of the MGCL and the charter and bylaws of Merger Sub; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined herein), the Company and Merger Sub shall consummate the Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and (ii) the Company shall be the surviving corporation in the Merger (the "Surviving Company") and shall become a direct wholly-owned Subsidiary of Parent by virtue of ownership of all of the Company Shares. The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Company, it shall be governed by the laws of the State of Maryland. The Merger shall have the effects specified in Section 3-114 of the MGCL.

        1.2    Charter and Bylaws.

          (a)   The name of the Surviving Company shall be "Spirit Finance Corporation."

          (b)   The Company Charter as in effect immediately prior to the Effective Time, will be amended as part of the Merger so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the charter of Merger Sub, except for Article II thereof, which shall read "The name of the corporation is Spirit Finance Corporation," and, as so amended, shall be the charter of the Surviving Company until thereafter amended or further supplemented in accordance with its terms and Maryland law (the "Surviving Company Charter"). References herein to the Merger shall include the amendments to the Company Charter to be effected as part of the Merger.

          (c)   The Bylaws of the Company as in effect immediately prior to the Effective Time will be amended by the Company Board as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the Bylaws of Merger Sub and, as so amended, shall be the Bylaws of the Surviving Company until thereafter amended in accordance with their terms and Maryland law (the "Surviving Company Bylaws").

        1.3    Effective Time.

          (a)   On the Closing Date, Merger Sub and the Company shall duly execute and file articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with Section 3-107 of the MGCL. The Articles of Merger shall include, among other things, the amendments to the Company Charter to be effected as part of the Merger. The Merger shall become effective upon such time as the Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the MGCL as the effective time of the Merger but not to exceed 30 days after the Articles of Merger are accepted for record by the SDAT (the "Effective Time").

          (b)   Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date (as defined below).

        1.4    Closing.     The closing of the Merger (the "Closing") shall occur as promptly as practicable (but in no event later than the fifth Business Day) after all of the conditions set forth in Article VII (other than conditions that by their terms are required to be satisfied or waived as of the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) shall have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit of the same (unless extended by the mutual agreement of the parties hereto) or on such other day as the parties hereto may mutually agree, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"). The Closing shall take place at the offices of Kutak Rock LLP, or at such other place as mutually agreed to by the parties hereto.

        1.5    Directors and Officers of the Surviving Company.     The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Company as of the Effective Time and the officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Company as of the Effective Time, each to hold office in accordance with the Surviving Company Charter and Surviving Company Bylaws. The current directors of the Company shall resign, effective as of the Effective Time, and the directors of Merger Sub shall be elected as directors of the Surviving Company in accordance with Maryland law.

ARTICLE II

MERGER CONSIDERATION; EFFECT OF THE MERGER
ON THE SHARES OF THE CONSTITUENT COMPANIES

        2.1    Effect on Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company Shares or any shares of stock of Merger Sub:

          (a)    Stock of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company. Each share of preferred stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of preferred stock, par value $0.01 per share, of the Surviving Company (the "Surviving Company Preferred Stock"). The Surviving Company Charter shall contain the terms and rights of the Surviving Company Preferred Stock, which shall be the same as those of the Merger Sub Preferred Stock.

          (b)    Conversion of Company Shares.    Each Company Share (other than Excluded Shares, as defined below) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive an amount in cash equal to $14.50, without interest (the "Merger Consideration").

          (c)    Cancellation of Parent-Owned and Merger Sub-Owned Shares.    Each issued and outstanding Company Share that is owned by the Company, Parent, Merger Sub or any Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time (collectively, the "Excluded Shares") shall automatically be canceled and retired and shall cease to exist, and no cash, Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

          (d)    Cancellation of Shares.    As of the Effective Time, all Company Shares (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Company Share shall cease to have any rights with respect to such interest, except, in all cases, the right to receive the Merger Consideration, without interest.

          (e)    Restricted Shares and Stock Options.    Parent and Merger Sub acknowledge that, except as set forth on Section 2.1 of the Company Disclosure Schedule, all options to purchase Company Shares ("Company Stock Options") and restricted share awards (the "Company Restricted Shares") granted under any director or employee stock option and incentive plan, equity compensation plan or similar arrangement of the Company (collectively, the "Company Stock Option Plan") shall vest in full immediately prior to the Effective Time so as to no longer be subject to any forfeiture or vesting requirements (whether or not then vested or subject to any performance condition that has not been satisfied). As of the Effective Time, each then outstanding unexercised Company Stock Option shall be cancelled by the Company and in consideration of such cancellation, the Company shall pay to each holder thereof (and, if requested by the Company at least five Business Days prior to the Closing Date, Parent shall provide cash to the Company for such payment) at the Effective Time in cash, net of withholding, an amount per Company Share subject to such cancelled Company Stock Option equal to the excess, if any, of (i) the Merger Consideration, over (ii) the per share exercise price for such Company Stock Option (the "Option Consideration"). As of the Effective Time, each then outstanding Company Restricted Share that vests under this Section 2.1(e) shall be cancelled by the Company and in consideration of such cancellation, the Company shall pay to each holder thereof (and, if requested by the Company at least five Business Days prior to the Closing Date, Parent shall provide cash to the Company for such payment) at the Effective Time in cash, net of withholding, an amount per Company Restricted Share equal to the Merger Consideration.

        2.2    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the mailing of the Proxy Statement, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the "Paying Agent") for the cash payment in accordance with this Article II of the Merger Consideration (such cash being referred to as the "Payment Fund"). At the Effective Time, Parent shall cause Merger Sub to deposit with the Paying Agent the Payment Fund for the benefit of the holders of Company Shares. The Paying Agent shall make payments of the Merger Consideration out of the Payment Fund in accordance with this Agreement and the Articles of Merger. The Payment Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Payment Fund shall be paid to Parent.

          (b)    Share Transfer Books.    On the Closing Date, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Shares. From and after the Closing Date, (i) the holders of certificates representing ownership of the Company Shares outstanding immediately prior to the Effective Time (each, a "Certificate") and (ii) holders of Company Stock Options or Company Restricted Shares (each, a "Grant"), which shares and options shall vest in full immediately prior to the Effective Time pursuant to Section 2.1(e), shall cease to have rights with respect to such shares or options, except as otherwise provided for herein. On or after the Closing Date, any Certificates presented to the Paying Agent, the Surviving Company or the transfer agent for any reason shall be exchanged for the Merger Consideration with respect to the Company Shares formerly represented thereby.

          (c)    Payment Procedures.    As soon as possible after the Closing Date (but in any event within three Business Days thereof), the Surviving Company shall cause the Paying Agent to mail to each holder of record of Certificate(s) that, immediately prior to the Effective Time, represented outstanding Company Shares whose shares were converted into the right to receive or be exchanged for Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent, the Paying Agent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the Company Shares previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (d)    No Further Ownership Rights in the Company Shares.    On the Closing Date, holders of Company Shares shall cease to be, and shall have no rights as, stockholders of the Company other than the right to receive the Merger Consideration provided under this Article II and, if applicable, any distributions on Company Shares declared in accordance with Section 5.1 but not paid as of the Closing Date. The Merger Consideration or the consideration set forth in Section 2.1(e) with respect to Company Stock Options paid or delivered upon the surrender for exchange of Certificates or Grants representing Company Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Shares or Company Stock Options exchanged therefor.

          (e)    Termination of Payment Fund.    Any portion of the Payment Fund which remains undistributed to the holders of the Certificates for twelve months after the Closing Date, shall be delivered to the Surviving Company and any holders of Company Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and only as general creditors thereof for payment of the Merger Consideration.

          (f)    No Liability.    None of the Parent, Merger Sub, the Surviving Company, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of Merger Consideration from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Company Shares shall not have been surrendered prior to the end of the applicable escheat period (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any applicable abandoned property, escheat or similar Law), any such unclaimed funds payable with respect to such Company Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)    Investment of Payment Fund.    The Paying Agent shall invest any cash included in the Payment Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

          (h)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting of a bond to the reasonable satisfaction of Parent and the Paying Agent, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof, pursuant to this Agreement.

        2.3    Withholding Rights.     The Surviving Company, Parent or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares or Company Stock Options, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined herein), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Company or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares or Company Stock Options, in respect of which such deduction and withholding was made by the Surviving Company, Parent or the Paying Agent, as applicable.

        2.4    Dissenters' Rights.     No dissenters' or appraisal rights shall be available with respect to the Merger or any other transaction contemplated hereby.

        2.5    Adjustment of Merger Consideration.     In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company Shares issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of the Company increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Merger Consideration, provided, however, that nothing set forth in this Section 2.5 shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1 hereof.

        2.6    Subsequent Actions.     If at any time after the Effective Time any deeds, bills of sale, assignments, assurances or any other actions or things are necessary to continue, vest, perfect or confirm of record or otherwise the Surviving Company's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of the Company as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Company or otherwise to carry out the intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule attached to this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify and apply to other paragraphs in this Article III to the extent reasonably apparent that such disclosure would relate to such other paragraphs.

        3.1    Organization and Qualification; Subsidiaries and Other Interests.

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company Charter, as amended through the date hereof, is in effect and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The term "Company Material Adverse Effect" means a material adverse effect on (x) the assets, liabilities, condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company to consummate the transactions contemplated by, or to perform its obligations under, this Agreement prior to the Outside Date, or (z) the ability of (i) the Company to qualify as a REIT prior to the Effective Time or (ii) the Company to qualify as a REIT after the Effective Time, assuming solely for this purpose that the Merger was not consummated; provided, however, that none of the following, in and of itself or themselves, shall be considered in determining whether a Company Material Adverse Effect shall have occurred under clause (x) of this definition:

              (i)  changes arising out of or resulting from the announcement of this Agreement;

             (ii)  changes in the economy or financial markets, including, without limitation, prevailing interest rates and market conditions, generally in the United States or globally or that are the result of acts of war or terrorism, except to the extent any of the same disproportionately affects the Company or any of its Subsidiaries as compared to other companies in the industry in which the Company and its Subsidiaries operate;

            (iii)  changes that are proximately caused by factors generally affecting the industry in which the Company and its Subsidiaries operate, except to the extent any of the same disproportionately affects the Company or any of its Subsidiaries;

            (iv)  changes in, or in the application of, GAAP;

             (v)  changes in applicable Laws, except to the extent any of the same disproportionately affects the Company or any of its Subsidiaries as compared to other companies in the industry in which the Company and its Subsidiaries operate;

            (vi)  any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure or that such reduced revenues or earnings constitutes, has resulted in, or contributed to, a Company Material Adverse Effect; and

           (vii)  a decline in the per share stock price of the Company Shares on the New York Stock Exchange, Inc. ("NYSE"); provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline constitutes, has resulted in, or contributed to, a Company Material Adverse Effect.

  For purposes of this Agreement, the industry in which the Company and its Subsidiaries operate shall be the industry of acquiring and investing in triple net lease real estate located in the United States.

          (b)   Each Company Subsidiary (as defined below) of the Company is listed in Section 3.1(b) of the Company Disclosure Schedule, and each such entity is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power or other power and authority to own its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensure, except for jurisdictions in which such failure to be so qualified or to be in good standing would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Company Subsidiary" means any Subsidiary of the Company, and "Material Subsidiary" means a Company Subsidiary owning Company Properties with an aggregate investment or book value in excess of $20,000,000 on an individual basis. The aggregate investment or book value of the Company Properties owned by all of the Company Subsidiaries that are not Material Subsidiaries does not exceed $100,000,000. Section 3.1(b) of the Company Disclosure

  Schedule sets forth a true and complete list of each Company Subsidiary which is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code.

          (c)   Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, all of the outstanding equity, voting securities, voting interests or other interests of each of the Company Subsidiaries have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by a Company Subsidiary, and (C) owned, directly or indirectly, free and clear of any Lien (as hereinafter defined). For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          (d)   Except for the interests in the Company Subsidiaries set forth in Section 3.1(b) of the Company Disclosure Schedule, and except as set forth in Section 3.1(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities or cash equivalents).

          (e)   The Company has previously made available to Parent true and complete copies of the Company Charter and the Company's bylaws (the "Company Bylaws") and the comparable organizational documents of each Material Subsidiary, each as amended through the date hereof. Such documents are in full force and effect.

        3.2    Capitalization.

          (a)   The Company Charter authorizes the issuance of up to 375,000,000 Company Shares and 125,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Shares"). As of the date of this Agreement, (i) 107,935,085 Company Shares were issued and outstanding, (ii) 4,100,000 Company Shares have been authorized and reserved for issuance pursuant to the Company Stock Option Plan, (iii) 1,260,000 Company Stock Options were outstanding, and (iv) 885,448 Company Restricted Shares were outstanding. As of the date of this Agreement, the Company had no Company Shares or Preferred Shares reserved for issuance or required to be reserved for issuance other than as described above. All such issued and outstanding shares of stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights arising under any provisions of the MGCL, the Company Charter or Company Bylaws or any agreement to which the Company is a party or is otherwise bound.

          (b)   The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (c)   Except for the Company Stock Options and Company Restricted Shares, there are no existing options, warrants, calls, subscription rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate the Company or any Company Subsidiary to issue, transfer or sell any stock (or similar ownership interest) of the Company or any Company Subsidiary, securities which are convertible into or exercisable or exchangeable for any such shares (or similar ownership interests), or equity equivalents, stock appreciation rights or phantom stock ownership interests in the Company or any Company Subsidiary or similar rights. Except for the Company Stock Options and Company Restricted Shares, the Company has not issued any share appreciation rights, dividend equivalent rights, performance awards, restricted stock unit awards or "phantom" shares. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.2(c) have been furnished or made available to Parent.

          (d)   Except as set forth in Section 3.2(d) of the Company Disclosure Schedule and those set forth in the Company Charter or in the organizational documents of the Company Subsidiaries, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any stock (or other ownership interests) of the Company or any Company Subsidiary or which restrict the transfer of any such stock (or ownership interests) except in the case of the Company Subsidiaries with respect to transfer restrictions related to securities law compliance set forth on the face of any certificates representing stock or other ownership interests of the Company Subsidiaries, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares (or other ownership interests) or which restrict the transfer of any such shares (or other ownership interests).

          (e)   Except for Company Restricted Shares that fail to vest and except as set forth in Section 3.2(c) and Section 3.2(e) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem, exchange, convert or otherwise acquire any stock or any other securities of the Company or any Company Subsidiary.

          (f)    Except as provided in the Stock Purchase Agreement, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

        3.3    Authority Relative to this Agreement; Stockholder Approval.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other proceedings on the part of the Company or any Company Subsidiary are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger and the transactions contemplated by this Agreement, including the amendment to the Company Charter to be effected as part of the Merger, the Company Stockholder Approval (as hereinafter defined)). This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of Parent and Merger Sub, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions except for (i) the enforceability of Section 1.5 hereof, or (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (b)   The Company Board has, by unanimous approval, duly and validly authorized the execution and delivery of this Agreement, has declared advisable and in the best interests of the Company and the Stockholders the Merger and the other transactions contemplated hereby, including the amendments to the Company Charter to be effected as part of the Merger, and no other actions are required to be taken by the Company Board for the consummation of the Merger and the other transactions contemplated hereby. The Company Board has directed that the Merger and the other transactions contemplated by this Agreement, including the amendments to the Company Charter to be effected as part of the Merger, be submitted to the stockholders of the Company for their approval following the Solicitation Period End Date to the extent required by Law and the Company Charter and, subject to the provisions of Section 6.4 hereof, will recommend to the stockholders that they vote in favor of the Merger and the other transactions contemplated by this Agreement, including the amendments to the Company Charter to be effected as part of the Merger. The affirmative approval of the Merger and other transactions contemplated by this Agreement, including the amendments to the Company Charter to be effected as part of the Merger, by at least a majority of all votes entitled to be cast by the holders of all outstanding Company Shares as of the record date for the Company Stockholders' Meeting (the "Company Stockholder Approval") is the only vote of the holders of any class or series of stock of the Company necessary to approve the Merger and the other transactions contemplated by this Agreement, including the amendments to the Company Charter to be effected as part of the Merger.

        3.4    Reports; Financial Statements.

          (a)   Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company has timely filed or furnished all required forms, reports, schedules, statements, financial statements and documents (including any required schedules or exhibits) with the SEC since December 15, 2004 (collectively, the "Company SEC Reports"), each of which at the time of filing complied in all material respects with all applicable requirements of the Securities Act, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder applicable to such forms, reports, statements, financial statements and documents, each as in effect on the dates such forms, reports, statements, financial statements and documents were filed or furnished. Except as set forth in Section 3.4 of the Company Disclosure Schedule, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed or furnished and, to the extent applicable, on its effective date or, with respect to any proxy or information statements included in the Company SEC Reports, as of the date it was first mailed to the Company's stockholders, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by later Company SEC Reports filed prior to the date of this Agreement. To the extent required, the Company and its officers and directors have complied in all material respects with the effective requirements of the Sarbanes-Oxley Act of 2002 (the "S-O Act"). Except as set forth in Section 3.4 of the Company Disclosure Schedule and except to the extent such statements have been amended or modified by later Company SEC Reports filed prior to the date of this Agreement, the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports filed prior to the date of this Agreement complied at the time of filing as to form in all material respects with applicable accounting standards and the published rules and regulations of the SEC with respect thereto and fairly presented in all material respects, in conformity with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). There has been no material change in Company accounting policies, except as described in the footnotes to the financial statements in the Company SEC Reports, since January 1, 2006. The Company and its officers and directors are in compliance with the applicable listing standards and corporate governance rules and regulations of the NYSE, except where such non-compliance would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The management of the Company has, in material compliance with Rule 13a-15 under the Exchange Act, (i) designed and maintained (x) a system of internal control over financial reporting (as defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) ("Internal Controls") sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP and the rules and regulations promulgated under the Exchange Act and (y) effective disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) ("Disclosure Controls") to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) to the knowledge of the Company, disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of the Company's Internal Controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls. To the knowledge of the Company, its Disclosure Controls are and have been effective in timely alerting the Company's management to such material information required to be included in the Company's periodic reports required under the Exchange Act. Neither the Company nor the Company Subsidiaries nor, to the knowledge of the Company, any Representative of the Company or any of the Company Subsidiaries has received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls and no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported to the Company Board or any committee thereof evidence of a material violation of securities Laws, breach of duties to stockholders or similar violation by the Company, any Company Subsidiary or any of their Representatives.

          (c)   No Company Subsidiary is required to file periodic reports with the SEC pursuant to the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in the comment letters received from the staff of the SEC with respect to the Company SEC Reports.

        3.5    No Undisclosed Liabilities.     Except (i) as set forth in Section 3.5 of the Company Disclosure Schedule, (ii) as reserved for in the December 31, 2006 balance sheet, or as specifically disclosed in the notes thereto, included in the Company SEC Reports filed with or furnished to the SEC after January 1, 2007 and prior to the date hereof (the "Company Filed SEC Reports"), and (iii) liabilities incurred on behalf of the Company or any Company Subsidiary in connection with this Agreement in accordance herewith, none of the Company or any Company Subsidiary had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.6    Events Subsequent to Most Recent Fiscal Quarter End.     Except as set forth in Section 3.6 of the Company Disclosure Schedule, from December 31, 2006 through the date hereof, the Company and the Company Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any event, change, development, condition or occurrence which has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or any action by the Company or a Company Subsidiary that would have required Parent's consent pursuant to Section 5.1 of this Agreement had such action been taken after the date hereof.

        3.7    Consents and Approvals; No Violations.     Except as set forth in Section 3.7 of the Company Disclosure Schedule, assuming the receipt of the Company Stockholder Approval, and except (a) for filings, reports, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the NYSE, state securities or state "blue sky" laws, the HSR Act (as hereinafter defined) or any other antitrust law, (b) for the filing of the Articles of Merger, and (c) for such filings that have already been made or such consents that already have been received, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any of its Material Subsidiaries, (ii) require any filing by the Company or any of the Company Subsidiaries with, notice to, or permit, authorization, consent or approval of, any state, federal, foreign, supranational, provincial, local or other government or governmental authority or by any United States, state, foreign, supranational, provincial, local or other court of competent jurisdiction (a "Governmental Entity"), (iii) require any consent or notice under, result in a violation or breach by the Company or any of the Company Subsidiaries of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment or any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party, or result in the creation of any Lien or other encumbrance on any property or asset of the Company or any of the Company Subsidiaries or otherwise give rise to any material obligation on the part of the Company, any Company Subsidiary or any other party pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Permit or other instrument or obligation or Material Contract or Company Lease to which the Company or any of the Company Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets (each, a "Law" and collectively, the "Laws"), excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, trigger events, creation of liens or defaults which, individually or in the aggregate, would not either (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of its obligations under this Agreement or (C) reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.8    Litigation.     Except as set forth in Section 3.8 of the Company Disclosure Schedule and except for suits, claims, actions, proceedings or investigations arising from the usual, regular and ordinary course of operations of the Company and its Subsidiaries involving collection matters or personal injury or other tort litigation which are covered by adequate insurance (subject to customary deductibles) (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any officer or director thereof in connection with his or her status as an officer or director that involves amounts in excess of $100,000 individually or in excess of $1,000,000 in the aggregate (or involving any allegation of criminal activity) and (b) neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Entity which, in the case of (a) or (b), (i) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Merger or (ii) would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any Company Subsidiary or any malfeasance by any executive officer of the Company or any Company Subsidiary.

        3.9    Properties.

          (a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a true, correct and complete list and address of all real property owned or ground leased by the Company and the Material Subsidiaries as of the date of this Agreement (all such real property, together with all buildings, structures and other improvements located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as "Company Property" and collectively referred to herein as the "Company Properties"). The Company and the applicable Company Subsidiaries own good and marketable fee simple title to, or have valid ground leasehold interest in, each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Entity which are customary and typical for similar properties and (iii) such Property Restrictions and other matters that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect (such matters in clauses (i), (ii) and (iii) above, collectively, "Permitted Encumbrances"). For purposes of this Agreement, "Permitted Liens" means (i) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Company as set forth in the Company Filed SEC Reports in accordance with GAAP (if such reserves are required pursuant to GAAP) or for which the responsible tenant has provided such reserves or other protections required under the Company Lease, (ii) any matter not constituting a mortgage claim, lien, pledge, charge or security interest disclosed in the Company Title Insurance Policies (as defined herein) or other materials made available to Parent (whether material or immaterial), Liens and obligations arising under the Material Contracts, (iii) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the usual, regular and ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (iv) the Company Leases (as defined herein) and (v) mortgages and deeds of trust granted as security for financings listed in the Company Disclosure Schedule. For each Company Property that is leased by the Company or any Company Subsidiary, as landlord, to a tenant pursuant to a lease (individually, "Company Lease" and collectively, "Company Leases"), the Company Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against (a) the Company or the applicable Company Subsidiary, and (b) to the knowledge of the Company, the other parties thereto, except as do not have or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.9(a) of the Company Disclosure Schedule sets forth a correct and complete list of each ground lease pursuant to which the Company or any Company Subsidiary is a lessee (individually, a "Ground Lease" and collectively, "Ground Leases"). Each Ground Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against (a) the Company or the applicable Company Subsidiary, and (b) to the knowledge of the Company, the other parties thereto, except as do not have or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.9(a) of the Company Disclosure Schedule contains a true, correct and complete list of all Company Leases (including the name of the lessee, the expiration date of the Company Lease and the amount of the monthly rental payments due under each Company Lease as of the date hereof before giving effect to any contingent rent or percentage rent payable by the lessee), and all Ground Leases (including the name of the lessor, the expiration date of the Ground Lease and the amount of monthly rental payments due under each Ground Lease as of the date hereof before giving effect to any contingent rent or percentage rent payable by the Company or applicable Company Subsidiary); true, correct and complete copies of each such Company Lease or Ground Lease have been made available to Purchaser. Neither the Company nor any Company Subsidiary has assigned any of its rights under any of the Company Leases or Ground Leases.

          (b)   The Company and each of the Company Subsidiaries have good and sufficient title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2006 set forth in the Company Filed SEC Reports, except as since sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Liens, except for Permitted Encumbrances.

          (c)   Except as provided for in Section 3.9(c) of the Company Disclosure Schedule, (i) valid policies of title insurance, or irrevocable and unconditional commitments to issue such policy (each a "Company Title Insurance Policy"), have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the Company's or the applicable Company Subsidiary's (or the applicable predecessor's or acquiror's) fee simple title to, or ground leasehold interest in, the Company Properties, in an insured amount as is customary and reasonable in the Company's industry, subject only to the matters and printed exceptions as set forth in the Company Title Insurance Policies and the Permitted Encumbrances, and such policies are, at the date hereof, valid and in full force and effect and no written claim by the Company has been made against any such policy, and (ii) no Company Title Insurance Policy contains what is commonly referred to as a standard survey exception (i.e. any state of facts which an accurate survey would show). The Company has made available to Parent true, correct and complete copies of all Company Title Insurance Policies.

          (d)   Section 3.9(d) of the Company Disclosure Schedule lists (i) each of the Company Properties as to which the Company has a future funding obligation as of the date of this Agreement and describes the status of such obligations as of the date hereof and (ii) all properties currently proposed for acquisition, disposition, development or commencement of construction by the Company and the Company Subsidiaries pursuant to binding agreements in existence on the date hereof.

          (e)   Except as set forth in Section 3.9(e) of the Company Disclosure Schedule, the Company has no knowledge that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration which is necessary to permit the lawful use and operation of all utilities, driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained, is not in full force and effect and for which a renewal application has not been timely filed, except for such failures to obtain, to have in full force and effect or to renew, which do not have or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, nor does the Company have knowledge of any pending written threat of modification or cancellation of any of the same, which has or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there does not exist on the date hereof (i) any structural defects relating to any Company Properties which have or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any Company Properties whose building systems are not in working order to an extent which have or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; or (iii) any physical damage to any Company Properties to an extent which have or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f)    Except as provided for in Section 3.9(f) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received (nor, to the knowledge of the Company, has any tenant under any Company Lease received) any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or (ii) any Laws including, without limitation, any zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation have been violated for any Company Property, in the case of clauses (i) and (ii) above, which have or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (g)   Except as provided for in Section 3.9(g) of the Company Disclosure Schedule, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any application, submission or agreement the Company or any of the Company Subsidiaries has entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Company Properties (e.g., local improvement district, road improvement district, environmental compliance and environmental remediation, abatement and/or mitigation) have been and are being performed, paid or taken, as the case may be, in accordance with said application, submission or agreement and with applicable Laws, other than those where, individually or in the aggregate, the failure does not have and would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (h)   Except as disclosed in Section 3.9(h) of the Company Disclosure Schedule and except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  no landlord or tenant is in default of any of its obligations under any Company Lease or Ground Lease;

             (ii)  the rents and other charges payable under the Company Leases and Ground Leases are lawful and no claim to the contrary has been asserted by any tenant thereunder;

            (iii)  no tenant has paid any rent for more than one month in advance;

            (iv)  no tenant has claimed, nor to the Company's knowledge is any tenant entitled to, "free" rent, rent concessions, rebates, rent abatements, set-offs or offsets against rent or other charges;

             (v)  no tenant has notified the Company that it is contesting the share of tax or maintenance increases described in any Company Lease or Ground Lease or its obligation to pay any common area charges or cost-of-living increases as required by any Company Lease;

            (vi)  to the Company's knowledge, all work required to be performed by the landlord under any Company Lease or Ground Lease has been completed and fully paid for;

           (vii)  to the Company's knowledge, every tenant is in possession of the premises leased by it; and

          (viii)  no leasing commissions are due and owing to any brokers with respect to any of the Company Leases or Ground Leases or will in the future become due and owing with respect to actions that have been performed by such brokers on or before the date hereof.

          (i)    Except as set forth in Section 3.9(i) of the Company Disclosure Schedule and except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of Company Subsidiaries has granted any unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any third party to purchase or otherwise acquire a Company Property which would be triggered solely by the Merger. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, all unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof and all other unexpired rights in favor of any third party to purchase or otherwise acquire a Company Property provide that the purchase price for such Company Property shall be the greater of (A) the fair market value of such Company Property at the time of such sale to a third party, or (B) the purchase price paid for such Company Property when acquired by the Company or Company Subsidiary.

          (j)    Except as set forth in Section 3.9(j) of the Company Disclosure Schedule, each Company Lease is a lease pursuant to which the lessee thereunder is responsible for the payment of all taxes, insurance and utility expenses related to the Company Property subject to such Company Lease.

          (k)   Except as set forth in Section 3.9(k) of the Company Disclosure Schedule, all real property taxes and special assessments with respect to the Company Properties which were due and payable prior to the date hereof have been paid in full, except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (l)    Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Properties and the present use and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable thereto, as modified by any duly issued variances, and (ii) no building or other improvement that is part of any of the Company Properties encroaches upon any property owned by any adjacent landowner or upon any real property interest held by any other person or entity.

        3.10    Employee Plans.

          (a)   Section 3.10(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of each employee benefit plan, within the meaning of ERISA Section 3(3) whether or not subject to ERISA, and each other benefit program, policy, agreement, understanding, arrangement, policy, practice or plan (whether written or oral) providing compensation or benefits to any current or former director, employee or consultant (or any dependent or beneficiary thereof), including employment agreements, bonuses, incentive compensation, change in control benefits, vacation, severance, insurance, cafeteria, medical, disability, restricted stock, stock options, employee discounts, company cars, tuition reimbursement, stock purchase, stock appreciation, phantom stock, other stock-based compensation plans, programs or policies, holiday, deferred compensation or any other perquisite or benefit (collectively, the "Employee Programs"), which is currently, or since the Company's formation was, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any ERISA Affiliate. Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (the "IRS") regarding its qualification thereunder and, to the Company's knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination.

          (b)   With respect to each Employee Program, the Company has provided, or made available, to Parent (if applicable to such Employee Program) true, correct and complete copies of: (i) all documents embodying or governing such Employee Program (or, if not written, a written summary of its material terms), and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination or opinion letter with respect to such Employee Program under Code Section 401(a); (iii) the three (3) most recently filed IRS Form 5500, if applicable; (iv) the most recent summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) all material correspondence with the Department of Labor or the IRS; (vi) any insurance policy information related to such Employee Program and (vii) the most recent actuarial report or financial statements relating to such Employee Program, if any.

          (c)   Each Employee Program complies with and has been administered in accordance with its terms and the requirements of applicable law, including, without limitation, ERISA and the Code (including, without limitation, Section 409A of the Code), except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to each

  Employee Program, all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate governmental entity and all notices and disclosures have been timely provided to participants. With respect to the Employee Programs, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Employee Programs, ERISA, the Code or any other applicable Law, except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. No Employee Program is subject to Title IV of ERISA, is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, a voluntary employees' beneficiary association or is a multiemployer plan, within the meaning of ERISA Section 3(37).

          (d)   Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the Closing Date (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date.

          (e)   No material liability, claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened with respect to any Employee Program (other than for benefits payable in the ordinary course of business).

          (f)    Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, no Employee Program provides for medical, life insurance or other welfare plan benefits (other than under Section 4980B of the Code or state health continuation laws) to any current or future retiree or former employee and all such plans have effectively reserved the right to amend or terminate such plans without participant consent.

          (g)   All Company Stock Options have an exercise price per share that was not less than the "fair market value" of a Company Share on the date of grant, as determined in accordance with the terms of the applicable Employee Program and, to the extent applicable, Sections 409A and 422 of the Code. All Company Stock Options have been properly accounted for by the Company in accordance with GAAP, and no change is expected in respect of any prior Company financial statement relating to expenses for stock compensation. To the Company's knowledge, there is no pending or threatened audit, investigation or inquiry by any governmental agency or by the Company with respect to the Company's stock option granting practices or other equity compensation practices.

          (h)   Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has withheld and paid all amounts required by applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees, independent contractors and other service providers, and is not liable for any arrears of wages or any taxes or any penalty for failure to withhold or pay such amounts. The Company has properly classified all individuals providing services to the Company or any of the Company Subsidiaries as employees or non-employees for all relevant purposes.

          (i)    (A) Except as set forth in Section 3.10(i)(A) of the Company Disclosure Schedule or as contemplated in Section 2.1(e) hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment, acceleration or creation of any rights of any person to benefits under any Employee Program; (B) except as set forth in Section 3.10(i)(B) of the Company Disclosure Schedule, no amount that could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event), by any employee, officer, director or other service provider of the Company or any of the Company Subsidiaries who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) could reasonably be expected to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code); and (C) except as set forth in Section 3.10(i)(C) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any contract, agreement, plan or arrangement covering any persons that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

          (j)    Section 3.10(j) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) all Company Restricted Shares that are subject to vesting conditions on the date hereof and will be vested and no longer subject to repurchase by the Company at the Effective Time, and (ii) all Company Stock Options, including the exercise price thereof, that are unexercised and outstanding on the date hereof and will be vested and exercisable at the Effective Time, assuming in the case of clauses (i) and (ii) above, that no other event or circumstance occurs that would cause such Company Restricted Shares or Company Stock Options to be forfeited by the holder, exercised by the holder or repurchased by the Company.

        3.11    Labor Matters.

          (a)   Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary relating to its business. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Company Subsidiary.

          (b)   Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary in any forum by or on behalf of any present or former employee of the Company or any Company Subsidiary, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company or any Company Subsidiary in connection with the employment relationship.

        3.12    Environmental Matters.

          (a)   Except as set forth in Section 3.12(a) of the Company Disclosure Schedule and except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no Hazardous Materials or underground storage tanks in, on, or under the Company Properties, except those that are both (1) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (2) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Company Property or in amounts used by tenants in the ordinary course of business; (ii) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation existing in, on, under or from the Company Properties; (iii) there is no threat of any Release of Hazardous Materials migrating to the Company Properties;

  (iv) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Company Property; (v) the Company does not know of, and has not received, any written or oral notice or other communication from any person relating to Hazardous Materials in, on, under or from the Company Properties; and (vi) the Company has truthfully and fully provided to Parent and Merger Sub, in writing, any and all material information relating to environmental conditions in, on, under or from the Company Properties known to the Company or contained in the Company's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Company Properties and/or to the environmental condition of the Company Properties.

          (b)   Except as described in Section 3.12(b) of the Company Disclosure Schedule, none of the Company Properties currently owned, leased or operated by the Company or a Company Subsidiary is subject to any pending or, to the knowledge of the Company or any Subsidiary, threatened Environmental Claim.

          (c)   Except (i) as described in Section 3.12(c) of the Company Disclosure Schedule, (ii) as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, or (iii) as shown on the surveys or floodplain certificates listed on Section 3.12(c) of the Company Disclosure Schedule, there are no wetlands (as that term is defined in Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1254, and applicable state laws) at any of the Company Properties.

          (d)   Except as listed on Section 3.12(d) of the Company Disclosure Schedule or as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Property is subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record.

          (e)   Except where a tenant is responsible for maintaining compliance and is making, or is responsible for making, required expenditures, no material capital expenditures are presently required to maintain or achieve compliance with Environmental Laws. To the Company's knowledge, no tenant required to make a material capital expenditure to maintain or achieve compliance with Environmental Laws on a Company Property is in default of such obligation.

          (f)    Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, there have been no incidents of water damage or visible evidence of mold, bacteria or toxic growth at any of the Company Properties.

          (g)   Except for customary terms in favor of lenders in mortgages and trusts and terms in favor of tenants with respect to conditions that were pre-existing when the tenant took possession, none of the Company or its Subsidiaries has assumed any liability of or duty to indemnify or pay contribution to any other party for any claim, damage or loss arising out of any Hazardous Material or pursuant to any Environmental Law.

          (h)   Except as disclosed in Section 3.12(h) of the Company Disclosure Schedule, no party who has agreed to indemnify, defend and/or hold harmless the Company or its Subsidiaries with respect to any Environmental Claims or liabilities under any Environmental Laws has defaulted or, to the knowledge of the Company or any Subsidiary, is reasonably likely to default upon said obligations.

          (i)    Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, no filing, notification or other submission to any Governmental Entity or any approval from any Governmental Entity is required under any Environmental Law for the execution of this Agreement or for the consummation of the Merger or any of the other transactions contemplated hereby.

          (j)    Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any request for information from any Governmental Entity, pursuant to Section 104(e) of CERCLA (as defined below) or any similar Environmental Law.

        As used in this Agreement:

        "Environmental Claims" means any and all administrative, regulatory, judicial or third-party claims, demands, notices of violation or non-compliance, directives, proceedings, investigations, orders, decrees, judgments or other allegations of noncompliance with or liability or potential liability, or any responsibility, relating in any way to any Environmental Law or any Company environmental permit, as the case may be.

        "Environmental Laws" means all applicable federal, state, and local Laws, rules and regulations, orders, judgments, decrees and other legal requirements including, without limitation, common law relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substances Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

        "Hazardous Material" means all substances, pollutants, chemicals, compounds, wastes, including, without limitation, petroleum and any fraction thereof or substances otherwise potentially injurious to human health and the environment, including without limitation asbestos or asbestos containing material, bacteria, mold, fungi or other toxic growth, regulated under Environmental Laws.

        The Company and its Subsidiaries have made available to Parent all material environmental audits, reports and other material environmental documents and reports in their possession or control relating to their current and, to the extent the Company or its Subsidiaries have knowledge that they are potentially liable, their or any of their respective predecessors' formerly owned or operated properties, facilities or operations.

        3.13    Tax Matters.

          (a)   All material Tax Returns (as hereinafter defined) required to be filed by or on behalf of the Company or any Company Subsidiary have been properly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns, as amended, are true, accurate and complete in all material respects. All material Taxes due and payable by or on behalf of the Company or any Company Subsidiary (whether or not shown in a Tax Return) have been fully and timely paid taking into account any extensions or similar administrative relief which may have been obtained by the Company or are being contested in good faith and have been adequately reserved in accordance with GAAP on the financial statements included in the Company Filed SEC Reports. As of the date of the most recent Company Filed SEC Report, adequate reserves or accruals for Taxes have been provided in accordance with GAAP on the financial statements included in such Company Filed SEC Report with respect to any Taxes which are not yet due and owing and since the date of the most recent Company Filed SEC Report none of the Company and the Company Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business. Neither the Company nor any Company Subsidiary has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation). To the knowledge of the Company and the Company Subsidiaries, no request for any such waiver or extension is currently pending. No power of attorney with respect to any Tax matter is currently in force, except in connection with the appeals of local Tax assessments described in Section 3.13(a) of the Company Disclosure Schedule.

          (b)   The Company (i) for all taxable years commencing in 2003, the year in which the Company first made an election under Section 856(c)(1) of the Code to be treated as a real estate investment trust (a "REIT"), through the most recent December 31, has elected and has been subject to federal taxation as a REIT within the meaning of Section 856 of the Code and any corresponding provision of relevant state Law and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year of this Agreement and, if different, the taxable year including the Effective Time, (iii) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other taxing authority to the Company's status as a REIT and (iv) to the Company's knowledge, no challenge to the Company's status as a REIT is pending or threatened in writing. Taking into account the distributions permitted under Section 5.1, if the taxable year of the Company were to close on the Closing Date, the Company would have satisfied all requirements to qualify as a REIT for such year end, including all distribution requirements. Each Company Subsidiary that is a partnership, joint venture, limited liability company or business trust (i) has been since its formation and continues to be treated for federal and state income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation and (ii) has not since the later of the date of its formation or the acquisition by the Company of a direct or indirect interest therein, owned any assets that would cause the Company to violate the requirements of Section 856(c)(4) of the Code. Each Company Subsidiary that is a corporation has been since the later of the date of its formation or the date on which such Company Subsidiary became a Company Subsidiary and continues to be treated for federal income tax purposes as a "qualified REIT subsidiary" pursuant to Section 856(i) of the Code and any corresponding provision of relevant state Law or a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code and any corresponding provision of relevant state Law. Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary holds any assets the disposition of which would be subject to rules similar to Section 1374 of the Code, including pursuant to Treasury Regulations promulgated under Section 337 of the Code.

          (c)   Since 2003, the Company has not incurred any material liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction within the meaning of Section 857(b)(6) of the Code or any tax arising from "redetermined rents, redetermined deductions and excess interest" within the meaning of Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material tax described in the preceding sentence will be imposed on the Company or any Company Subsidiary.

          (d)   Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, (i) there is no material deficiency asserted or material assessment made in writing by any taxing authority against the Company or any Company Subsidiary, (ii) there is no audit, examination, or proceeding relating to any material Taxes of the Company or any Company Subsidiary by any taxing authority in progress, (iii) to the knowledge of the Company, there is no such audit, examination or proceeding pending, and (iv) all material deficiencies asserted or material assessments made have been paid in full.

          (e)   Each of the Company and the Company Subsidiaries (i) has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes; (ii) has duly and timely withheld from employee salaries, wages and other compensation and from amounts paid or owing to any independent contractor, creditor, stockholder or other Person and has paid over to the appropriate taxing authorities all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws; and (iii) has in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof.

          (f)    The Company has made available to Parent correct and complete copies of (A) all Tax Returns of the Company and the Company Subsidiaries relating to the taxable periods ending since December 31, 2003 which have been filed with any taxing authority and (B) any audit report issued since December 31, 2003 relating to any Taxes due from or with respect to the Company or any Company Subsidiary.

          (g)   No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction for Taxes that would be covered by or the subject of such Tax Return which claim has not been fully paid or settled to the satisfaction of such taxing authority.

          (h)   Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any other Person on behalf of the Company or any Company Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed or is not expected to be filed within the extension period.

          (i)    Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (i) is a party to any tax sharing or similar agreement or arrangement pursuant to which any Company or Company Subsidiary will be bound or have any liability or have any obligation to make any payments after the Closing and (ii) has liability for any other Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign Law), as a transferee or successor, by contract or otherwise.

          (j)    Except as set forth in Section 3.13(j) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has requested or received a private letter ruling from the IRS or a comparable ruling from any taxing authority or has entered into any written closing or similar agreement with a taxing authority with respect to any material Taxes.

          (k)   Except as set forth in Section 3.13(k) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has engaged in any reportable or listed transaction within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder or in any transaction about which it has made disclosure to any taxing authority to avoid the imposition of penalties.

          (l)    The Company has no class of outstanding stock that is not regularly traded on an established securities market within the meaning of Section 1445(b)(6) of the Code.

          (m)  The Company has no earnings and profits within the meaning of the Code that have been accumulated in, or are attributable to, any taxable period of such entity (or a predecessor) for which such entity (or a predecessor) was not taxable as a REIT or a qualified REIT subsidiary within the meaning of Section 856(i) of the Code.

          (n)   Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code) in the two (2) years prior to the date of this Agreement.

          (o)   For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local or foreign taxes, charges, fees, duties, imposts, levies, gaming or other assessments, including, without limitation, all income, gross income, net income, gross receipts, net worth, general corporate, production, capital, sales, use, ad valorem, value added, transfer, franchise, profits, windfall profit, gains, utility, inventory, unincorporated business, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, worker's compensation, environmental (including Taxes under Code Section 59A), excise, severance, stamp, occupation, premium, privilege, registration, alternative, add-on, minimum, recording, personal or real property, estimated and other taxes, customs duties, fees, assessments and like charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity (domestic or foreign) and shall include any transferee or successor liability in respect of taxes, any liability in respect of taxes under Treasury Regulation Section 1.1502-6 or any similar provision of federal, state, local or foreign Law, or imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. "Tax Return" shall mean any report, return, document, declaration, statement, election or any other information or filing (including any attached schedules and related or supporting information) filed or required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, statement, election or other information or filing.

          (p)   Notwithstanding anything to the contrary in this Agreement, for purposes of the representations and warranties contained in Section 3.13(a), 3.13(d), 3.13(e), 3.13(f), 3.13(g), 3.13(h), 3.13(j) and 3.13(k), as such representations and warranties relate to Spirit SK Acquisition, LLC or its predecessor ("ShopKo") and ShopKo's Subsidiaries and to Tax periods of ShopKo and ShopKo's Subsidiaries ending on or prior to the date of the Company's acquisition of ShopKo, or to Spirit Pocono Corporation or its predecessor ("Camelback") and to Tax periods of Camelback ending on or prior to the date of the Company's acquisition of Camelback, the Company represents and warrants that the statements contained in such subsections are true and correct (determined without regard to any materiality qualification contained in any representation) except where the failure of such representation and warranty to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.14    Material Contracts.

          (a)   Except for agreements filed as exhibits to, or incorporated by reference in, the Company Filed SEC Reports filed with the SEC after January 1, 2006, Section 3.14(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts. Solely for purposes of this Agreement, "Material Contract" means the following written or oral contracts or agreements (and all amendments, modifications and supplements thereto to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound:

              (i)  (A) employment agreements, severance, change in control or termination agreements with officers, labor or collective bargaining agreements (but excluding (x) personal service contracts and (y) contracts which provide for payments of not more than $100,000 individually and not more than $1,000,000 in the aggregate), (B) non-competition agreements and (C) indemnification agreements with officers, and directors of the Company or any Company Subsidiary;

             (ii)  partnership or joint venture agreements with a party other than the Company or any wholly-owned Company Subsidiary (a "Third Party");

            (iii)  loan or credit agreements, letters of credit, bonds, mortgages, indentures, guarantees, or other material agreements or instruments evidencing indebtedness by the Company or any Company Subsidiary or any such agreement pursuant to which indebtedness may be incurred, or evidencing security for any of the foregoing in each case relating to indebtedness or potential maximum indebtedness in excess of $100,000 (excluding inter-company debt or guaranties of debt of wholly-owned Subsidiaries) or any agreement that would restrict the Company or any Company Subsidiary from prepaying any of their material indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of material indebtedness with respect to any of the Company Properties;

            (iv)  agreements that (A) limit or purport to limit, curtail or restrict the ability of the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates) to compete in any geographic area or line of business, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company or any Company Subsidiary in the usual, regular and ordinary course of business consistent with past practice contained in the Company Leases and in other recorded documents by which real property was conveyed by the Company to any user, (B) require the disposition of any material asset or line of business of the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates), (C) grant to any Person the right to receive the best or most favorable terms offered by the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates) to any other Person, or (D) prohibit or restrict in a material manner the right of the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates) to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any rights with respect to Intellectual Property;

             (v)  contracts or agreements that would be required to be filed as an exhibit to the Form 10-K or Forms 10-Q filed by the Company with the SEC since December 31, 2006;

            (vi)  except for Company Leases, binding agreements for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, any real property, including any Company Property, or any asset that if purchased by the Company or any Company Subsidiary would be a Company Property, in each case in effect on the date hereof and where the applicable real property or Company Property has a fair market value in excess of $25,000,000;

           (vii)  interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction in excess of $5,000,000 in notional amount to which the Company or any Company Subsidiary is a party or an obligor with respect thereto;

          (viii)  except for any agreement that is not material, by dollar amount or significance, to the Company and the Company Subsidiaries, taken as a whole, agreements (A) relating to the management of any Company Property by any Person other than the Company or a Company Subsidiary or (B) pursuant to which the Company or any Company Subsidiary manages or provides services with respect to any real properties other than the Company Properties;

            (ix)  agreements pursuant to which the Company or any Company Subsidiary has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments to a third party of more than $1,000,000;

             (x)  agreements relating to the settlement or proposed settlement of any suit, claim, action, proceeding, arbitration, mediation or investigation, which involves the issuance by the Company or any Company Subsidiary of equity securities or the payment by the Company or any Company Subsidiary of an amount in excess of $1,000,000 (or provides for injunctive relief); and

            (xi)  each other contract (including, without limitation, any brokerage agreements) entered into by the Company or any Company Subsidiary, which may result in total payments by or liability of the Company or any Company Subsidiary in excess of $200,000; provided that any contract involving total payments by or liability of the Company or any Company Subsidiary of less than $1,000,000 under the foregoing clause that, by its terms, is terminable (without termination fee or penalty) within six months of the date of this Agreement or with no more than 60 days prior notice shall not be deemed to be a Material Contract.

          (b)   The Company has made available to Parent true and complete copies of all Material Contracts. The Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company or applicable Company Subsidiary and, to the knowledge of the Company, with respect to each other party to any of such Material Contracts, except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is or has received written notice that it is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound and, (ii) to the knowledge of the Company, there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) with respect to any third party to any Material Contract, except in either the case of clause (i) or (ii) for those violations or defaults that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.15    Opinion of Financial Advisor.     The Company has received a written opinion (or an oral opinion to be confirmed in writing) of Wachovia Capital Markets, LLC ("Wachovia Securities") to the effect that, subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wachovia Securities, the Merger Consideration to be received by the holders of Company Shares (other than Parent and its affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. An informational copy of such opinion shall be delivered to Parent promptly after the date hereof; it being agreed that neither Parent nor Merger Sub shall have any rights with respect to such opinion.

        3.16    Brokers.     The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, any Company Subsidiary,

Parent or Merger Sub or any of their Affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger, except that the Company has retained Wachovia Securities and Citigroup Global Markets Inc. ("Citigroup") as its financial advisors in connection with the Merger. The Company has furnished to Parent a true, complete and correct copy of all agreements between the Company and each of Wachovia Securities and Citigroup for such advisory services relating to the Merger.

        3.17    Takeover Statutes.     The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger, the Stock Purchase Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Merger, the Stock Purchase Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Maryland "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other takeover Laws and regulations, including the Maryland Business Combination Act and Maryland Control Share Acquisition Act (collectively "Takeover Statutes") or any takeover provision in the Company Charter, Company Bylaws or other organizational document to which the Company is a party.

        3.18    Transactions With Affiliates.     Except as set forth in Section 3.18 of the Company Disclosure Schedule or as disclosed in the Company Filed SEC Reports (other than compensation benefits and advances received in the ordinary course of business as an employee or director of the Company or the Company Subsidiaries), no director, officer or other Affiliate of the Company or any Company Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other Affiliate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons), has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Company Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Company Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Company Subsidiary. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

        3.19    Investment Company Act of 1940.     Neither the Company nor any of the Company's Subsidiaries are, or at the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended.

        3.20    Intellectual Property.     Except as has not had or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company does not have knowledge of any claims or any valid grounds for any claims: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary, infringes on any copyright, patent, trademark, trade name, service mark or trade secret of any Third Party; (ii) against the use by the Company or any Company Subsidiary of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any Company Subsidiary as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights material to the Company and the Company Subsidiaries, taken as a whole; or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by the Company or any Company Subsidiary. Except as has not had or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary owns, or is licensed under valid and enforceable licenses to use (in each case free and clear of any Liens), all Intellectual Property currently used in its business as presently conducted.

        As used in this Agreement, the term (i) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, and other proprietary or confidential information or materials, trademarks, trade names, service marks and copyrights, (ii) "Third-Party Intellectual Property Rights" means any rights to Intellectual Property owned by any Third Party, and (iii) "Company Intellectual Property Rights" means the Intellectual Property owned or used by the Company or any Company Subsidiary.

        3.21    Insurance.     The Company and the Company Subsidiaries maintain, or cause their tenants to maintain, insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries. Section 3.21 of the Company Disclosure Schedule contains a list that is true and complete in all material respects of all material insurance policies in force maintained by the Company or a Company Subsidiary naming the Company, any Company Subsidiary or any employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Company Subsidiary has paid or is obligated to pay all or part of the premiums. The Company and each of the Company Subsidiaries have paid, or caused to be paid, all premiums due under such policies and are not in default with respect to any obligations under such policies other than as do not have or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date hereof, neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, any of the Company or any of the Company Subsidiaries or that relates to any Company Property. No claim by the Company or any Company Subsidiary under any insurance policy has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice.

        3.22    Definition of the Company's Knowledge.     As used in this Agreement, the phrase "to the knowledge of the Company," "to the knowledge of the Subsidiary" or any similar phrase means the actual (as opposed to constructive or imputed) knowledge of those individuals identified in Section 3.22 of the Company Disclosure Schedule or knowledge that any of such persons would be expected to have in the course of such individual carrying out their normal duties for the Company in the manner of a reasonably prudent person in a similar position.

        3.23    Proxy Statement; Company Information.     The information relating to the Company and the Company Subsidiaries to be contained in the Proxy Statement and other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement is first mailed to holders of Company Shares or at the time of the Company Stockholders' Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied in writing by Parent or Merger Sub specifically for inclusion therein. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        3.24    Permits.     The Company and the Company Subsidiaries hold all permits, franchises, grants, licenses, certificates, authorizations and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses ("Permits"), except for failures to hold such Permits that, individually or in the aggregate, would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of their Permits, except where the failure to be in compliance would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no suspension or cancellation of any Permits is pending or threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.25    WKSI Status.     The Company is a "well-known seasoned issuer" and is not an "ineligible issuer" (as such terms of defined in Rule 405 under the Securities Act).

        3.26    Certain Regulatory Matters.

          (a)   Except for securities owned by the Company's officers and directors that do not exceed 5% of the voting interests of the entity issuing such securities, neither the Company nor any Company Subsidiary nor any Affiliate of the Company (i) is, or owns, controls, or has the power to vote any securities of, directly or indirectly through a Person that it would be deemed to control for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") and as interpreted by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), or the Home Owners Loan Act (the "HOLA"), as interpreted by the Office of Thrift Supervision, (A) a commercial lending company (as defined in Section 211.21(g) of Regulation K of the Federal Reserve), (B) a bank or a bank holding company (each as defined in Section 2 of the BHC Act), (C) a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act), (D) a savings and loan holding company (as defined in Section 10 of the HOLA), (E) a non U.S. bank or company that is subject to the provisions of the BHC Act pursuant to Section 8(a) of the International Banking Act of 1978, (F) a corporation organized pursuant to Section 25A of the Federal Reserve Act, or (G) an agreement corporation as described in Section 211.5(g) of Regulation K of the Federal Reserve, or (ii) is, or owns, controls, or has the power to vote any securities of, directly or indirectly through a Person that it would be deemed to control for purposes of the New York Banking Law (the "NYBL"), as interpreted by the New York State Banking Department, (A) a banking institution or bank holding company (each as defined in Section 141 of the NYBL), or (B an investment company (as defined in Section 2 of the NYBL) (the entities described in clauses (i)(A) through (i)(G) and (ii)(A) and (ii)(B) above, "Restricted Entities").

          (b)   Neither the Company nor any Company Subsidiary nor any Affiliate of the Company is party to any written or oral contracts or agreements pursuant to which it will acquire direct or indirect ownership, control, or the power to vote more than 5% of any securities of any Restricted Entity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        4.1    Corporate Organization.

          (a)   Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The organizational documents of Parent are in effect and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Parent to be conducted, except where the failure to have such power and authority would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means a material adverse effect on (x) the assets, liabilities, condition (financial or otherwise), business or results of operations of the Parent, Merger Sub and each of Parent's other subsidiaries, taken as a whole or (y) the ability of the Parent or Merger Sub to consummate the transactions contemplated by, or to perform its obligations under, this Agreement prior to the Outside Date; provided, however, that none of the following, in and of itself or themselves, shall be considered in determining whether a Parent Material Adverse Effect shall have occurred under clause (x) of this definition:

              (i)  changes in the economy or financial markets, including, without limitation, prevailing interest rates and market conditions, generally in the United States or globally or that are the result of acts of war or terrorism, except to the extent any of the same disproportionately affects the Parent, Merger Sub or any of Parent's other subsidiaries as compared to other companies in the industry in which the Parent, Merger Sub and Parent's other subsidiaries operate;

             (ii)  changes that are proximately caused by factors generally affecting the industry in which the Parent, Merger Sub or any of Parent's other subsidiaries operate, except to the extent any of the same disproportionately affects the Parent, Merger Sub or any of Parent's other subsidiaries;

            (iii)  changes in, or in the application of, GAAP; and

            (iv)  changes in applicable Laws except to the extent any of the same disproportionately affects Parent, Merger Sub or any of Parent's other subsidiaries as compared to other companies in the industry in which Parent, Merger Sub or any of Parent's other subsidiaries operate.

          (b)   Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The charter of Merger Sub is in effect and no dissolution, revocation or forfeiture proceedings regarding Merger Sub have been commenced. Merger Sub is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Merger Sub to be conducted, except where the failure to have such power and authority would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

        4.2    Authority Relative to this Agreement.

          (a)   Each of Parent and Merger Sub has all necessary limited liability company or corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other proceedings on the part of Parent or Merger Sub, or any of their respective Subsidiaries, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (b)   The Boards of Directors of Merger Sub and Parent, and Parent as sole stockholder of Merger Sub, have each duly and validly declared advisable, authorized and approved the execution and delivery of this Agreement and approved the consummation of the Merger and the other transactions contemplated hereby, and taken all limited liability company or corporate actions required to be taken by the Board of Directors of Parent, and the Board of Directors and sole stockholder of Merger Sub, for the consummation of the Merger and the other transactions contemplated hereby.

        4.3    Consents and Approvals; No Violations.     Except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state "blue sky" laws, the HSR Act or any other antitrust law and (b) for filing of the Articles of Merger, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent, Merger Sub or any other Subsidiary of Parent, (ii) require any filing by Parent, Merger Sub or any of Parent's other Subsidiaries with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach by Parent, Merger Sub or any of Parent's other Subsidiaries of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment, or result in the creation of any Lien or other encumbrance on any property or asset of Parent, Merger Sub or any of Parent's other Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, Permit or other instrument or obligation or material contract to which Parent, Merger Sub or any of Parent's other Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any Laws, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which, individually or in the aggregate, (A) would not prevent or materially delay consummation of the Merger, (B) would not otherwise prevent or materially delay performance by Parent or Merger Sub of its material obligations under this Agreement or (C) do not have and would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

        4.4    Litigation.     There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub that (i) questions the validity of this Agreement or any action to be taken by Parent or Merger Sub in connection with the consummation of the Merger, or (ii) would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

        4.5    Available Funds; Performance Guarantee.

          (a)   At the Effective Time, Parent and Merger Sub will have immediately available funds sufficient to pay the Merger Consideration and any and all fees and expenses and any other amounts necessary to consummate the transactions contemplated by this Agreement.

          (b)   Parent has delivered to the Company complete and correct copies of (i) fully executed equity commitment letters (each a "Equity Commitment Letter") from Redford Australian Investment Trust, OZ Domestic Partners, L.P., OZ Domestic Partners II, L.P., OZ Asia Domestic Partners, OZ Global Special Investments, L.P. and TPG-Axon Partners, LP, pursuant to which such Persons have committed, upon the terms and subject to the conditions set forth therein, to provide equity financing to Parent and Merger Sub in the amount set forth therein in connection with the transactions contemplated by this Agreement, and (ii) a fully executed debt commitment letter dated as of the date hereof (the "Debt Commitment Letter") from Credit Suisse and Credit Suisse Securities (USA) LLC (collectively, the "Lender"), pursuant to which such Lender has committed, upon the terms and subject to the conditions set forth therein, to provide debt financing to Parent and Merger Sub in an amount (together with the amounts to be funded pursuant to the Equity Commitment Letters) sufficient to enable Parent and Merger Sub to satisfy their obligations under this Agreement. Each of the Equity Commitment Letters is in full force and effect and all commitment fees due and payable thereunder have been paid in full. As of the date hereof, the Debt Commitment Letter is in full force and effect and all commitment fees due and payable thereunder have been paid in full.

          (c)   Concurrently with the execution of this Agreement, Parent and Merger Sub have delivered to the Company one or more guaranties (each a "Guaranty") executed by Macquarie Bank Limited, Gandhara Master Fund Limited, Kaupthing Bank hf., OZ Domestic Partners, L.P., OZ Domestic Partners II, L.P., OZ Asia Domestic Partners, OZ Global Special Investments, L.P., OZ Overseas Fund, Ltd., OZ Overseas Fund II, Ltd., OZ Asia Overseas Fund, Ltd., OZ Global Special Investments Intermediate Fund, L.P., TPG-Axon Partners, LP and TPG-Axon Partners (Offshore), Ltd. (each a "Guarantor") in the form attached as Exhibit A to this Agreement, dated as of the date hereof, for aggregate Guaranties of $312,000,000. Each Guaranty is in full force and effect.

        4.6    Ownership of Merger Sub; No Prior Activities.     Merger Sub is a direct wholly-owned Subsidiary of Parent. Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

        4.7    No Ownership of Company Capital Stock.     As of the date of this Agreement, neither Parent nor any of its Subsidiaries, including Merger Sub, own any Company Shares or other securities of the Company. For the avoidance of doubt, the Company acknowledges that Parent as well as certain Affiliates of Parent and/or the members of Parent own as of the date hereof 4,727,000 Company Shares (excluding those Company Shares to be purchased pursuant to the Stock Purchase Agreement).

        4.8    Proxy Statement.     The information, if any, regarding Parent, Merger Sub or their Affiliates supplied by Parent or Merger Sub in writing to the Company specifically for inclusion in the Proxy Statement or other documents to be filed with the SEC in connection herewith will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        5.1    Conduct of Business by the Company.     During the period (the "Interim Period") from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement in accordance with Section 8.1 hereof, except as otherwise expressly contemplated or permitted by this Agreement, the Company shall (i) use its commercially reasonable efforts to, and shall cause each Company Subsidiary to use its commercially reasonable efforts to, carry on its business in the usual, regular and ordinary course, consistent with past practice (except as otherwise set forth in Section 5.1 of the Company Disclosure Schedule), and use its commercially reasonable efforts to preserve intact its present business organization, the services of its present officers and employees consistent with past practice and its goodwill and relationships with tenants and others having business dealings with it and (ii) comply in all material respects with, and shall cause each Company Subsidiary to comply in all material respects with, all applicable Laws wherever its business is conducted, including the timely filing of reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act. Without limiting the generality of the foregoing, during the Interim Period, neither the Company nor any Company Subsidiary will (except as expressly permitted by this Agreement, as expressly contemplated by the transactions contemplated hereby, as set forth in Section 5.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent, such consent not to be unreasonably withheld, delayed or conditioned, in writing (it being understood that Parent shall respond within five Business Days following receipt of the Company's written request soliciting such consent from Parent, and failure to respond by Parent after five Business Days shall be deemed to be approval by Parent)):

          (a)   (i) split, combine or reclassify any stock of the Company or any Company Subsidiary or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof and whether or not out of earnings and profits of the Company) in respect of any stock or other interests of the Company or any Company Subsidiary, except for (A) regular, cash dividends at a rate not in excess of $0.22 per Company Share, declared and paid quarterly, with record and payment dates in accordance with past practice; (B) a pro-rated dividend for the period from the last record date set pursuant to the foregoing clause (A) through and including the Closing Date at a quarterly rate of $0.22 per Company Share; (C) dividends or distributions, declared, set aside or paid by any wholly-owned Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company; and (D) the minimum distributions required for the Company to maintain its status as a REIT (for purposes of this clause (D), "minimum distribution" shall mean, taking into account other distributions made during the Interim Period or otherwise during the year, a distribution with respect to the taxable year ended December 31 immediately prior to the taxable year that includes the Effective Time and the taxable period ending on the Effective Time which is sufficient to allow the Company to (i) satisfy the distribution requirements set forth in Section 857(a) of the Code, (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code, and (iii) avoid the imposition of excise tax under Section 4981 of the Code, determined, in each case, if applicable, as if the taxable period that includes the Closing Date had ended on the Closing Date);

          (b)   except pursuant to joint venture documentation binding the Company or its subsidiaries or otherwise, in each case as set forth in Section 5.1(b) of the Company Disclosure Schedule, (i) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock (or similar interest) of any class or any other securities or equity equivalents (including, without limitation, share appreciation rights, "phantom" stock or stock equivalents), other than the issuance of Company Shares upon the exercise of Company Stock Options and vesting of Company Restricted Stock that are outstanding on the date of this Agreement under the terms of the Company Stock Option Plan or through dividend equivalent rights in accordance with their present terms or (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents except in connection with the lapse of restrictions on, or the failure to vest of, Company Stock Options or Company Restricted Shares pursuant to the terms thereof in effect on the date hereof;

          (c)   except (i) as set forth in Section 5.1(c) of the Company Disclosure Schedule (which sets forth all existing obligations in effect to purchase, mortgage or sell real property and the purchase, mortgage or sale price thereof for such transactions in excess of $50,000,000 individually) or (ii) in the ordinary course of business consistent with past practice in amounts less than $50,000,000 individually (and consistent with the criteria set forth in Section 5.1(c) of the Company Disclosure Schedule), (A) acquire or enter into any option, commitment or agreement to acquire or finance construction or improvements with respect to, (B) make any loans, advances or capital contributions with respect to, (C) sell or enter into any option, commitment or agreement to sell, substitute, encumber, purchase or originate any portfolio of mortgages with respect to, or (D) transfer or dispose of, any assets which are material to the Company and the Company Subsidiaries taken as a whole (whether by asset acquisition, stock acquisition or otherwise);

          (d)   except as set forth in Section 5.1(d) of the Company Disclosure Schedule and except in the ordinary course of business consistent with past practice pursuant to credit facilities or other arrangements in existence as of the date hereof including, without limitation, borrowings made to pay regular quarterly dividends as set forth in Section 5.1(a), or in connection with capital expenditures consistent with the guidelines for future permitted transactions set forth in Section 5.1(c) of the Company Disclosure Schedule (or to the extent that Parent shall otherwise consent in writing, such consent not to be unreasonably withheld, delayed or conditioned), incur any amount of indebtedness, assume, guarantee, indemnify or endorse or otherwise become directly or indirectly responsible or liable for any indebtedness of a Third Party, issue or sell debt securities, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material Lien other than Permitted Liens thereupon or make any loans, advances or capital contributions to, or any investments in, any other Persons (except Company Subsidiaries wholly-owned on the date hereof), except in an amount equal to $1,000,000 in the aggregate;

          (e)   except pursuant to any mandatory payments under any credit facilities, notes, mortgages, debt arrangements or other similar arrangements in existence on the date hereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) reserved against in the most recent consolidated financial statements (or specifically disclosed in the notes thereto) included in the Company Filed SEC Reports (ii) that would be a voluntary prepayment under any revolving credit or repurchase facility, (iii) using the proceeds from the sale of real estate assets otherwise permitted by this Agreement, (iv) that does not exceed $2,500,000, individually, or $5,000,000 in the aggregate, or (v) of fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of agents, Representatives, counsel and accountants, which shall be paid by the party incurring such fees, costs or expenses;

          (f)    except as required pursuant to a Company Lease or in accordance with the guidelines for future permitted transactions as set forth in Section 5.1(c) of the Company Disclosure Schedule and subject to Section 6.13 of this Agreement, (i) incur, authorize, or enter into any commitment for, any capital or other expenditure in excess of $5,000,000, individually, or $15,000,000, in the aggregate, relating to the Company Properties, except as otherwise set forth in Section 5.1(f) of the Company Disclosure Schedule; or (ii) incur, authorize, or enter into any commitment for, any capital or other expenditure in excess of $1,000,000, individually, or $3,000,000, in the aggregate, not relating to the Company Properties, except as otherwise set forth in Section 5.1(f) of the Company Disclosure Schedule; or (iii) incur, authorize, or enter into, any material commitment, contract or agreement that has a duration of greater than one year and that may not be terminated (without termination fee or penalty) by the Company or any Company Subsidiary, as the case may be, by notice of 90 days or less;

          (g)   change in any material respect any of the accounting principles or practices used by it (except as required by GAAP or Law);

          (h)   except as required by Law or as otherwise expressly contemplated by this Agreement, (i) enter into, adopt, amend or terminate any Employee Program, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or executive officers, or (iii) except for normal increases or payments in the ordinary course of business consistent with past practice for non-executive officer employees and retention bonuses subject to the limits set forth in Section 5.1(h) of the Company Disclosure Schedule, increase in any manner the compensation or fringe benefits of any officer, director or employee or pay to any officer, director or employee any benefit not required by any Employee Program or arrangement as in effect as of the date hereof;

          (i)    except as set forth in Section 5.1(i) of the Company Disclosure Schedule, the terms of which Parent consents to, and except in the ordinary course of business consistent with past practice for non-executive officer employees or as otherwise expressly contemplated by this Agreement, grant to any officer, director or employee the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new loan, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee other than (A) the grant of compensation and fringe benefits to any non-executive officer or employee hired after the date of this Agreement, or (B) in circumstances where the failure to enter into such agreement or to pay such benefits could result in the Company's loss of a key employee or significant employee subject to the limits set forth in Section 5.1(i) of the Company Disclosure Schedule;

          (j)    except to the extent required to comply with its obligations hereunder or with applicable Law, amend the Company Charter or Company Bylaws or similar organizational or governance documents;

          (k)   adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than this Agreement and the Merger);

          (l)    settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) (i) for an amount (after giving effect to insurance proceeds actually received) in excess of $1,000,000 in the aggregate or any obligation or liability of the Company or any Company Subsidiary in excess of such amount in the aggregate, (ii) on a basis that would result in (A) the imposition of any order, writ, judgment, injunction, subpoena, indictment, demand, decree, stipulation, determination or award entered by or with any Governmental Entity that would restrict the future activity or conduct of the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates) or (B) a finding or admission of a violation of Law or violation of the rights of any Person by the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates), or (iii) that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

          (m)  except as set forth in Section 5.1(m) of the Company Disclosure Schedule, amend any term of any outstanding security of the Company or any of the Company Subsidiaries;

          (n)   other than in the ordinary course of business consistent with past practice, as otherwise permitted by this Section 5.1 or with consent of Parent, enter into, modify, amend or terminate any Material Contract or other contract that would have been a Material Contract if existing on the date hereof or waive, release or assign any material rights or claims under any such Material Contract or other contract other than such modifications, amendments, waivers, releases or assignments which would not result in a material increase in cost, liability or obligation for the Company or any Company Subsidiary, other than immaterial obligations;

          (o)   permit any material insurance policy issued to the Company or any Company Subsidiaries naming the Company or any Company Subsidiaries or officers or directors as a beneficiary or an insured or a loss payable payee, or the Company's directors and officers liability insurance policy, to be canceled, terminated or allowed to expire, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy except where a replacement policy or renewal is not available to the Company on commercially reasonable terms or not available after using commercially reasonable efforts to obtain such coverage (in which case, the Company shall use its commercially reasonable efforts to obtain coverage as close to the original coverage as is reasonably practicable);

          (p)   (i) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes except as expressly required for changes in Law; (ii) adopt or change any material accounting method with respect to Taxes; (iii) request any private letter ruling or similar ruling with the IRS or any other taxing authority; (iv) take any action (or fail to take any action) that would reasonably be expected to cause the Company to fail to qualify as a REIT; (v) make, alter, revoke or rescind any material express or deemed election with respect to Taxes; (vi) amend any material Tax Return; (vii) settle or compromise any audit or proceeding with respect to a material amount of Taxes owed by the Company or any Company Subsidiary; or (viii) waive the ownership limit set forth in the Company Charter for any Person (other than Parent, Merger Sub or their Affiliates); unless, in the case of clauses (i), (ii), (iii), (v), (vi), and (vii) above, required by Law;

          (q)   other than in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Lease or Ground Lease or lease that would have been a Company Lease or Ground Lease if existing on the date hereof or waive, release or assign any material rights or claims under any such Company Lease or Ground Lease or other lease other than such modifications, amendments, waivers, releases or assignments which would not result in a material increase in cost, liability or obligation for the Company or any Company Subsidiary, other than immaterial obligations;

          (r)   enter into any contract with any Affiliate (other than any transaction between the Company or any Company Subsidiary, on the one hand, and a wholly-owned Company Subsidiary, on the other hand);

          (s)   merge or consolidate the Company or any Company Subsidiary with any Third Party;

          (t)    take any action to render inapplicable, or to exempt any Third Party from any provisions of any Takeover Statutes or the restrictions on transfer and ownership of shares of capital stock of the Company contained in the Company Charter;

          (u)   knowingly take, or fail to take, any action that may reasonably result in any of the conditions of Article VII not being satisfied; or

          (v)   enter into an agreement to take any of the foregoing actions.

ARTICLE VI

COVENANTS

        6.1    Preparation of the Proxy Statement; Stockholders' Meeting.

          (a)   As soon as reasonably practicable following the date hereof, the Company shall prepare a proxy statement in preliminary form (the "Proxy Statement"). Unless this Agreement has been terminated in accordance with its terms, as soon as reasonably practicable (but in no event later than 45 days) following the date hereof, the Company shall file the Proxy Statement with the SEC and the Company shall use its commercially reasonable efforts to respond as reasonably promptly as practicable to any comments of the SEC with respect thereto; provided, however, that the

  Company shall not be in breach of this provision if the failure to file the Proxy Statement in such 45-day period is a result of Parent or Merger Sub's failure to reasonably promptly provide information required to be included in the Proxy Statement regarding Parent and Merger Sub or to reasonably promptly respond to drafts of the Proxy Statement submitted to Parent or Merger Sub for review. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required or reasonably advisable to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by Parent, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC or its staff concerning the Proxy Statement.

          (b)   If, at any time prior to the receipt of the Company Stockholder Approval, any event occurs with respect to the Company, Parent or Merger Sub or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file with the SEC, with Parent's input and cooperation, any necessary amendment or supplement to the Proxy Statement.

          (c)   Unless this Agreement has been terminated in accordance with its terms, the Company shall, as soon as reasonably practicable following the Solicitation Period End Date, duly call, give notice of, convene and hold a meeting of the holders of the Company Shares (the "Company Stockholders' Meeting") for the purpose of seeking the Company Stockholder Approval. The Company shall cause the Proxy Statement to be mailed to such holders as promptly as reasonably practicable after all SEC comments on the Proxy Statement have been resolved. The Company shall, through the Company Board, recommend to holders of the Company Shares that they give the Company Stockholder Approval (the "Company Recommendation"), except to the extent that the Company Board shall have withdrawn or modified its adoption of this Agreement and its recommendation in the Proxy Statement, as permitted by and determined in accordance with Section 6.4(b). Notwithstanding anything to the contrary contained in this Agreement, the Company, after notice to Parent, may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of Company Shares sufficiently in advance of a vote on this Agreement and the Merger to ensure that such vote occurs on the basis of full and complete information as required under applicable Law. The Company shall keep Parent updated regarding proxy solicitation results as reasonably requested by Parent.

        6.2    Other Filings.     As soon as reasonably practicable, the Company, Parent and Merger Sub each shall properly prepare and file any other filings (other than the Proxy Statement) required under the Exchange Act or any other federal, state or foreign law relating to the Merger (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). To the extent Parent deems such a filing necessary or appropriate, the Company and Parent shall file as promptly as practicable a joint voluntary notice in respect of the transactions contemplated hereby under Section 721 of the Defense Production Act of 1950, as amended, and the rules and regulations thereunder (the "Exon-Florio Amendment"). Each of the Company, Parent and Merger Sub shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and Merger Sub shall supply the other with copies of all correspondence between it and each of its Representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and Merger Sub each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

        6.3    Additional Agreements.     Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger. The parties shall cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private Third Party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger, and to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity. The parties will use their commercially reasonable efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger. In the event that the Company shall fail to obtain any Third Party consent described above, the Company shall use its commercially reasonable efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and the Company Subsidiaries and their respective businesses resulting, or which would reasonably be expected to result, after the Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Entity) with respect to any transaction contemplated by this Agreement, (i) unless expressly required by the applicable agreement, without the prior written consent of Parent, none of the Company or any of the Company Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) unless expressly required by the applicable agreement, Parent, Merger Sub and their Affiliates shall not be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation. For the avoidance of doubt, and without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries shall make any payments or commit to make payments under provisions in applicable agreements setting forth minimum payments in connection with consent to or waiver of defaults or breaches under such agreements, or under prepayment or defeasance provisions, without the prior written consent of Parent, and none of Parent, Merger Sub or any of their Affiliates shall be required to make or commit to make any such payments.

The Company shall use its commercially reasonably efforts to assist Parent in providing any notices required under the CMBS Agreements as promptly as practicable after the date hereof.

        6.4    Permitted Solicitation.

          (a)   During the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York time) on the date that is 28 days after the date hereof (the "Solicitation Period End Date"), the Company, its Subsidiaries, and their respective Representatives shall be permitted to, and shall have the right to, directly or indirectly (acting under the direction of the Company Board) (i) solicit, initiate or encourage any inquiry with respect to, or the making, submission or announcement of, any Alternative Proposal and (ii) participate in discussions or negotiations regarding, and furnish to any person information with respect to, and take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may lead to, an Alternative Proposal; provided, however, that the Company shall not, and shall not authorize or permit any of its Subsidiaries or any Representative of the Company or its Subsidiaries to, provide to any third party any material non-public information unless the Company receives from such third party an executed confidentiality agreement with confidentiality and standstill provisions in form no more favorable to such person than those confidentiality and standstill provisions contained in the Confidentiality Agreement and simultaneously provides to Parent any non-public information provided to such third party not previously made available to Parent.

          (b)   Subject to the provisions of this Section 6.4, and except as it may relate to any person or group of related persons from whom the Company has received, prior to the Solicitation Period End Date, an Alternative Proposal that the Company Board as of the Solicitation Period End Date and continuously thereafter reasonably believes in good faith, after consultation with the Company Board's legal counsel and financial advisors, is bona fide and would reasonably be expected to result in a Superior Proposal (each such person or group, an "Excluded Party"), (A) on the Solicitation Period End Date, the Company shall, and shall cause its Subsidiaries to, and shall cause its and their respective Representatives to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Proposal and request to be returned or destroyed any non-public information provided to such parties and (B) during the period beginning on the Solicitation Period End Date and continuing until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage any inquiry with respect to or which would reasonably be expected to result in, or the making, submission or announcement of, any Alternative Proposal; (ii) participate in any discussion or negotiations regarding or which would reasonably be expected to result in an Alternative Proposal with any person, or furnish any non-public information or access to its properties, books, records or personnel to, any person; (iii) engage in discussions regarding an Alternative Proposal with any person, except to notify such person as to the existence of the provisions of this Section 6.4; (iv) approve, endorse or recommend any Alternative Proposal; (v) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal (except for confidentiality agreements permitted under Section 6.4(c)); (vi) otherwise cooperate with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person (other than Parent, Merger Sub or their Representatives) with respect to, or which would reasonably be expected to result in, an Alternative Proposal; or (vii) exempt any person from the restrictions contained in any state takeover or similar laws or in any confidentiality or standstill agreements or the restrictions on transfer and ownership of shares of capital stock of the Company contained in the Company Charter or otherwise cause such restrictions not to apply. The Company shall promptly inform its Representatives, and shall cause its Subsidiaries promptly to inform their respective Representatives, of the obligations under this Section 6.4(b).

          (c)   Notwithstanding the limitations set forth in Section 6.4(b), at any time from the Solicitation Period End Date and continuing until the earlier of the receipt of the Company Stockholder Approval and the Termination Date, if (A) the Company receives an unsolicited bona fide written Alternative Proposal that did not result from a breach of this Section 6.4 which the Company Board determines in good faith, after consultation with the Company Board's legal counsel and financial advisors, constitutes or would reasonably be expected to result in a Superior Proposal, and (B) the Company Board determines in good faith, after consultation with the Company Board's legal counsel and financial advisors, that the failure of the Company Board to take the actions set forth in clauses (x) and (y) below with respect to such Alternative Proposal would be inconsistent with the directors' exercise of their duties to the Company or the Company's stockholders under applicable Law, then the Company may take the following actions: (x) furnish non-public information to the third party making such Alternative Proposal (if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement with confidentiality and standstill provisions in form no more favorable to such person than those confidentiality and standstill provisions contained in the Confidentiality Agreement) and simultaneously provides to Parent any non-public information not previously made available to Parent and (y) engage in discussions or negotiations with such third party with respect to such Alternative Proposal.

          (d)   Other than in accordance with Section 6.4, the Company Board shall not (i) withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Parent, the approval or recommendation by the Company Board of the Merger or this Agreement or the other transactions contemplated by this Agreement; (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Alternative Proposal; (iii) make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer; or (iv) exempt any person from the restrictions contained in any state takeover or similar laws or in any confidentiality or standstill agreements or the restrictions on transfer and ownership of shares of capital stock of the Company contained in the Company Charter (each of the foregoing, a "Change of Recommendation"); provided, however, that, in response to the receipt of a Superior Proposal that has not been withdrawn or abandoned, the Company Board may, at any time prior to receipt of the Company Stockholder Approval, make a Change of Recommendation if all of the following conditions in clauses (i) through (iv) are met:

              (i)  the Company Board has concluded in good faith, after consultation with the Company Board's legal counsel and financial advisors, that the failure of the Company Board to effect a Change of Recommendation would be inconsistent with the directors' exercise of their duties to the Company or the Company's stockholders under applicable Law;

             (ii)  the Company shall have provided Parent with written notice of its intention to effect a Change of Recommendation (a "Change of Recommendation Notice") at least three Business Days prior to effecting a Change of Recommendation, which shall state expressly (A) that it has received a Superior Proposal, (B) the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, and (C) that it intends to effect a Change of Recommendation and the manner in which it intends to do so;

            (iii)  after delivering the Change of Recommendation Notice, the Company shall have provided Parent with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement during such three Business Day period (a "Matching Period"), and shall have negotiated in good faith with respect thereto during such Matching Period, regarding any changes proposed by Parent for the purpose of enabling the Company Board to proceed with the Company Recommendation, without effecting a Change of Recommendation; and

            (iv)  the Company shall not have breached in any respect any of the provisions set forth in this Section 6.4 with respect to such Superior Proposal.

  In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.4(d) with respect to such new written notice (including beginning a new Matching Period).

          (e)   No Change of Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Statute or other state law to be inapplicable to the transactions contemplated by this Agreement. The Company Board shall not make any Change of Recommendation other than in compliance with and as permitted by this Section 6.4. Notwithstanding any Change of Recommendation, unless this Agreement is terminated pursuant to, and in accordance with, Section 8.1, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders' Meeting.

          (f)    Nothing contained in this Agreement shall prohibit the Company or the Company Board from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, provided any such disclosure (other than (i) a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or (ii) a rejection by the Company of the relevant tender offer) shall be subject to compliance by the Company with Section 6.4 and shall be deemed to be a Change of Recommendation.

          (g)   As used in this Agreement, "Alternative Proposal" shall mean any bona fide proposal or offer made by any person or group of persons (other than a proposal or offer by Parent or any of its Subsidiaries) for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company; (ii) the direct or indirect acquisition in a single transaction or series of related transactions by any person of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole; (iii) the direct or indirect acquisition in a single transaction or series of related transactions by any person of 10% or more of the outstanding shares of Company Common Stock; or (iv) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of the Shares then outstanding.

          (h)   As used in this Agreement "Superior Proposal" shall mean an Alternative Proposal (with all percentages, in the definition of Alternative Proposal increased to 50%) on terms that the Company Board determines in good faith, after consultation with the Company's or the Company Board's financial advisors and legal counsel, and considering all relevant factors as the Company Board considers to be appropriate (including, but not limited to, the timing, ability to finance, financial and regulatory aspects and likelihood of consummation of such proposal, and any alterations to this Agreement agreed to in writing by Parent in response thereto), is more favorable from a financial point of view (taking into account the foregoing factors) to the Company's stockholders than the transactions contemplated by this Agreement.

          (i)    Within 48 hours of or the second Business Day immediately following the Solicitation Period End Date, whichever is later, the Company shall notify Parent, in writing, of the identity of each Excluded Party and provide Parent a copy of each Alternative Proposal received from any Excluded Party (or, where no such copy is available, a description of such Alternative Proposal). From and after the Solicitation Period End Date, the Company shall promptly (within 48 hours of or the second Business Day immediately following, if later) notify Parent in the event that the Company or its Subsidiaries or Representatives receives (i) any Alternative Proposal or written indication by any Person that it is considering making an Alternative Proposal, (ii) any request for non-public information relating to the Company or the Company Subsidiaries by a Person contemplating making an Alternative Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Alternative Proposal (in each case, including the identity of the Person making the Alternative Proposal or indication, request or inquiry and the material terms and conditions thereof). Following the Solicitation Period End Date, the Company shall keep Parent reasonably informed (orally or in writing) on a current basis (and in any event no later than 48 hours after or, if later, the second Business Day after, the occurrence of any significant discussions or negotiations) of the status of any Alternative Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), including furnishing copies of any material written inquiries, correspondence and draft documentation. Without limiting the foregoing, the Company shall promptly (within 48 hours of or, if later, the second Business Day after) notify Parent in writing if it determines to provide non-public information to a Person contemplating making, or to engage in discussions or negotiations concerning, an Alternative Proposal pursuant to Section 6.4(c) other than with an Excluded Party, in each case after the Solicitation Period End Date. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing such information to Parent.

        6.5    Officers' and Directors' Exculpation and Indemnification.

          (a)   In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing Date, a director, officer, employee, trustee, fiduciary or agent of the Company or any of the Company's Subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was an officer, director, trustee, employee, fiduciary or agent of the Company or any of the Company's Subsidiaries, or is or was serving at the request of the Company as an officer, director, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby or thereby, in any case under (i) and (ii) above arising on or before the Closing Date and whether asserted at, before or after the Closing Date, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that the Company shall maintain its current Charter provisions regarding directors' and officers' exculpation and shall indemnify and hold harmless, and after the Closing Date, the Surviving Company shall indemnify and hold harmless, as and to the fullest extent permitted by applicable Law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (arising on or before the Closing Date and whether asserted at, before or after the Closing Date), (A) the Company and, after the Closing Date, the Surviving Company shall promptly pay expenses, as incurred, in advance of the final disposition of any such threatened or actual claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and without requiring a preliminary determination as to the ultimate entitlement to indemnification, (B) the Company, and after the Closing Date, the Surviving Company, shall be obligated to pay the fees and expenses of a single counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties with respect to any single action or related actions except to the extent that two or more such Indemnified Parties have conflicting interests in the outcome of such action, within 30 days after statements therefor are received, and (C) the Company and, after the Closing Date, the Surviving Company will use its commercially reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that neither the Company nor the Surviving Company shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); and provided, further that the Company and the Surviving Company shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law; and provided, further that an Indemnified Party shall only be entitled to the advancement of funds for expenses if it first provides (i) a written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the Company or Surviving Company, as applicable, as authorized by Section 2-418 of the MGCL and (ii) a written undertaking to the Company or the Surviving Company (in form and substance reasonably acceptable to Parent), to reimburse such advances in the event it is finally determined by a court of competent jurisdiction that such Indemnified Party was not entitled to such indemnification. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Closing Date, the Surviving Company thereof; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Company except to the extent, if any, such failure to promptly notify materially prejudices such party.

          (b)   Parent and Merger Sub each agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in the respective charters or bylaws (or other applicable organizational documents) of the Company or any of the Company's Subsidiaries or otherwise in effect as of the date hereof shall survive the Merger and continue in full force and effect for a period of six years from the Closing Date and, at the Closing Date, shall become the obligation of the Surviving Company; provided, however, that all rights to indemnification in respect of any claims (each, a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. From and after the Closing Date, the Surviving Company also agrees to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Closing Date to the extent provided in any written indemnification agreements between the Company and/or one of the Company's Subsidiaries and the officers and directors listed in Section 6.5(b) of the Company Disclosure Schedule.

          (c)   Prior to the Closing Date, the Company shall purchase a non-cancelable extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in the same form (other than immaterial deviations) as presently maintained by the Company (a complete and accurate copy of which has been made available to Parent), with the same or comparably rated insurers as the Company's current insurer, which shall provide such directors and officers with coverage with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time for six years following the Closing Date of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company. Notwithstanding the foregoing, if the coverage described above cannot be obtained or can only be obtained by paying aggregate premiums in excess of the amount set forth in Section 6.5(c) of the Company Disclosure Schedule for such coverage, the Surviving Company shall only be required to provide as much coverage as can be obtained by paying aggregate premiums equal to the amount set forth in Section 6.5(c) of the Company Disclosure Schedule for such coverage. The Surviving Company shall provide notice to the Persons covered by such policy prior to reducing the amount of coverage. The Company agrees to consult with Parent in connection with purchasing such coverage. Parent shall, and shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

          (d)   Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.5 applies without the consent of each such affected indemnitee. This Section 6.5 is intended for the irrevocable benefit of, and to grant third party beneficiary rights to, the Indemnified Parties and their respective heirs and shall be binding on all successors of the Surviving Company. Each of the Indemnified Parties and their respective heirs shall be entitled to enforce the provisions of this Section 6.5.

          (e)   In the event that, following the Closing Date, the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) commences a dissolution, liquidation, assignment for the benefit of creditors or similar action, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company, as the case may be, assume the obligations set forth in this Section 6.5.

        6.6    Access to Information; Confidentiality.

          (a)   Between the date hereof and the Closing Date, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' directors, officers, employees and agents to, afford to Parent and to the Representatives of Parent reasonable access upon reasonable advance notice and during normal business hours without undue interruption (and will request the same from the Company's Representatives) to the employees properties, books, records and contracts of the Company and the Company Subsidiaries; provided, however, that Parent shall obtain the Company's consent, which consent shall not be unreasonably withheld, delayed or conditioned, to a schedule of properties to be visited prior to any such visits or access. Parent shall obtain the Company's consent, which consent shall not be unreasonably withheld, delayed or conditioned, prior to contacting or meeting with any of the Company's employees. The Company shall furnish Parent such financial, operating and other data and information as Parent may reasonably request. Without limiting the provisions of this Section 6.6(a) and subject to the terms of the Company Leases and any rights of the tenant thereunder, Parent and its Representatives shall have the right to conduct reasonable appraisal and environmental and engineering inspections of each of the Company Properties upon prior reasonable notice to the Company and after providing reasonably adequate indemnity to the Company and the applicable tenant; provided, however, that neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building or property.

          (b)   Prior to the Closing Date, Parent and Merger Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Macquarie Securities (USA) Inc. and the Company dated November 6, 2006 (the "Confidentiality Agreement").

        6.7    Public Announcements.     The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the Merger contemplated hereby no later than the opening of trading on the NYSE on the Business Day following the date on which this Agreement is fully executed.

        6.8    Employee Benefit Arrangements.

          (a)   Immediately after the Closing Date, the Company or a Company Subsidiary shall continue to employ each individual employed by the Company and the Company Subsidiaries who was employed by the Company and the Company Subsidiaries immediately prior to the Effective Time and whose name is set forth on Section 6.8(a) of the Company Disclosure Schedule (such employees, collectively, the "Business Employees"). Immediately after the Closing Date, all Business Employees shall continue to be eligible to participate in all "employee benefit plans", as defined in Section 3(3) of ERISA (an "Employee Benefit Plan"), of the Company which are continued by Parent, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of Parent or its Subsidiaries in similar Employee Benefit Plan sponsored or maintained by Parent or in which employees of Parent or its Subsidiaries participate after the Closing Date. With respect to each such Employee Benefit Plan of Parent, service with the Company or any of its Subsidiaries and the predecessor of any of them shall be included for purposes of determining eligibility to participate and vesting (if applicable) under such Employee Benefit Plan. Parent shall, or shall cause its Subsidiaries, as the case may be, to use its commercially reasonable efforts consistent with applicable Law to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all Business Employees under any comparable welfare plan that such Business Employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any comparable welfare plan maintained by the Company for such employees immediately prior to the Closing Date, and (ii) provide each such Business Employee with credit for any co-payments and deductibles paid prior to the Closing Date for the plan year within which the Closing Date occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

          (b)   Immediately after the Closing Date, Parent shall cause the Surviving Company to provide the Business Employees with employee benefits no less favorable in the aggregate than those in effect prior to the Closing Date and to honor fully in accordance with their terms all employment agreements, severance agreements, retention bonus agreements and other bonus, retention and severance obligations of the Company or any of its Subsidiaries, which are listed in Section 6.8(b) of the Company Disclosure Schedule, and except as may otherwise be agreed to by the Company and Parent, and the Company shall pay on the Closing Date to the applicable directors, officers and employees any amounts with respect to such agreements and obligations that are payable by their terms at or before the Closing Date.

          (c)   Nothing in this Section 6.8 shall create any third party beneficiary right in any person other than the parties to this Agreement, including any current or former Business Employee, any participant in any Employee Program, or any dependent or beneficiary thereof, or any right to continued employment with (or right to continued participation in, or continued level of benefits with respect to, any Employee Program or any employee benefit plan, program, agreement or arrangement of) Parent, any Affiliate of Parent, the Company or the Surviving Company or any of their respective Affiliates following the Closing Date. Nothing in this Section 6.8 shall constitute an amendment to any Employee Program or any other plan or arrangement covering Business Employees. The Company and Parent shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 6.8.

          (d)   The Company shall use commercially reasonable efforts to cooperate with Parent to (i) minimize the effects of any payment of any amount that could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event), by any employee, officer, director or other service provider of the Company or any of the Company Subsidiaries who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) and that could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code); provided, that the recipient of the foregoing amounts shall not be required to reduce in any way the benefits or other amounts payable to such person and (ii) at the Effective Time, amend, reform or supplement the terms of any nonqualified deferred compensation plan (within the meaning of Code Section 409A and related guidance) covering any Business Employee to the extent the Company and the Parent reasonably agree such amendment, reform or supplement (A) is necessary or appropriate to comply with Code Section 409A or to exempt payments thereunder from Code Section 409A and thereby avoid the application of penalty taxes under Code Section 409A, and (B) preserves, to the extent practicable, the intended treatment of the original plan with respect to the Company and the applicable participants.

        6.9    Certain Tax Matters.     During the Interim Period, each of the Company and the Company Subsidiaries shall: (a) continue to operate in such a manner as to permit the Company to continue to qualify as a REIT throughout the Interim Period; (b) prepare and timely file all material Tax Returns required to be filed by them on or before the Closing Date ("Post-Signing Returns") in a manner consistent with past practice, except as otherwise required by applicable Laws; and (c) fully and timely pay all material Taxes due and payable in respect of such Post-Signing Returns that are so filed.

        6.10    Interim Period Dividends.     At or prior to the Closing Date, the Company shall declare a quarterly prorated cash dividend covering the period from the first date of the quarter in which the Closing occurs up to and including the Effective Date at a rate not to exceed the rate per Company Share set forth in Section 5.1.

        6.11    Resignation of Company's Directors.     If so requested by Parent, the Company shall deliver to Parent, at or prior to the Closing Date, the resignation, in form and substance reasonable satisfactory to Parent, of each director of the Company.

        6.12    Additional Acquisitions.     In accordance with Section 5.1 of this Agreement, during the Interim Period, the Company shall, consistent with past practices and in the ordinary course of business, continue to source, underwrite and evaluate additional properties for acquisition (the "Additional Property"). Should the Company identify a potential Additional Property as a potential acquisition, the Company may, but is not required to, seek Parent's agreement in writing to provide debt or equity financing to consummate the acquisition of the Additional Property, such agreement to be granted in Parent's sole discretion (it being understood that Parent shall respond within five Business Days of receipt of the Company's written request soliciting such agreement to provide debt or equity financing from Parent, and failure to respond by Parent after five Business Days shall be deemed to be agreement to provide debt or equity financing by Parent).

        6.13    Financing.

          (a)   Prior to the Closing, the Company shall, and shall cause the Company Subsidiaries and its and their Representatives to, cooperate with Parent in connection with the arrangement and marketing by Parent of any financing of the Merger as may be reasonably requested by Parent, including, at Parent's sole cost and expense, making management of the Company reasonably available for discussions with potential investors or lenders, furnishing financial information to Parent as may be reasonably requested by Parent, assisting Parent and its financing sources in the preparation of offering documents and investor materials, facilitating the pledging of collateral after the Effective Time, and using commercially reasonable efforts to obtain accountants' comfort letters and consents; provided, that the Company and the Company Subsidiaries shall not be obligated under any such agreement or instrument in any way prior to the Effective Time. Parent shall not supply any material non-public information about the Company or any Company Subsidiary to any Person without obtaining the Company's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, and without obtaining a confidentiality and standstill agreement among such Person, Parent and the Company in form and substance reasonably satisfactory to the Company; provided that such non-public information of the Company may be provided to U.S. rating agencies that have a duty to keep such information confidential.

          (b)   In the event any portion of the debt financing contemplated by the Debt Commitment Letter becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, (i) Parent shall promptly notify the Company, and (ii) Parent shall use its commercially reasonable efforts to obtain a firm commitment for alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent), in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as possible, but in no event later than the time at which all conditions to the Merger in Article VII have been satisfied.

        6.14    Takeover Laws.     If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company shall, upon the request of Parent or Merger Sub, take all reasonable steps to exclude the applicability of, or to assist, at Parent's cost and expense, in any challenge to the validity or applicability to the Merger or any other transaction contemplated by this Agreement, of such Takeover Statute.

        6.15    Notification of Certain Matters.     The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) the occurrence or non occurrence of any event which is likely (a) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect if made as of the Effective Time so that the Closing condition in Section 7.2(a) or 7.3(a), as applicable, would not be satisfied or (b) to result in any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder, (ii) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (iii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (iv) any suit, claim, action or proceeding threatened or commenced against or otherwise affecting such party or its Subsidiaries that are related to the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.15 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

ARTICLE VII

CONDITIONS TO THE MERGER

        7.1    Conditions to the Obligations of Each Party to Effect the Merger.     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver by written consent of the other party, at or prior to the Closing Date, of each of the following conditions:

          (a)    Company Stockholder Approval.    The Company shall have obtained the Company Stockholder Approval.

          (b)    Other Regulatory Approvals.    All material approvals, authorizations and consents of any Governmental Entity (including filings, if any, required under the HSR Act) required to consummate the Merger shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated. If a filing has been made under the Exon-Florio Amendment in accordance with Section 6.2, any review or investigation under the Exon-Florio Amendment shall have been terminated and the President of the United States or the Committee on Foreign Investment in the United States shall have determined to take no action authorized thereunder.

          (c)    No Injunctions, Orders or Restraints; Illegality.    No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, and no Law shall have been enacted or promulgated, which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to a party asserting this condition such party shall, in the case of an injunction or order, have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        7.2    Additional Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Parent at or prior to the Closing Date:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.14(a)(iv) (with respect to Parent or any of its Affiliates only), 3.25 and 3.26 shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), in all respects and (ii) all of the other representations and warranties of the Company contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), except in the case of clause (ii) where the failure of such representations and warranties to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance and Obligations of the Company.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; provided, however, that the Company shall not be deemed to have failed to so perform or comply with such agreements or covenants if it cures such non-performance or non-compliance within a reasonable period of time (not to exceed five Business Days of the occurrence of such event). Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

          (c)    Absence of a Company Material Adverse Effect.    Since the date of this Agreement there shall not have been any event, change, effect, development, condition or occurrence that has had or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)    Credit Facilities.    At or prior to the Effective Time, the administrative agents under the credit agreements set forth on Section 7.2(d) of the Company Disclosure Schedule shall have provided the Company with a "payoff" letter acknowledging that, subject to repayment of the aggregate principal amount outstanding under such credit agreements, together with all interest accrued thereon and any other fees or expenses payable thereunder, (i) such credit agreements shall be terminated, (ii) any and all Liens under such credit agreements related thereto shall be released and (iii) the Company and the Company Subsidiaries shall be released from any and all material liabilities and obligations under such credit agreements and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination).

          (e)    Tax Opinion Relating to REIT Status.    Parent shall have received the opinion of Kutak Rock LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that commencing with its taxable year ended December 31, 2003, and through the Effective Time, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, with customary exceptions, assumptions and qualifications and based on customary representations.

          (f)    Consents.    The Company and the Company Subsidiaries, as applicable, shall have received (and shall have delivered to Parent) all consents, approvals, certificates and other items required in connection with the Merger and the transactions contemplated hereby set forth on Section 7.2(f) of the Company Disclosure Schedule in such form and substance reasonably acceptable to Parent and shall be in full force and effect; provided, however, that this Section 7.2(f) shall not be a condition to Parent and Merger Sub's obligation to effect the Merger if Parent has not consented in writing to pay, or allow the Company to pay, the payments expressly required to obtain such consents as contemplated in Section 6.3 hereof.

        7.3    Additional Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Company at or prior to the Closing Date:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), except where the failure of such representations and warranties to be true and correct does not have or would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated the Closing Date, to the foregoing effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; provided, however, that Parent and Merger Sub shall not be deemed to have failed to so perform or comply with such agreements or covenants if they cure such non-performance or non-compliance within a reasonable period of time (not to exceed five Business Days of the occurrence of such event). The Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

        7.4    Frustration of Closing Conditions.     No party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's failure to use its own commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereunder.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.     This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after the receipt of Company Stockholder Approval:

          (a)   by the mutual written consent of Parent, Merger Sub and the Company;

          (b)   by either of the Company, on the one hand, or Parent or Merger Sub, on the other hand, by written notice to the other:

              (i)  if, upon a vote at a duly held meeting of holders of the Company Shares (or at any adjournment or postponement thereof), held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained;

             (ii)  if any Governmental Entity of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action (which order, decree, judgment, injunction or other action the parties hereto shall have used their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such order, decree, judgment, injunction or other action shall have become final and non-appealable, provided, however, that the party terminating this Agreement pursuant to this Section 8.1(b)(ii) shall have used commercially reasonable efforts to have such offer, decree, judgment, injunction or other action vacated; or

            (iii)  if the consummation of the Merger shall not have occurred on or before 180 days after the date of this Agreement, provided, however, that in the event that, on or before 120 days after the date of this Agreement, the Proxy Statement has not been cleared by the SEC for dissemination, such date may be extended by Parent or the Company through a date on or before 270 days after the date of this Agreement (the "Outside Date"); provided, further, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to either party if such party's failure to comply with any provision of this Agreement in a material respect has been the proximate cause of, or resulted in, the failure of the Merger to occur on or before the Outside Date;

          (c)   by written notice from Parent to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and such condition is incapable of being satisfied by the Outside Date;

          (d)   by written notice from the Company to Parent if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and such condition is incapable of being satisfied by the Outside Date;

          (e)   by written notice from the Company to Parent prior to receipt of the Company Stockholder Approval, in connection with effecting a Change of Recommendation in accordance with Section 6.4; provided, however, that prior to terminating this Agreement pursuant to this Section 8.1(e), the Company shall have complied with Section 6.4 and shall have entered into a definitive agreement to effect a Superior Proposal and provided, further that an election by the Company to terminate this Agreement pursuant to this Section 8.1(e) shall not be effective until the Company shall have paid the Break-up Fee to Parent as provided in Section 8.2(b); or

          (f)    by written notice of Parent or Merger Sub to the Company, if (i) the Company Board shall (A) fail to include the Company Recommendation in the Proxy Statement, (B) withdraw or modify, in a manner material and adverse to Parent or Merger Sub, such recommendation (or a Change of Recommendation shall otherwise have occurred), (C) adopt, approve or recommend that the holders of the Company Shares accept or approve a Superior Proposal, or (D) enter into or allow the Company or any of the Company Subsidiaries to enter into a letter of intent, agreement in principle or a definitive agreement for an Alternative Proposal, (ii) the Company shall have materially breached its covenants and agreements in Section 6.4 hereof, (iii) the Company or the Company Board (or any committee thereof) shall authorize or publicly propose any of the foregoing, or (iv) after the Solicitation Period End Date and prior to obtaining the Company Stockholder Approval, an Alternative Proposal is publicly announced and the Company fails to issue a press release at Parent's written request no later than five Business Days prior to the Company Stockholders' Meeting recommending the Merger.

        8.2    Effect of Termination.

          (a)   Subject to the remainder of this Section 8.2 and to Section 8.3, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, Merger Sub or the Company and each of their respective directors, trustees, officers, employees, partners, or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 6.6, 6.7, 8.2 , 8.3 and Article IX; provided, however, that nothing contained in this Section 8.2 or Section 8.3 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

          (b)   If this Agreement is terminated by the Company pursuant to Section 8.1(e), or by Parent or Merger Sub pursuant to Sections 8.1(c) or 8.1(f), then the Company shall pay to Parent, an amount in cash equal to $31,000,000 (the "Break-Up Fee") plus the amount of any fees or expenses set forth in Section 8.3(c). Payment of the Break-Up Fee and reimbursement of expenses required by this Section 8.2(b) shall be payable by the Company to Parent by wire transfer of immediately available funds (i) in the case of termination of this Agreement by the Company under Section 8.1(e), concurrently with the effective date of such termination (i.e., following the Matching Period), or (ii) in the case of termination of this Agreement by Parent or Merger Sub under Section 8.1(c) or 8.1(f), as promptly as practical but in any event within three Business Days after the date of termination.

          (c)   If this Agreement is terminated by the Company pursuant to Section 8.1(d), then the Parent shall pay to Company the amount of any fees or expenses set forth in Section 8.3(b). The reimbursement of expenses required by this Section 8.2(c) shall be payable by Parent to the Company by wire transfer of immediately available funds as promptly as practicable but in any event within three Business Days after the date of termination.

          (d)   If (I)(A) either Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(i), and, at any time after the date of this Agreement and prior to the Company Stockholders' Meeting or any adjournment or postponement thereof at which the vote under Section 8.1(b)(i) is taken, an Alternative Proposal shall have been publicly disclosed or otherwise communicated to the Company, or (B) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iii) and, at any time after the date of this Agreement and prior to such termination of this Agreement pursuant to Section 8.1(b)(iii), an Alternative Proposal shall have been publicly disclosed or otherwise communicated to the Company, and (II) within twelve (12) months after such termination, the Company enters into an agreement in respect of an Alternative Proposal (which may be the same or a different Alternative Proposal as that referred to in the immediately preceding clause (I)) or consummates any such Alternative Proposal, then the Company shall pay to Parent the Break-Up Fee, by wire transfer of immediately available funds, on the date of entry into an agreement with respect to any Alternative Proposal or consummation of such an Alternative Proposal; provided that for purposes of this Section 8.2(d), (x) the term "Alternative Proposal" shall have the meaning assigned to such term in Section 6.4, except that the references to "10%" shall be deemed to be references to "50%".

          (e)   Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub hereby expressly acknowledge and agree that, with respect to any termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(f), in circumstances where the Break-Up Fee is payable in accordance with Section 8.2(b), the payment of the Break-Up Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or Merger Sub would otherwise be entitled to assert against the Company or any of its Subsidiaries or any of their respective assets, or against any of their respective trustees, officers, employees, partners, managers, members or stockholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Parent and Merger Sub. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(f), in circumstances where the Break-Up Fee is payable in accordance with Section 8.2(b) or (d), the rights to payment under Section 8.2(b) or (d): (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(f), and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in Sections 8.2(b) or (d) or 8.3, Parent and Merger Sub hereby agree that, upon any termination of this Agreement pursuant to Section 8.1(b)(i), Section 8.1(e) or Section 8.1(f), in circumstances where the Break-Up Fee is payable in accordance with Section 8.2(b) or (d), in no event shall Parent or Merger Sub, (i) seek to obtain any recovery or judgment against the Company, the Company's Subsidiaries, or any of their respective assets, or against any of their respective trustees, officers, employees, partners, managers, members or stockholders, or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages. For the avoidance of doubt, nothing in this Section 8.2(e) shall limit or otherwise effect Parent's or Merger Sub's enforcement rights set forth in Section 9.8.

        8.3    Fees and Expenses.

          (a)   Except as set forth in Sections 8.2, 8.3(b) and 8.3(c), whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of Representatives shall be paid by the party incurring such fees, costs or expenses.

          (b)   If this Agreement is terminated by the Company pursuant to Section 8.1(d), Parent shall pay to the Company as promptly as practicable but in any event within three Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, financial advisors and investment bankers, incurred by the Company in connection with the entering into of this Agreement, and the carrying out of any and all acts contemplated hereunder; provided that such fees and expenses to be paid by Parent hereunder shall not exceed $2,250,000.

          (c)   If this Agreement is terminated (i) by the Company or by Parent because the Company Stockholder Approval shall not have been obtained or (ii) by Parent or the Company pursuant to Sections 8.1(b)(iii), 8.1(c), 8.1(e) or 8.1(f), the Company shall pay to Parent as promptly as practicable but in any event within three Business Days after the date of termination, all documented, reasonable out-of-pocket costs and expenses owed by Parent or Merger Sub or their Affiliates to unaffiliated third parties, including, without limitation, the reasonable fees and expenses of unaffiliated Representatives incurred by Parent or Merger Sub or their Affiliates in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, provided that the amount of such fees and expenses to be paid by the Company hereunder shall not exceed $2,250,000.

          (d)   If either party fails to pay to the other party any amounts due under Section 8.2 or 8.3, the party so failing shall pay the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) in connection with any action, including, without limitation, the filing of any lawsuit or other legal action, taken to collect payment. The payment of expenses set forth herein is not an exclusive remedy of the Company, but is in addition to any other rights or remedies available to the Company (whether at law or in equity).

        8.4    Amendment.     This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by holders of the Company Shares; provided, however, that after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such approval.

        8.5    Extension; Waiver.     At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. Except as so waived, no action taken or omitted to be taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

ARTICLE IX

GENERAL PROVISIONS

        9.1    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission), on the next Business Day if sent by prepaid overnight carrier (providing proof of delivery), on the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or on the date delivered if sent by email (providing confirmation of receipt) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

  (a)
  if to Parent or Merger Sub:

    c/o Macquarie Holdings (USA) Inc.
    125 West 55th Street
    New York NY 10019
    Attention: Katherine Mogg
    Facsimile: (212) 231-1717
    Email: Katherine.Mogg@macquarie.com

    with a copy (for informational purposes only) to:

    Latham & Watkins LLP
    53rd at Third
    885 Third Avenue
    New York, NY 10022-4834
    Attention:  Edward Sonnenschein, Esq.
                        David Kurzweil, Esq.
    Facsimile: (212) 751-4864
    Email:  ted.sonnenschein@lw.com
                 david.kurzweil@lw.com

  (b)
  if to the Company:

    Spirit Finance Corporation
    14631 N. Scottsdale Road, Suite 200
    Scottsdale, AZ 85254-2711
    Attention: Michael T. Bennett
    Facsimile: (480) 606-0826
    Email: MBennett@spiritfinance.com

    with a copy (for informational purposes only) to:

    Kutak Rock LLP
    Suite 3100
    1801 California Street
    Denver, CO 80202
    Attention:  Paul E. Belitz, Esq.
                        Michael J. Zieg, Esq.
    Facsimile: (303) 292-7799
    Email:  Paul.Belitz@kutakrock.com
                 Michael.Zieg@kutakrock.com

        9.2    Certain Definitions.     For purposes of this Agreement, the term:

        "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which United States banking and savings and loan institutions are authorized or required by law to be closed.

        "CMBS Agreements" means the financing agreements related to long-term borrowings by a Company Subsidiary secured by the real estate properties of that Subsidiary.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMPANY CHARTER" means the Articles of Amendment and Restatement of the Company, as the same may be amended from time to time.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means any trade or business that is considered a single employer together with the Company under ERISA Section 4001(b) or part of the same "controlled group" with the Company for purposes of ERISA Section 302(d)(8)(C).

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

        "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "REPRESENTATIVE" of a Person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, financing source, attorney, accountant, consultant, broker, finder or other agent or representative of such Person.

        "SEC" means the Securities and Exchange Commission.

        "SUBSIDIARY" means any corporation more than 50% of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be, or any Person that would otherwise be deemed a "subsidiary" under Rule 12b-2 promulgated under the Exchange Act.

        9.3    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

"ADDITIONAL PROPERTY"	Section 6.12
"AGREEMENT"	Preamble
"AFFILIATE"	Section 3.18
"ALTERNATIVE PROPOSAL"	Section 6.4(g)
"ARTICLES OF MERGER"	Section 1.3(a)
"BHC ACT"	Section 3.26(a)
"BREAK-UP FEE"	Section 8.2(b)
"BUSINESS EMPLOYEES"	Section 6.8(a)
"CAMELBACK"	Section 3.13(p)
"CERCLA"	Section 3.12
"CERTIFICATE"	Section 2.2(b)
"CHANGE OF RECOMMENDATION"	Section 6.4(d)
"CHANGE OF RECOMMENDATION NOTICE"	Section 6.4(d)
"CITIGROUP"	Section 3.16
"CLAIM"	Section 6.5(b)
"CLOSING"	Section 1.4
"CLOSING DATE"	Section 1.4
"COMPANY"	Preamble
"COMPANY BOARD"	Recitals
"COMPANY BYLAWS"	Section 3.1(e)
"COMPANY DISCLOSURE SCHEDULE"	Article III
"COMPANY FILED SEC REPORTS"	Section 3.5
"COMPANY INTELLECTUAL PROPERTY RIGHTS"	Section 3.20
"COMPANY LEASES"	Section 3.9(a)
"COMPANY MATERIAL ADVERSE EFFECT"	Section 3.1(a)

"COMPANY PROPERTY"	Section 3.9(a)
"COMPANY RECOMMENDATION"	Section 6.1(c)
"COMPANY RESTRICTED SHARES"	Section 2.1(e)
"COMPANY SEC REPORTS"	Section 3.4(a)
"COMPANY SHARES"	Recitals
"COMPANY STOCKHOLDER APPROVAL"	Section 3.3(b)
"COMPANY STOCKHOLDERS' MEETING"	Section 6.1(c)
"COMPANY SUBSIDIARY"	Section 3.1(b)
"COMPANY STOCK OPTIONS"	Section 2.1(e)
"COMPANY STOCK OPTION PLAN"	Section 2.1(e)
"COMPANY TITLE INSURANCE POLICY"	Section 3.9(c)
"CONFIDENTIALITY AGREEMENT"	Section 6.6(b)
"DEBT COMMITMENT LETTER"	Section 4.5(b)
"DISCLOSURE CONTROLS"	Section 3.4(b)
"EFFECTIVE TIME"	Section 1.3(a)
"EMPLOYEE BENEFIT PLAN"	Section 6.8(a)
"EMPLOYEE PROGRAMS"	Section 3.10(a)
"ENVIRONMENTAL CLAIMS"	Section 3.12
"ENVIRONMENTAL LAWS"	Section 3.12
"EQUITY COMMITMENT LETTER"	Section 4.5(b)
"EXCHANGE ACT"	Section 3.4(a)
"EXCLUDED PARTY"	Section 6.4(b)
"EXCLUDED SHARES"	Section 2.1(c)
"EXON-FLORIO AMENDMENT"	Section 6.2
"FEDERAL RESERVE"	Section 3.26(a)
"GAAP"	Section 3.4(a)
"GOVERNMENTAL ENTITY"	Section 3.7
"GRANT"	Section 2.2(b)
"GROUND LEASES"	Section 3.9(a)
"GUARANTOR"	Section 4.5(c)
"GUARANTY"	Section 4.5(c)
"HAZARDOUS MATERIAL"	Section 3.12
"HOLA"	Section 3.26(a)
"INDEMNIFIED PARTY"	Section 6.5(a)
"INTELLECTUAL PROPERTY"	Section 3.20
"INTERIM PERIOD"	Section 5.1
"INTERNAL CONTROLS"	Section 3.4(b)
"IRS"	Section 3.10(a)
"LAWS"	Section 3.7
"LENDER"	Section 4.5(b)
"LIEN"	Section 3.1(c)
"MARYLAND COURTS"	Section 9.12(a)
"MATCHING PERIOD"	Section 6.4(d)
"MATERIAL CONTRACT"	Section 3.14(a)
"MATERIAL SUBSIDIARY"	Section 3.1(b)
"MERGER"	Recitals
"MERGER CONSIDERATION"	Section 2.1(b)
"MERGER SUB"	Preamble
"MERGER SUB PREFERRED STOCK"	Section 2.1(a)
"MGCL"	Recitals
"NYBL"	Section 3.26(a)

"NYSE"	Section 3.1(a)
"OPTION CONSIDERATION"	Section 2.1(e)
"OUTSIDE DATE"	Section 8.1(b)
"OTHER FILINGS"	Section 6.2
"PARENT"	Preamble
"PARENT MATERIAL ADVERSE EFFECT"	Section 4.1(a)
"PAYING AGENT"	Section 2.2(a)
"PAYMENT FUND"	Section 2.2(a)
"PERMITS"	Section 3.24
"PERMITTED ENCUMBRANCES"	Section 3.9(a)
"PERMITTED LIENS"	Section 3.9(a)
"POST-SIGNING RETURNS"	Section 6.9
"PREFERRED SHARES"	Section 3.2(a)
"PROPERTY RESTRICTIONS"	Section 3.9(a)
"PROXY STATEMENT"	Section 6.1(a)
"REIT"	Section 3.13(b)
"RESTRICTED ENTITIES"	Section 3.26(a)
"REQUIRED INFORMATION"	Section 6.14(a)
"S-O ACT"	Section 3.4(a)
"SDAT"	Section 1.3(a)
"SECURITIES ACT"	Section 3.2(f)
"SHOPKO"	Section 3.13(p)
"SOLICITATION PERIOD END DATE"	Section 6.4(a)
"STOCK PURCHASE AGREEMENT"	Recitals
"SUPERIOR PROPOSAL"	Section 6.4(h)
"SURVIVING COMPANY"	Section 1.1
"SURVIVING COMPANY BYLAWS"	Section 1.2(c)
"SURVIVING COMPANY CHARTER"	Section 1.2(b)
"SURVIVING COMPANY PREFERRED STOCK"	Section 2.1(a)
"TAKEOVER STATUTES"	Section 3.17
"TAX" AND "TAXES"	Section 3.13(o)
"TAX RETURNS"	Section 3.13(o)
"THIRD PARTY"	Section 3.14(a)
"THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS"	Section 3.20
"WACHOVIA SECURITIES"	Section 3.15

        9.4    Interpretation.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise and the word "including" shall mean "including without limitation." References to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        9.5    Non-Survival of Representations, Warranties, Covenants and Agreements.     Except for Articles I and II, Sections 6.5, 6.8 and 6.9 and any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and (b) thereafter there shall be no liability on the part of any of Parent, Merger Sub or the Company or any of their respective officers, trustees, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

        9.6    Performance Guaranty.     Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof.

        9.7    Transfer Taxes.     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by the Parent when due, and the Parent shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, the Parent shall, and shall cause its affiliates to, join in the execution of any such Tax returns and other documentation. The Company and Parent shall cooperate to minimize the amount of any such Taxes.

        9.8    Enforcement.     The parties hereto agree that irreparable damage to Parent and Merger Sub would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Company. It is accordingly agreed that, prior to termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal and state courts located in Maryland, this being in addition to any other remedy to which Parent or Merger Sub are entitled at law or in equity. The parties acknowledge that the Company shall not be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or any remedy to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedies with respect to any such breach shall be the remedies set forth in the following sentence and the Guaranties; provided, however, that the Company shall be entitled to enforce specifically Sections 6.6, 6.7, the last sentence of 6.13(a) and 6.15. The Company agrees that, to the extent it or its Subsidiaries have incurred losses or damages of any kind in connection with this Agreement, (i) the maximum aggregate liability of Parent, Merger Sub and the Guarantors for such losses or damages of any kind shall be limited to $312,000,000, (ii) the maximum liability of the Guarantors, directly or indirectly, shall be limited to the respective several obligations of such Guarantors under the Guaranties and (iii) in no event shall the Company or its Subsidiaries seek to recover any money damages in excess of such amount in clause (i) from the Parent, Merger Sub or the Guarantors (subject to clause (ii)) or any of their respective Representatives in connection therewith.

        9.9    Miscellaneous.     This Agreement (a) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Stock Purchase Agreement, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof including, but not limited to, the Memorandum of Understanding between the Company and Macquarie Securities (USA) Inc. dated January 3, 2007, and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person (except as set forth below) any rights or remedies hereunder.

        9.10    Assignment; Benefit.     Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent or Merger Sub may assign, in their sole discretion, any or all of their rights, interests and obligations under this Agreement (i) to Parent or to any direct or indirect wholly owned Subsidiary or Affiliate of Parent, (ii) to a lender or financial institution as collateral for indebtedness or (iii) after the Effective Time, in connection with a merger, consolidation or sale of all or substantially all of the assets of Parent, the Surviving Company or their Subsidiaries, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement if such assignee does not perform such obligations. Notwithstanding anything contained in this Agreement to the contrary (except for the provisions of Section 6.5 hereof which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.11    Severability.     If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. The parties further agree to negotiate in good faith to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

        9.12    Choice of Law/Consent to Jurisdiction.

          (a)   All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws. Each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland ("Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum.

          (b)   Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        9.13    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

        9.14    Non-Recourse.     Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No past, present or future incorporator, member, partner, stockholder or Representative of the Company, Parent or Merger Sub or any of their respective Affiliates shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation, or proceeding based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort, strict liability, other Laws or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

REDFORD HOLDCO, LLC
By	/s/ MICHAEL DORRELL
	Name	Michael Dorrell
	Title	Treasurer
REDFORD MERGER CO.
By	/s/ MICHAEL DORRELL
	Name	Michael Dorrell
	Title	Treasurer
SPIRIT FINANCE CORPORATION
By	/s/ MORTON H. FLEISCHER
	Name	Morton H. Fleischer
	Title	Chairman of the Board

EXHIBIT A

FORM OF LIMITED GUARANTY

LIMITED GUARANTY

        Limited Guaranty, dated as of March 12, 2007 (this "Limited Guaranty"), by                        (the "Guarantor") in favor of Spirit Finance Corporation, a Maryland corporation (the "Guaranteed Party"). Reference is hereby made to the Agreement and Plan of Merger among Redford Holdco, LLC, a Delaware limited liability company ("Parent"), Redford Merger Co., a Maryland corporation ("Merger Sub"), and the Guaranteed Party, dated as of March 12, 2007 (as the same may be amended from time to time, the "Merger Agreement"). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

        1.    Limited Guaranty.     The Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Party, as and to the extent provided in Section 2 below, the payment and performance of    % of Parent's and Merger Sub's payment obligations (collectively, the "Guaranteed Obligations") to the Guaranteed Party arising under, or in connection with, the Merger Agreement; provided that the maximum aggregate liability of the Guarantor hereunder shall not exceed $            (the "Maximum Amount"), it being understood that this Guarantee may not be enforced without giving effect to the Maximum Amount. The Guaranteed Party hereby agrees that the Guarantor shall in no event be required to pay to any Person more than the Maximum Amount under, or in respect of, or in connection with this Limited Guaranty and the Guarantor shall not have any obligation or liability to any Person under this Limited Guaranty other than as expressly set forth herein. Notwithstanding anything to the contrary contained in this Limited Guaranty or any other document, the obligations of Guarantor under this Agreement and of any other parties under any other limited guaranties in favor of the Guaranteed Party in connection with the Merger Agreement and the transactions contemplated thereby (collectively, the "Other Limited Guaranties") shall be several and not joint. Notwithstanding anything else to the contrary herein, this Limited Guaranty is only a guaranty to provide the Guaranteed Party monetary damages in respect of the Guaranteed Obligations and shall not provide injunctive relief or specific performance of any obligations under the Merger Agreement by the Guarantor or any of its Affiliates as a remedy to the Guaranteed Party in respect of such Guaranteed Obligations.

        2.    Terms of Limited Guaranty.

          (a)   This Limited Guaranty is one of payment and performance, not collection. The Guarantor reserves the right to assert defenses, if any, which Parent or Merger Sub may have under the Merger Agreement.

          (b)   The liability of the Guarantor under this Limited Guaranty shall, to the fullest extent permitted under applicable Law, be absolute, unconditional and irrevocable.

          (c)   The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Guaranteed Party upon this Limited Guaranty or acceptance of this Limited Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Guaranteed Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty. When pursuing its rights and remedies hereunder against the Guarantor, the Guaranteed Party shall be under no obligation to pursue such rights and remedies it may have against Parent, Merger Sub or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Party to pursue such other rights or remedies or to collect any payments from Parent, Merger Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Guaranteed Party of Parent or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Guaranteed Party.

          (d)   The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, promptness, diligence, obligation to protect, secure or perfect any security interest and any notice except for notices in accordance with Section 8.1 of the Merger Agreement.

          (e)   The Guaranteed Party shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made, and the Guarantee shall be reinstated and shall continue even if otherwise terminated.

        3.    Sole Remedies.     The Guaranteed Party acknowledges and agrees that the sole cash asset of Parent and Merger Sub is cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Merger Sub unless the Closing occurs. The Guaranteed Party further agrees that it has no right of recovery in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby against the Guarantor, any former, current or future, direct or indirect, Representative of the Guarantor, any former, current or future, direct or indirect, holder of any equity interests or securities of the Guarantor (whether such holder is a limited or general partner, member, stockholder or otherwise), any former, current or future assignee of the Guarantor or any former, current or future Representative or assignee of any of the foregoing (each such Person, a "Related Person"), through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim by or on behalf of Parent or Merger Sub against the Guarantor or any Related Person, or otherwise, except for its rights against the Guarantor under this Limited Guaranty; provided, however, that this provision shall not limit the liability of any other guarantor to the Guaranteed Party pursuant to the Other Limited Guaranties in respect of liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Recourse against the Guarantor under this Limited Guaranty shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates against the Guarantor and any Related Person in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its Affiliates and stockholders not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any Related Person, except for claims of the Guaranteed Party against the Guarantor under this Limited Guaranty. Nothing set forth in this Limited Guaranty shall affect any liability of Parent or Merger Sub or any other guarantor under the Other Limited Guaranties to the Guaranteed Party or shall confer or give to any Person other than the Guaranteed Party any rights or remedies against any Person, including the Guarantor, except as expressly set forth herein.

        4.    Termination.     This Limited Guaranty shall terminate and the Guarantor shall have no further obligation under this Limited Guaranty as of the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms by mutual consent of the parties; (iii) ninety (90) days following the termination of the Merger Agreement under any circumstance other than pursuant to clause (ii) of this paragraph unless the Guaranteed Party provides written notice to the Guarantor within such 90-day period of its intent to seek recovery under this Guaranty; and (iv) the one-year anniversary of the date hereof. Notwithstanding the foregoing, if on the date of termination of this Limited Guaranty any proceeding to enforce this Limited Guaranty has been commenced or written notice of intent to seek recovery has been sent by the Guaranteed Party to the Guarantor, Guarantor's obligations hereunder shall survive such termination until such proceeding is finally and conclusively resolved.

        5.    Continuing Guarantee.     Until terminated pursuant to the provisions of Section 4 hereof, this Limited Guaranty shall be a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Party and its successors, transferees and assigns. All obligations to which this Limited Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

        6.    Entire Agreement.     This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand, except for the Merger Agreement, the Other Limited Guaranties, the Stock Purchase Agreement and the Confidentiality Agreement.

        7.    Amendments and Waivers.     No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party or, in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guaranty will operate as a waiver thereof.

        8.    Counterparts.     This Limited Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Limited Guaranty will become effective when duly executed by each party hereto.

        9.    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission), on the next Business Day if sent by prepaid overnight carrier (providing proof of delivery), on the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or on the date delivered if sent by email (providing confirmation of receipt) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

  (i)
  if to the Guarantor:

    with a copy (for informational purposes only) to:

    Latham & Watkins LLP
    53rd at Third
    885 Third Avenue
    New York, NY 10022-4834
    Attention: Edward Sonnenschein, Esq.
                      David Kurzweil, Esq.
    Facsimile: (212) 751-4864
    Email: ted.sonnenschein@lw.com
               david.kurzweil@lw.com

  (ii)
  if to the Guaranteed Party:

    Spirit Finance Corporation
    14631 N. Scottsdale Road, Suite 200
    Scottsdale, AZ 85254
    Attention: Catherine Long
    Facsimile: (480) 606-0826
    Email: clong@spiritfinance.com

    with a copy (for informational purposes only) to:

    Kutak Rock LLP
    Suite 3100
    1801 California Street
    Denver, CO 80202
    Attention: Paul E. Belitz, Esq.
    Facsimile: (303) 292-7799
    Email: Paul.Belitz@kutakrock.com

        10.    Governing Law.     This Limited Guaranty, the rights of the parties and all actions arising in whole or part under or in connection herewith will be governed by and construed in accordance with the laws of the State of New York.

        11.    Jurisdiction; Venue; Waiver of Service of Process.

          (a)    Jurisdiction.    Each party to this Limited Guaranty, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in the Borough of Manhattan in The City of New York for the purpose of any action between the parties arising in whole or in part under or in connection with this Limited Guaranty, (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Limited Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

          (b)    Venue.    Each party agrees that for any action between the parties arising in whole or in part under or in connection with this Limited Guaranty, such party will bring actions only in the State of New York.

          (c)    Service of Process.    Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Limited Guaranty in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

        12.    Representations and Warranties.     The Guarantor hereby represents and warrants to the Guaranteed Party that (a) it has all power and authority to execute, deliver and perform this Limited Guaranty; (b) the execution, delivery and performance of this Limited Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary action, and no other proceedings or actions on the part of the undersigned are necessary therefor; (c) this Limited Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the undersigned in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); (d) the execution, delivery and performance by the undersigned of this Limited Guaranty do not and will not (i) violate the organizational documents of the undersigned or (ii) violate any applicable Law; and (e) the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its Guaranteed Obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 5 hereof.

        13.    No Assignment.     Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party), except that if all or a portion of the Guarantor's equity commitment is assigned in accordance with the terms thereof, then a corresponding portion of its Guaranteed Obligations hereunder may be assigned to the same assignee; provided that any such assignment shall not relieve the Guarantor of its obligations hereunder. [Notwithstanding the foregoing, Macquarie Bank Limited may assign all or a portion of its Guaranteed Obligations hereunder to an Affiliate (and Macquarie Bank Limited shall be relieved of its obligations hereunder with respect to such assigned portion of its Guaranteed Obligations) without the Guaranteed Party's consent if the Affiliate assignee assumes this Guaranty and Macquarie Bank Limited's obligations hereunder in writing and such assignment is made in connection with an internal restructuring of the Macquarie Group's operations and at the time of such assignment such Affiliate has been assigned at least an investment grade credit rating from either Standard & Poor's Rating Group or Moody's Investors Services, Inc.](1)

(1)
For Macquarie's Limited Guaranty only.

        14.    Waiver of Jury Trial.     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

        15.    Severability.     Any term or provision of this Limited Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum

Amount provided in Section 1 hereof and to the provisions of Sections 3 and 4 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Limited Guaranty or any part hereof is invalid, illegal or unenforceable. The Guaranteed Party agrees that it will not assert any claim against Guarantor with respect to the Guaranteed Obligations in excess of the Maximum Amount.

        16.    Headings.     The headings contained in this Limited Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

        17.    Subrogation.     Upon receipt by the Guaranteed Party of the Guaranteed Obligations in full (up to $312,000,000 as set forth in the Merger Agreement) in cash owing to the Guaranteed Party by the Guarantor, the guarantors under the Other Limited Guaranties and by Parent and Merger Sub, the Guarantor shall be subrogated to the rights of the Guaranteed Party against Parent and Merger Sub for claims related to the Guaranteed Obligations, and the Guaranteed Party agrees to take, at the Guarantor's expense, such steps as the Guarantor may reasonably request to implement such subrogation.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of the date first written above.

GUARANTOR:	[				]
		By:	[		]
By:
Name:
Title:
GUARANTEED PARTY:
SPIRIT FINANCE CORPORATION
By:
Name:
Title:

APPENDIX B
Opinion of Wachovia Securities

March 11, 2007

The Board of Directors
Spirit Finance Corporation
14631 North Scottsdale Road, Suite 200
Scottsdale, Arizona 85254

Members of the Board:

        You have asked Wachovia Capital Markets, LLC ("Wachovia Securities") to advise you with respect to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.01 per share ("Company Common Shares"), of Spirit Finance Corporation (the "Company") other than Redford Holding Co. LLC ("Parent") and its affiliates of the Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, draft dated as of March 11, 2007 (the "Agreement"), by and among Parent, Redford Merger Co., a wholly owned subsidiary of Parent ("Merger Sub"), and the Company. Pursuant to the Agreement, the Company will merge with Merger Sub (the "Merger") and each outstanding Company Common Share will be converted into the right to receive $14.50 in cash (the "Merger Consideration").

        In arriving at our opinion, we have, among other things:

  •
  Reviewed the Agreement, including the Form of Guaranty attached as Exhibit A thereto.

  •
  Reviewed the Stock Purchase Agreement, draft dated as of March 11, 2007, pursuant to which Parent has agreed to purchase 6,150,000 Company Common Shares.

  •
  Reviewed, and discussed with the management of the Company, certain business, financial and other information, including financial forecasts, regarding the Company that were furnished to us by the management of the Company.

  •
  Reviewed certain periodic reports and other publicly available information regarding the Company.

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  Reviewed the stock price and trading history of Company Common Shares.

  •
  Considered certain business, financial and other information regarding the Company and compared that information with corresponding information for certain other publicly traded companies that we deemed relevant.

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  Considered the proposed financial terms of the Merger and compared them with the financial terms of certain other business combinations and other transactions that we deemed relevant.

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  Performed a discounted cash flow analysis based upon financial forecasts and other estimates provided by management of the Company, and other assumptions discussed with and confirmed as reasonable by the management of the Company.

  •
  Performed an analysis of the net asset value of the Company based upon forecasts of net operating income provided by the management of the Company and market capitalization rates derived from industry sources, which rates were discussed with and confirmed as reasonable by management of the Company.

  •
  Considered other information, such as financial studies, analyses and investigations, as well as financial and economic and market criteria, that we deemed relevant.

        In connection with our review, we have assumed and relied upon the accuracy and completeness of the foregoing financial and other information, including all information, analyses and assumptions relating to accounting, legal and tax matters, and we have not assumed any responsibility for, nor independently verified; such information. We have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. We have relied upon financial forecasts regarding the Company that were furnished to us by the management of the Company and we have been advised and have assumed that such financial forecasts, as well as the estimates, judgments, allocations and assumptions upon which such financial forecasts are based have been reasonably formulated and reflect the best currently available estimates, judgments, allocations and assumptions of the management of the Company regarding the future financial performance of the Company. We assume no responsibility for, and express no view as to, any such financial forecasts or the estimates, judgments, allocations or assumptions upon which they are based. In arriving at our opinion, we have not prepared or obtained any independent evaluations or appraisals of the assets or liabilities of the Company, including any contingent liabilities nor have we been provided with any such evaluations or appraisals.

        In rendering our opinion, we have assumed that the Merger will be consummated on the terms set forth in the Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed or other actions taken that will adversely effect the Merger in any manner material to our analysis. We also assumed that the Agreement and the Stock Purchase Agreement, when executed and delivered by the parties thereto, would conform to the drafts reviewed by us in all respects material to our analyses. Our opinion is necessarily based upon economic, market, financial and other conditions and information available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion only addresses the fairness from a financial point of view of the Merger Consideration to be received by holders of Company Common Shares other than Parent and its affiliates and does not address any other terms of the Merger or any other agreements, arrangements or understandings entered into in connection with the Merger or otherwise. In addition, our opinion does not address the relative merits of the Merger as compared with other business strategies or transactions that may be available to or may have been considered by the Company's management, its Board of Directors or any committee thereof. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

        Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the Company in connection with the Agreement and will receive a fee for such advisory services, payable upon consummation of the Merger. We will also receive a fee upon delivery of this opinion, a portion of which may be credited against our fee for advisory services. In addition, the Company has agreed to reimburse our expenses and to indemnify us and certain related parties against certain liabilities arising out of our engagement.

        We and our affiliates provide a full range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading; brokerage advice and services; and commercial loans. In that regard, Wachovia Securities and/or its affiliates served as a joint-lead manager of the Company's $185 million follow-on common equity offering in June 2006 and served as the underwriter in connection with the Company's equity offering of $100 million of Company Common Shares in December 2006, for which services we received compensation. In the future we may provide investment and commercial banking advice and services to, and otherwise seek to expand or maintain our business and commercial relationships with the Company, Parent, and/or certain of their affiliates, for which we would expect to receive compensation. In the ordinary course of our business, we may trade in the securities and other financial instruments including bank loans of the Company, Parent and/or certain of their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities and financial instruments.

        This opinion is for the information and use of the Board of Directors of the Company in connection with their consideration of the Merger. Our opinion does not address the merits of the underlying decision by the Company to enter into the Agreement or any related transaction and does not and shall not be deemed to constitute a recommendation to any holder of the Company Common Shares as to how such holder should vote or act on any matter relating to the Merger.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and such other factors that we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of Company Common Shares other than Parent and its affiliates pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

Wachovia Capital Markets, LLC

PROXY/VOTING INSTRUCTION CARD

SPIRIT FINANCE CORPORATION
14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254

ANNUAL MEETING DATE: June 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

        The undersigned stockholder of Spirit Finance Corporation (the "Company"), a Maryland corporation, hereby constitutes and appoints Christopher H. Volk and Catherine Long, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to attend and vote on behalf of the undersigned, as designated below, according to the number of shares of the Company's common stock, $.01 par value per share, held of record by the undersigned at the close of business on April 23, 2007, and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present, at the Annual Meeting of Stockholders to be held at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona on Friday, June 15, 2007, 9:00 a.m. local time, and at any postponements or adjournments thereof.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this Proxy will be voted IN FAVOR of the election of all listed nominees to the Board of Directors and FOR each of the other items set forth on the Proxy.

        Please mark boxes /x/ in ink. Sign, date and return this Proxy promptly, using the enclosed envelope.

1.
Proposal to approve the merger of Redford Merger Co. with the Company on substantially the terms and conditions set forth in the Agreement and Plan of Merger dated as of March 12, 2007, by and among Redford Holdco, LLC, Redford Merger Co. and the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
Election of Directors.

☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY as to all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

Nominees:
Morton H. Fleischer, Christopher H. Volk, Willie R. Barnes, Linda J. Blessing, Dennis E. Mitchem, Paul F. Oreffice, James R. Parish, Kenneth B. Roath, Casey J. Sylla and Shelby Yastrow

3.
Proposal to consider the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
Proposal to approve any adjournments of the annual meeting for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the annual meeting to approve the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.
In the discretion of such proxy holders, upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated                        , 2007 and the Proxy Statement furnished therewith, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Dated	, 2007

Authorized Signature
Title
Authorized Signature
Title

        Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

        To save the Company additional vote solicitation expenses, please sign, date and return this Proxy promptly, using the enclosed envelope.

NON-VOTING INSTRUCTIONS

        ☐    ANNUAL MEETING. Please check here to indicate that you plan to attend the Annual Meeting of Stockholders on June 15, 2007.